Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GATEHOUSE MEDIA, INC., et al.,	)	Case No. 13-[ ] ([ ])
)
Debtors.[1]	)	Joint Administration Requested
)

DISCLOSURE STATEMENT FOR THE DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH SECTION 1125 AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

YOUNG CONAWAY STARGATT &

TAYLOR, LLP

Pauline K. Morgan

Joel A. Waite

Patrick A. Jackson

Ryan M. Bartley

Laurel D. Roglen

Rodney Square

1000 North King Street

[1]	The Debtors, together with the last four digits of each of the Debtors’ federal tax identification number, are: GateHouse Media, Inc., Copley Ohio Newspapers, Inc., ENHE Acquisition, LLC, Enterprise NewsMedia Holding, LLC, Enterprise NewsMedia, LLC, Enterprise Publishing Company, LLC, GateHouse Media Arkansas Holdings, Inc., GateHouse Media California Holdings, Inc., GateHouse Media Colorado Holdings, Inc., GateHouse Media Connecticut Holdings, Inc., GateHouse Media Corning Holdings, Inc., GateHouse Media Delaware Holdings, Inc., GateHouse Media Directories Holdings, Inc., GateHouse Media Florida Holdings, Inc., GateHouse Media Freeport Holdings, Inc., GateHouse Media Holdco, Inc., GateHouse Media Illinois Holdings II, Inc., GateHouse Media Illinois Holdings, Inc., GateHouse Media Intermediate Holdco, Inc., GateHouse Media Iowa Holdings, Inc., GateHouse Media Kansas Holdings II, Inc., GateHouse Media Kansas Holdings, Inc., GateHouse Media Lansing Printing, Inc., GateHouse Media Louisiana Holdings, Inc., GateHouse Media Management Services, Inc., GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc., GateHouse Media Michigan Holdings II, Inc., GateHouse Media Michigan Holdings, Inc., GateHouse Media Minnesota Holdings, Inc., GateHouse Media Missouri Holdings II, Inc., GateHouse Media Missouri Holdings, Inc., GateHouse Media Nebraska Holdings II, Inc., GateHouse Media Nebraska Holdings, Inc., GateHouse Media Nevada Holdings, Inc., GateHouse Media New York Holdings, Inc., GateHouse Media North Dakota Holdings, Inc., GateHouse Media Ohio Holdings, Inc., GateHouse Media Oklahoma Holdings, Inc., GateHouse Media Operating, Inc., GateHouse Media Pennsylvania Holdings, Inc., GateHouse Media Suburban Newspapers, Inc., GateHouse Media Tennessee Holdings, Inc., GateHouse Media Ventures, Inc., George W. Prescott Publishing Company, LLC, Liberty SMC, L.L.C., Low Realty, LLC, LRT Four Hundred, LLC, Mineral Daily News Tribune, Inc., News Leader, Inc., SureWest Directories, Terry Newspapers, Inc., and The Peoria Journal Star, Inc.

Wilmington, Delaware

19801 Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Proposed Counsel to the Debtors

and Debtors in Possession

-and-

CLEARY GOTTLIEB STEEN &

HAMILTON LLP

James L. Bromley

Sean A. O’Neal

Humayun Khalid

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Counsel to Plan Sponsor

Dated: September 20, 2013

DISCLAIMER

This Disclosure Statement2 contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All holders of Claims entitled to vote are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting. The Debtors believe that these summaries are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, the Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in the Disclosure Statement and the terms and provisions of the Plan or the other documents and financial information incorporated in the Disclosure Statement by reference, the Plan or the other documents and financial information, as the case may be, shall govern for all purposes.

Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement shall not constitute or be construed as a guarantee of the accuracy or completeness of the information contained herein or an endorsement of the merits of the Plan by the Bankruptcy Court. The statements and financial information contained in this Disclosure Statement have been made as of the date of the Disclosure Statement unless otherwise specified. Holders of Claims reviewing the Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in the Disclosure Statement since the date of the Disclosure Statement. Each holder of a Claim entitled to vote on the Plan should carefully review the Plan and this Disclosure Statement in their entirety before casting a ballot. No holder of a Claim should rely on any information, representations, or inducements made to obtain an acceptance of the Plan that are other than as set forth, or are inconsistent with, the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. The Disclosure Statement does not constitute legal, business, financial, or tax advice. Any entities desiring any such advice should consult with their own advisors.

The securities described in this Disclosure Statement to be issued under the Plan will be issued in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. This Disclosure Statement has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”), nor has the commission commented upon the accuracy or adequacy of the statements contained in this Disclosure Statement. Likewise, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court. The Debtors are soliciting acceptances to the Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code.

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise. The financial projections, attached hereto as Exhibit B and described in this Disclosure Statement, have been prepared by the Debtors’ management in consultation with their advisors. The financial projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management. Important factors that may affect actual results and cause the management forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors. The Debtors caution that no representations can be made as to the accuracy of these projections or to the ultimate performance of the

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Debtors’ Joint Prepackaged Chapter 11 Plan (the “Plan”), attached hereto as Exhibit A, or GateHouse Media, Inc.’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2012, and the Quarterly Reports filed on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, the entirety of which are publicly available at (a) the Debtors’ investor relations website, located at http://investors.gatehousemedia.com and (b) the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system, located at http://www.sec.gov/edgar/searchedgar/webusers.htm.

Reorganized Debtors and the new holding company to be named the New Media Investment Group Inc. (“New Media”) and any subsidiaries of the foregoing (together, the “Reorganized New Media Group”) compared to the information contained in the forecasts or that the forecasted results will be achieved. Therefore, the financial projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigations or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence. As such, this Disclosure Statement shall not be admissible in any non-bankruptcy proceeding involving the Debtors or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial or other effects of the Plan to holders of Claims against, or Interests in, the Debtors or any other party in interest. Please see ARTICLE VIII of this Disclosure Statement, entitled “Certain Factors to be Considered” for a discussion of certain risk factors that a creditor voting on the Plan should consider.

(i)

7.19	Release of Liens	36
7.20	Conditions Precedent to the Effective Date	36
7.21	Modification of Plan	37
7.22	Revocation or Withdrawal of Plan	37
7.23	Confirmation of the Plan	37
7.24	Payment of Statutory Fees	37
7.25	Reservation of Rights	37
7.26	Plan Supplement Exhibits	38

ARTICLE VIII CERTAIN FACTORS TO BE CONSIDERED		38
8.1	General	38
8.2	Risks Related to the Plan and Other Bankruptcy Law Considerations	38
8.3	Business-Specific Risk Factors	44
8.4	Disclosure Statement Disclaimer	54

ARTICLE IX IMPORTANT SECURITIES LAW DISCLOSURE		56

ARTICLE X CONFIRMATION PROCEDURES		57
10.1	The Confirmation Hearing	57
10.2	Confirmation Standards	57
10.3	Best Interests Test/Liquidation Analysis	58
10.4	Feasibility	58
10.5	Confirmation Without Acceptance by All Impaired Classes	58

ARTICLE XI ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		59

ARTICLE XII CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES		59
12.1	Introduction	59
12.2	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors	60
12.3	Certain U.S. Federal Income Tax Consequences of the Plan to Holders of Allowed Secured Debt Claims	61
12.4	Certain U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders of the Ownership and Disposition of New Media Stock	63

ARTICLE XIII CONCLUSION AND RECOMMENDATION		65

APPENDIX: RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES		76

(ii)

LIST OF EXHIBITS

Exhibit A	GateHouse Prepackaged Chapter 11 Plan

Exhibit B	Financial Projections

Exhibit C	Support Agreement

Exhibit D	Unaudited Liquidation Analysis of the Debtors

Exhibit E	Unaudited Valuation Analysis of New Media

Exhibit F	Corporate Structure Charts

Exhibit G	Management Agreement

Exhibit H	Investment Commitment Letter

Exhibit I	New Debt Facility Term Sheet

Exhibit J	Registration Rights Terms

(iii)

INTRODUCTION

GateHouse Media, Inc. (“GateHouse”), and its affiliated debtors (collectively, the “Debtors” or the “Company”) are one of largest publishers of locally based print and online media in the United States as measured by number of daily publications. GateHouse was incorporated in Delaware in 1997 for purposes of acquiring a portion of the daily and weekly newspapers owned by American Publishing Company. GateHouse’s business model is to be the preeminent provider of local content, advertising and digital marketing services to the small and midsize markets it serves. Its portfolio of products, which includes 404 community publications, 343 related websites, 313 mobile sites and six yellow page directories, serves over 128,000 business advertising accounts and reaches approximately 10 million people on a weekly basis.

The Debtors’ operations have been impacted by a highly competitive industry in the United States and the most recent severe economic recessions. The Debtors compete for audience and advertising revenues with many traditional media businesses including direct mail, directories, radio, television, outdoor advertising and other newspaper publications. In addition, the Debtors now compete extensively with web, mobile and tablet technology companies for audience and advertising revenues. The migration of consumer habits toward the web and the resulting decline in the use of local print media has adversely affected the Debtors’ businesses. The Debtors have continually evaluated their financial and strategic options in response to the challenging industry environment and the upcoming maturity of at least $1.17 billion of secured debt under its Credit Agreement in August 2014.

The Company entered into negotiations with lenders under the Credit Agreement, including Newcastle Investment Corp. (the “Plan Sponsor”) and certain of its affiliates. On February 19, 2013, the Company’s board of directors delegated to a special committee (the “Special Committee”) the exclusive, full, and plenary power and authority of the board, to the fullest extent permitted by applicable law, with respect to the review, evaluation, and approval or rejection on behalf of the Company of any potential Plan Sponsor proposal and the review and evaluation of strategic alternatives and all matters pertaining thereto. On September 4, 2013, the Debtors announced that the Debtors, the Plan Sponsor, and other Lenders under the Credit Agreement (collectively, the “Participating Lenders”) and Cortland Products Corp. (formerly known as Gleacher Products Corp., the “Credit Agreement Administrative Agent”) entered into the Support Agreement, as may be amended, supplemented or modified from time to time, in which the parties agreed to support, subject to the terms and conditions thereof, the restructuring of the Secured Debt Claims pursuant to the consummation of a pre-packaged chapter 11 plan.

As of the date hereof, holders (including Plan Sponsor and certain of its affiliates) of 37 in number, at least $961,296,801 in amount (representing approximately 80.3%) of the outstanding principal of the Secured Debt Claims (including certain amounts pending trade settlement) have entered into the Support Agreement. For additional discussion of the Support Agreement, please see Section 1.2 herein.

By this Disclosure Statement and the accompanying materials, the Debtors are soliciting the votes of the holders of Secured Debt Claims on the Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code.

This Disclosure Statement provides information regarding the Plan, a copy of which is attached hereto as Exhibit A. The Debtors believe that the Plan is in the best interests of all holders of Claims and Interests. Accordingly, the Debtors urge all such holders entitled to vote on the Plan to vote to accept the Plan.

ARTICLE I

PLAN OVERVIEW

1.1	Plan Structure Overview

The Plan effects the transactions contemplated by the Support Agreement, including the discharge of Claims and Interests, primarily, through the: (a) issuance of shares of common stock in a new holding company, New Media Investment Group Inc. (“New Media”, and such common stock, “New Media Stock”) and/or payment of Cash to holders of the Secured Debt Claims; (b) the reinstatement of certain Claims; (c) entry into the Management Agreement between an affiliate of the Plan Sponsor and New Media; (d) issuance of Warrants by New Media to holders of GateHouse Interests; and (e) entry into an New Debt Facility (if any), the net proceeds of which go to holders that elect the New Media Distribution. Specifically, as more fully described below, holders of Allowed

Secured Debt Claims will receive, at their election as set forth under the Plan, their pro rata share of New Media Stock (with ownership interests in the reorganized Company) and/or cash. Holders of Allowed General Unsecured Claims are Unimpaired under the Plan. Holders of Allowed GateHouse Interests will receive Warrants. GateHouse Interests will be extinguished on the Effective Date. Holders of Allowed Administrative Claims, Allowed Secured Tax Claims, Allowed Other Secured Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Professional Claims will be paid in full in Cash from Cash on hand and from the Debtors’ existing assets or reinstated, as applicable. The Plan constitutes a separate Plan with respect to each Debtor.

Pursuant to the Plan, Plan Sponsor will also contribute 100% of the stock of Local Media Group Holdings LLC (“Local Group”), the 100% owner of Dow Jones Local Media Group, Inc. (“DJLMG”), a company consisting of eight daily community newspapers, thirteen weeklies, and $33 million of appraised real estate value, to New Media and assign its rights under a stock purchase agreement (the “DJ SPA”) to New Media, each on the Effective Date (collectively, the “DJ Contribution”) in exchange for shares of New Media Stock and, at Plan Sponsor’s election in its sole discretion, $50,000 of Cash, collectively equal in value (the “DJ Contribution Value”) to the cost of the DJ Acquisition (as adjusted by the Plan Sponsor). For the avoidance of doubt, the distribution of shares of New Media Stock in exchange for the DJ Contribution will not occur prior to the distribution of the New Debt Facility Net Proceeds (if any) to the holders of New Media Stock.

New Media intends to distribute 75% of its free cash flow to its shareholders, subject to the approval of its Board of Directors, and reinvest the remainder in accretive acquisitions. Board approval is likely to depend on numerous factors, including available cash net of cash taxes, interest expense, principal payments under the New Debt Financing (if any), capital expenditures and changes in net working capital.

1.2	Support Agreement and Investment Commitment Letter

On September 4, 2013, the Debtors entered into the Support Agreement, effective September 3, 2013, with the Plan Sponsor, the Participating Lenders and the Credit Agreement Administrative Agent. On September 4, 2013, the Debtors and the Plan Sponsor also entered into an Investment Commitment Letter (the “Investment Commitment Letter”), effective September 3, 2013. The Support Agreement and the Investment Commitment Letter relate to a potential restructuring of the obligations of the Company under the Credit Agreement and under certain interest rate swaps secured thereunder) and GateHouse’s equity pursuant to the Plan under chapter 11 of title 11 of the Bankruptcy Code.

As of the date of the Support Agreement, the Plan Sponsor and its affiliates held approximately 52% of the principal amount currently outstanding under the Credit Agreement (the “Loans”) and the other Participating Lenders held approximately 28.7% of the principal amount of the Loans (in each case, including certain amounts still pending trade settlement). Additional holders of Secured Debt Clams may join the Support Agreement in the future as Participating Lenders.

The Plan Sponsor is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. Funds managed by Fortress Investment Group LLC and its affiliates also beneficially own approximately 39.6% of the outstanding common stock of GateHouse as of June 30, 2013.

In accordance with the Support Agreement and the Investment Commitment Letter, the Plan provides that:

•	the Plan Sponsor (or its Designated Affiliates) will offer to purchase the Allowed Secured Debt Claims in cash and at 40.0% of (a) $1,167,449,812.96 of principal of the Credit Agreement Claims, plus (b) accrued and unpaid interest at the applicable contract non-default rate with respect thereto, plus (c) all amounts due under and subject to the terms of the Swap Liability Agreements (for the avoidance of doubt, excluding any default interest);

•	the holders of the Secured Debt Claims will have the option of receiving, in satisfaction of their Secured Debt Claims, (i) the Cash-Out Distribution and/or (ii) (A) New Media Stock with ownership interests in Reorganized GateHouse and DJLMG, through the DJ Contribution, and (B) the net cash proceeds, if any, of the New Debt Facility;

•	Plan Sponsor will contribute its interests DJLMG to New Media and assign its rights under the DJ SPA to New Media in exchange for issuance of New Media Stock and, at Plan Sponsor’s election in its sole discretion, $50,000 of Cash, collectively equal in value to the cost of the DJ Acquisition, subject to the adjustments set forth in the Support Agreement and described in Section 7.4 herein;

•	on account of its purchase of the Secured Debt Claims in connection with the Cash-Out Distribution, the Plan Sponsor will receive a pro rata share of New Media Stock and the net proceeds, if any, of the New Debt Facility;

•	GateHouse will use commercially reasonable efforts, in light of market conditions and other relevant factors, to raise a New Debt Facility of up to approximately $150 million on the same or better terms for Reorganized GateHouse than those set forth in the New Debt Facility Term Sheet. Entry into a New Debt Facility will not be a condition to the effectiveness of the Restructuring;

•	pension, trade and all other unsecured claims against the Company will be unimpaired by the Restructuring; and

•	equity interests in GateHouse, including warrants, rights and options to acquire such equity interests (collectively, the “Existing Equity Interests”) will be cancelled, and the holders of Existing Equity Interests will receive 10-year warrants issued by New Media pursuant to the New Media Warrant Agreement, collectively representing the right to acquire, in the aggregate, 5% of the New Media Stock (subject to dilution) as of the Effective Date, with the strike price per share for such warrants calculated based on a total equity value of New Media, prior to contribution of Local Media, of $1.2 billion.

GateHouse has agreed that, subject to the conditions of the Support Agreement, if holders of Outstanding Debt sufficient to meet the requisite threshold of 67% in amount and majority in number (calculated without including any insider) necessary for acceptance of the Plan under the Bankruptcy Code (“Bankruptcy Threshold Creditors”) vote to accept the Plan in the Solicitation, GateHouse intends to commence Chapter 11 Cases and seek approval of this Disclosure Statement and confirmation of the Plan. Under the Support Agreement, each of the Participating Lenders has agreed to (a) support and take any reasonable action in furtherance of the restructuring, (b) timely vote their Loans to accept the Plan and not change or withdraw such vote, (c) support approval of this Disclosure Statement and confirmation of the Plan, as well as certain relief to be requested by GateHouse from the Bankruptcy Court, (d) refrain from taking any action inconsistent with the confirmation or consummation of the Plan, and (e) not propose, support, solicit or participate in the formulation of any plan other than the Plan.

Termination Provisions

The Support Agreement will terminate automatically upon certain events, including the following: (i) GateHouse has commenced Chapter 11 cases that are subsequently dismissed or converted to Chapter 7, or a Chapter 11 trustee, responsible officer or examiner with enlarged powers is appointed; (ii) GateHouse has elected to terminate the Support Agreement in accordance with the exercise of its fiduciary duties; or (iii) the occurrence of the earlier of (a) December 16, 2013 and (b) the Effective Date.

In the event of a material breach, the Support Agreement may be terminated by GateHouse, the Plan Sponsor, or Participating Lenders holding a majority in amount of the Loans held by Participating Lenders other than the Plan Sponsor, Fortress Investment Group LLC, and their respective affiliates (the “Majority Unaffiliated Participating Creditors”), respectively, upon delivery of notice and the expiration of a ten business day cure period.

In addition, the Support Agreement may be terminated by the Plan Sponsor or by the Majority Unaffiliated Participating Creditors ten business days after GateHouse receives written notice that any of the following events has occurred and is continuing, if such events have not been cured or waived within such ten business day period: (i) GateHouse has commenced Chapter 11 cases prior to commencing the Solicitation; (ii) fifteen business days have elapsed since the Requisite Participating Creditors became party to the Support Agreement, and the Solicitation has not been commenced; (iii) five business days have elapsed since the completion of a Solicitation in which the

Bankruptcy Threshold Creditors have accepted the Plan, and GateHouse has not commenced the Chapter 11 Cases; (iv) the Investment Commitment Letter has terminated or ceased to be in full force and effect; (v) a court of competent jurisdiction or other governmental or regulatory authority has issued a ruling or order restricting a material aspect of the transaction in a manner materially adverse to the Plan Sponsor or the Participating Lenders; or (vi) GateHouse has commenced the Chapter 11 Cases and (a) an order is entered terminating GateHouse’s exclusive right to file a plan of reorganization, (b) GateHouse fails to file the Plan and Disclosure Statement with the bankruptcy court on the Petition Date, (c) the bankruptcy court has not, within specified time periods, entered interim and final orders (I) authorizing GateHouse to use cash collateral, (II) granting adequate protection to creditors holding the Outstanding Debt, and (III) approving cash managements systems, (d) GateHouse’ consensual use of cash collateral is terminated in accordance with an interim or final cash collateral order entered by the bankruptcy court, (e) the bankruptcy court has not entered an order confirming the Plan within 60 business days after the bankruptcy filing date, (f) GateHouse withdraws the Plan or publicly announces an intention not to proceed with the Plan; GateHouse files any motion, pleading, plan of reorganization and/or disclosure statement, or the bankruptcy court enters any order, in each case, that is materially inconsistent with the term sheet attached to the Support Agreement or materially adversely affects the rights of the party seeking to terminate the Support Agreement, or (g) GateHouse challenges or supports a challenge to, or the bankruptcy court enters an order granting a challenge to, GateHouse’s obligations under or the liens securing the Outstanding Debt, or against the Credit Agreement Administrative Agent, or Participating Lenders.

The Investment Commitment Letter will terminate automatically and immediately if the Support Agreement has terminated or ceased to be in full force and effect. In addition, the Investment Commitment Letter may be terminated upon notice upon certain events, including the following: (a) five business days after written notice of a material breach of the Investment Commitment Letter, unless cured or waived; (b) one business day following GateHouse’s written notice to the Plan Sponsor that GateHouse has elected to terminate the Investment Commitment Letter in accordance with the exercise of its fiduciary duties; or (c) one business day following the Plan Sponsor’s written notice to GateHouse that any of the following events has occurred and is continuing (if not waived by the Plan Sponsor): (i) on October 15, 2013, unless the Requisite Participating Creditors have become party to the Support Agreement or (ii) the Plan Sponsor determines, acting reasonably, that an event occurs that has or could reasonably be expected to have a Material Adverse Effect (as defined in the Investment Commitment Letter) on the business, assets, or operations of GateHouse.

For the avoidance of doubt, all obligations of the Plan Sponsor under the Plan and Disclosure Statement are subject to the terms and conditions of the Support Agreement and the Investment Commitment Letter.

1.3	Credit Amendment

On or around September 4, 2013, GateHouse and certain Lenders (including the Plan Sponsor) constituting the “Required Lenders” under the Credit Agreement entered into Amendment Agreement to the Credit Agreement effective September 3, 2013 (“Credit Amendment”). Pursuant to the terms of the Credit Amendment, GateHouse obtained the following improvement in terms: a clarified and expanded definition of “Eligible Assignee”; an increase in the base amount in the formula used to calculate the “Permitted Investments” basket from $35 million to a base of $50 million; the removal of the requirement that GateHouse’s annual financial statements not have a “going concern” or like qualification to the audit; the removal of a cross default from any Swap Liability Agreement to the 2007 Credit Agreement; the removal of a Bankruptcy Default, as defined therein, arising from actions in furtherance of or indicating consent to the specified actions; and a waiver of any prior Default or Event of Default, as defined therein, including without limitation from the negotiation, entry into, or performance of the Restructuring Support Agreement or the Investment Commitment Letter.

In consideration of the changes described above, GateHouse agreed to pay each of the Lenders party to the Credit Amendment that timely executed and delivered its signature to the Credit Amendment and the Restructuring Support Agreement, an amendment fee equal to 3.5% multiplied by the aggregate outstanding amount of the Loans held (including through trades pending settlement) by such Lender (the “Amendment Fee”), unless waived in writing. Newcastle and certain other Lenders elected to waive their Amendment Fee pursuant to the Credit Amendment. Newcastle indemnified other Lenders with respect to their entry into the Credit Amendment, subject to the limitations set forth in the Credit Amendment.

1.4	Cash-Out Distribution

In connection with the Restructuring, the Plan Sponsor (or its Designated Affiliates) will offer to purchase the Allowed Secured Debt Claims in cash and at 40.0% of (a) $1,167,449,812.96 of principal of the Credit Agreement Claims, plus (b) accrued and unpaid interest at the applicable contract non-default rate with respect thereto, plus (c) all amounts due under and subject to the terms of the Swap Liability Agreements (for the avoidance of doubt, excluding any default interest), on the terms and subject to the conditions set forth in the Investment Commitment Letter.

1.5	Liquidation Analysis

The Debtors believe that the Plan provides the same or a greater recovery for holders of Allowed Claims and Interests as would be achieved in a liquidation under chapter 7 of the Bankruptcy Code. This belief is based on a number of considerations, including: (a) the Debtors’ assets would have a substantially reduced value in a chapter 7 liquidation; (b) the additional Administrative Claims generated by conversion to a chapter 7 case; (c) the administrative costs of liquidation and associated delays in connection with a chapter 7 liquidation; and (d) the negative impact on the market price for the Debtors’ assets caused by attempting to sell assets in a short time frame, each of which likely would also diminish the value of the Debtors’ assets available for distributions.

The Debtors, in consultation with their financial advisors, have prepared an unaudited liquidation analysis, attached hereto as Exhibit D, to assist holders of Claims and Interests in evaluating the Plan. The liquidation analysis compares the projected creditor recoveries that would result from the liquidation of the Debtors in a hypothetical case under chapter 7 of the Bankruptcy Code with the estimated distributions to holders of Allowed Claims and Interests under the Plan. The liquidation analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date. Further, the analysis is subject to potentially material changes, including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the liquidation analysis.

1.6	Valuation Analysis

The Plan provides for the distribution of the Cash-Out Distribution and/or New Media Distribution to the holders of Allowed Secured Debt Claims upon consummation of the transactions contemplated by the Plan on the Effective Date. Accordingly, Houlihan Lokey, in consultation with the Debtors, has performed an analysis of the estimated implied value of the Reorganized New Media Group on a going-concern basis as of December 31, 2013, attached hereto as Exhibit E. The valuation analyses of GateHouse and Reorganized New Media Group, including the procedures followed, assumptions made, qualifications and limitations on review undertaken described therein, should be read in conjunction with ARTICLE VIII of this Disclosure Statement, entitled “Certain Factors to be Considered.” The valuation analysis is dated as of the date of this Disclosure Statement, and is based on data and information as of that date. Houlihan Lokey makes no representations as to changes to such data and information that may have occurred since the date of this Disclosure Statement. Information regarding the recovery of each class of claims is provided in the table within Section 1.7(a) herein.

1.7	Classified Claims and Interests

(a)	Classified Claims and Interests Summary

The Plan constitutes a separate Plan proposed by each Debtor. Except for the Administrative Claims, Professional Claims and Priority Tax Claims addressed in ARTICLE II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for the purpose of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights	Plan Recovery	Liquidation Recovery
1	Secured Tax Claims	Unimpaired	Presumed to Accept	100%	100%
2	Other Secured Claims	Unimpaired	Presumed to Accept	100%	100%
3	Other Priority Claims	Unimpaired	Presumed to Accept	100%	100%
4	Secured Debt Claims	Impaired	Entitled to Vote	40%*	4.8–13.8%
				36.0 - 48.5%**
5	General Unsecured Claims	Unimpaired	Presumed to Accept	100%	0%
6A	GateHouse Interests	Impaired	Presumed to Reject	n/a	0%
6B	Intercompany Interests	Unimpaired	Presumed to Accept	100%	0%
7	Section 510(b) Claims	Impaired	Presumed to Reject	0%	0%

*	Recovery under the Cash-Out Distribution.
**	Recovery under the New Media Distribution assuming (i) an enterprise value range for New Media, as described in the Valuation Analysis, (ii) an Effective Date of December 31, 2013 and (iii) the issuance of $150 million under the New Debt Facility.

(b)	Classified Claims and Interests Details

Except to the extent that a holder of an Allowed Claim or Interest, as applicable, agrees to a less favorable treatment, such holder shall receive, under the Plan, the treatment described below in full and final satisfaction, settlement, release and discharge of and in exchange for such holder’s Allowed Claim against or Interest in each Debtor, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as practicable thereafter.

(1)	Class 1 — Secured Tax Claims

A.	Classification: Class 1 consists of any Secured Tax Claims against any Debtor.

B.	Treatment: Each holder of an Allowed Secured Tax Claim shall receive, as applicable:

i. if the Allowed Secured Tax Claim is due and payable on or before the Effective Date, Cash in an amount equal to such Allowed Secured Tax Claim ; or

ii. if the Allowed Secured Tax Claim is not due and payable on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business, provided that to the extent the Allowed Secured Tax Claim is secured by an interest in property of an Estate, the holder of such Claim shall retain such interest in such property until paid in full therefor.

C.	Voting: Class 1 is Unimpaired. Holders of Allowed Secured Tax Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Secured Tax Claims are not entitled to vote to accept or reject the Plan.

(2)	Class 2 — Other Secured Claims

A.	Classification: Class 2 consists of any Other Secured Claims against any Debtor.

B.	Treatment: Each holder of an Allowed Other Secured Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:

i. have its Allowed Other Secured Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code; or

ii. to the extent the Allowed Other Secured Claim is secured by an interest in property of an Estate, receive the property securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code.

C.	Voting: Class 2 is Unimpaired. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

(3)	Class 3 — Other Priority Claims

A.	Classification: Class 3 consists of any Other Priority Claims against any Debtor.

B.	Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in Cash.

C.	Voting: Class 3 is Unimpaired. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

(4)	Class 4 — Secured Debt Claims

A.	Classification: Class 4 consists of any Secured Debt Claims.

B.

Allowance: On the Effective Date, the Secured Debt Claims shall be an Allowed Claim secured by the Collateral (as defined in the Credit Documents), and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization, reclassification or offset, in the aggregate amount of (a) $1,167,449,812.96 of principal of the Credit Agreement Claims, plus (b) accrued and unpaid interest at the applicable contract non-default rate with respect thereto, plus (c) all amounts due under and subject to the terms of the Swap Liability Agreements (for the avoidance of doubt, excluding any default interest). Acceptance of the Plan by Class 4 in the prepetition solicitation shall constitute an election under the Plan, pursuant to section 1111(b)(2) of the Bankruptcy Code, to have the Secured Debt Claims treated as a secured claim to the extent that such Secured Debt Claims are Allowed; provided that such election shall be deemed to be made solely with respect to the Plan, and the right of holders of Secured Debt Claims to make or not to make such an election in the event that the Plan is not confirmed is expressly reserved and preserved.

C.	Treatment: In accordance with Section 6.3(a) of the Plan, each holder of an Allowed Secured Debt Claim shall receive, pursuant to such holder’s Plan Election with respect to all or any portion of such holder’s Secured Debt Claims and in full satisfaction and discharge of all of such holder’s Allowed Secured Debt Claims:

i. Its (i) Pro Rata share of 100% of the shares of New Media Stock issued on the Effective Date, subject to dilution by any New Media Stock issued in exchange for the DJ Contribution and (ii) Pro Rata share of 100% of the New Debt Facility Net Proceeds, if any, in the event that Reorganized GateHouse enters into a New Debt Facility and prior to the DJ Contribution, (collectively, the “New Media Distribution”); and/or

ii. Cash in an aggregate amount equal to 40.0% of such holder’s Allowed Secured Debt Claims (the “Cash-Out Distribution”); provided that each holder of an Allowed Secured Debt Claim that does not make a Plan Election with respect to all or any portion of its Class 4 Claims shall be deemed to have elected to, and shall, receive only the Cash-Out Distribution in respect of all or such portion of its Class 4 Claims in full satisfaction and discharge of such holder’s Allowed Secured Debt Claims.

iii. For the avoidance of doubt, the Plan Sponsor will receive its pro rata share of the New Media Distribution, including without limitation on account of all Cash-Out Claims.

D.	Voting: Class 4 is Impaired. Holders of Allowed Secured Debt Claims are entitled to vote to accept or reject the Plan.

(5)	Class 5 — General Unsecured Claims

A.	Classification: Class 5 consists of any General Unsecured Claims against any Debtor.

B.	Treatment: Each holder of an Allowed General Unsecured Claim shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of the Effective Date or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

C.	Voting: Class 5 is Unimpaired. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(6)	Class 6A — GateHouse Interests

A.	Classification: Class 6A consists of any GateHouse Interests.

B.	Treatment: In accordance with Section 6.3(a) of the Plan, each holder of an Allowed GateHouse Interest shall receive such holder’s Pro Rata share of New Media Warrants.

C.	Voting: Class 6A is Impaired. Holders of Allowed GateHouse Interests are conclusively presumed to have rejected the Plan. Holders of Allowed GateHouse Interests are not entitled to vote to accept or reject the Plan.

(7)	Class 6B — Intercompany Interests

A.	Classification: Class 6B consists of any Intercompany Interests.

B.	Treatment: Each holder of an Allowed Intercompany Interest shall have its Allowed Intercompany Interests reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

C.	Voting: Class 6B is Unimpaired. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

(8)	Class 7 — Section 510(b) Claims

A.	Classification: Class 7 consists of any Section 510(b) Claims against any Debtor.

B.	Allowance: Notwithstanding anything in the Plan to the contrary, a Class 7 Claim (if any) may only become Allowed by Final Order of the Bankruptcy Court.

C.	Treatment: On the Effective Date, all Allowed Section 510(b) Claims shall be fully extinguished and discharged without any further action. No holder of Allowed Section 510(b) Claims shall be entitled to receive or retain any property under the Plan.

D.	Voting: Class 7 is Impaired. Holders (if any) of Allowed Section 510(b) Claims are conclusively presumed to have rejected the Plan. Holders (if any) of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

(c)	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

ARTICLE II

VOTING PROCEDURES AND REQUIREMENTS

2.1	Classes Entitled to Vote on the Plan

Class 4 – Secured Debt Claims is the only Class entitled to vote to accept or reject the Plan.

2.2	Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a Class of Claims or Interests is determined by calculating the amount and, if a Class of Claims, the number of Claims voting to accept, as a percentage of the Allowed Claims or Interests, as applicable, that have voted. Acceptance by a Class of Claims requires an affirmative vote of more than one-half in number of total Allowed Claims that have voted and an affirmative vote of at least two-thirds in dollar amount of the total Allowed Claims that have voted. Acceptance by a Class of Interests requires an affirmative vote of at least two-thirds in amount of the total Allowed Interests that have voted.

2.3	Certain Factors to be Considered Prior to Voting

There are a variety of factors that all holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include:

•	unless otherwise specifically indicated, the financial information contained in the Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and the Disclosure Statement;

•	although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors are requesting Confirmation without the acceptance of all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Claims.

While these factors could affect distributions available to holders of Allowed Claims and Interests under the Plan, the occurrence or impact of such factors will not necessarily affect the validity of the vote of the Impaired Classes entitled to vote to accept or reject the Plan (the “Voting Class”) or necessarily require a re-solicitation of the votes of holders of Claims and Interests in such Voting Class.

For a further discussion of risk factors, please refer to ARTICLE VIII of this Disclosure Statement (“Certain Factors to be Considered”).

2.4	Classes Not Entitled to Vote on the Plan

Under the Bankruptcy Code, holders of Claims and Interests are not entitled to vote if their contractual rights are Unimpaired by the Plan or if they will receive no property under the Plan. Accordingly, the following Classes are not entitled to vote to accept or reject the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Secured Tax Claims	Unimpaired	Presumed to Accept

2	Other Secured Claims	Unimpaired	Presumed to Accept

3	Other Priority Claims	Unimpaired	Presumed to Accept

Class	Claim or Interest	Status	Voting Rights

5	General Unsecured Claims	Unimpaired	Presumed to Accept

6A	GateHouse Interests	Impaired	Presumed to Reject

6B	Intercompany Interests	Unimpaired	Presumed to Accept

7	Section 510(b) Claims	Impaired	Presumed to Reject

2.5	Solicitation Procedures

(a)	Claims and Solicitation Agent

The Debtors retained Epiq Bankruptcy Solutions, LLC, to act, among other things, as the Claims and Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

(b)	Claim Holder Solicitation Package

The following materials will constitute the solicitation package (the “Solicitation Package”) distributed to holders of Claims entitled to vote to accept or reject the Plan:

•	the appropriate ballot(s) and applicable voting instructions; and

•	the Disclosure Statement, including the Plan with all exhibits.

(c)	Distribution of the Solicitation Package and Plan Supplement

The Debtors, by way of the Claims and Solicitation Agent, intend to distribute the Solicitation Packages to holders of Claims on or before September 20, 2013, and set a voting deadline of 5:00p.m. Eastern Time on September 26, 2013, as such date may be extended by the Plan Sponsor in its sole discretion (the “Voting Deadline”).

The Solicitation Package and Ballots may also be obtained from the Claims and Solicitation Agent by: (1) email to gatehouse@epiqsystems.com; (2) calling (646) 282-2500;or (3) writing to GateHouse Media, Inc. Ballot Processing Center, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, Third Floor, New York, NY 10017. If the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, http://dm.epiq11.com/gatehousemedia, or for a fee via PACER at http://www.deb.uscourts.gov.

Prior to the Confirmation Hearing, the Debtors intend to file the Plan Supplement. As the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website. The Debtors will not serve paper or CD-ROM copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement from the Claims and Solicitation Agent by: (1) email to gatehouse@epiqsystems.com; (2) calling (646) 282-2500; (3) visiting the Debtors’ restructuring website, http://dm.epiq11.com/gatehousemedia;or (4) writing to GateHouse Media, Inc. Ballot Processing Center, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, Third Floor, New York, NY 10017.

2.6	Voting Procedures

September 19, 2013, the voting record date, will be the date for determining which holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the solicitation procedures. Except as otherwise set forth herein, this voting record date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ Creditors and other parties in interest.

In order for the holder of a Claim in the Voting Class to have such holder’s ballot counted as a vote to accept or reject the Plan, such holder’s ballot must be properly completed, executed, and delivered by: (a) email addressed to gatehouse@epiqsystems.com; or (b) overnight delivery to GateHouse Media, Inc. Ballot Processing Center, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, Third Floor, New York, NY 10017, so that such holder’s ballot is actually received by the Claims and Solicitation Agent on or before the Voting Deadline.

If the Support Agreement has been terminated prior to the Effective Date, any and all votes cast by Participating Lenders with respect to the Plan prior to such date shall be automatically and immediately withdrawn, except with respect to any Participating Lender that advises the Debtors in writing within five (5) Business Days after such termination date that such Participating Lender’s ballot continues to be effective.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE IN THEIR SOLE DISCRETION.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM BUT THAT (I) DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR (II) INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIMS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN. IF A HOLDER CASTS MULTIPLE BALLOTS WITH RESPECT TO THE SAME CLASS OF CLAIMS AND THOSE BALLOTS ARE IN CONFLICT WITH EACH OTHER, SUCH BALLOTS WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM ENTITLED TO VOTE FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON OR ACCOMPANYING SUCH HOLDER’S BALLOT.

ARTICLE III

CONFIRMATION

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. If the Debtors file the Chapter 11 Cases, they will file a motion on the Petition Date requesting that the Bankruptcy Court set a date and time approximately 40 days after the Petition Date for the Confirmation Hearing in the Bankruptcy Court. The Debtors also will request that the Bankruptcy Court approve this Disclosure Statement at the Confirmation Hearing. The Confirmation Hearing, once set, may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on those parties who have requested notice under Bankruptcy Rule 2002 and the Entities who have filed an objection to the Plan, if any, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. Subject to section 1127 of the Bankruptcy Code and the Support Agreement, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Confirmation Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file Plan objections. All objections to the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that they are received on or before the deadline to file such objections.

ARTICLE IV

FINANCIAL INFORMATION AND PROJECTIONS

The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization, except as contemplated by the Plan. For purposes of determining whether the Plan meets this requirement, the Debtors prepared projections for the July – December 2013 and the calendar years 2014 through 2016 to present the anticipated impact of the Plan. The projections assume that the Plan will be implemented in accordance with its stated terms. The Debtors are unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the projections due to a material change in the Debtors’ prospects.

The projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, regulatory changes and/or a variety of other factors, including those factors listed in this Disclosure Statement. Accordingly, the estimates and assumptions underlying the projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties. Therefore, such projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.

THE PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN. WHILE MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE PROJECTIONS WILL BE REALIZED. THE DEBTORS MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE PROJECTIONS.

The projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, the historical consolidated financial statements (including the notes and schedules thereto) and other financial information set forth in the Debtors’ publicly filed quarterly and annual reports, as applicable, and any other recent report to the SEC. These filings are available by visiting the SEC’s website at http://www.sec.gov or the Debtors’ website at http://www.gatehousemedia.com.

The Debtors’ financial projections for September – December 2013 and the calendar years 2014 through 2016, including management’s assumptions and initiatives related thereto, are attached hereto as Exhibit B. For purposes of the financial projections, the Debtors have assumed an Effective Date of December 31, 2013.

ARTICLE V

BUSINESS DESCRIPTIONS

5.1	Corporate Background and Organizational Structure

(a)	Overview and History

GateHouse (formerly Liberty Group Publishing, Inc. (“Liberty Group Publishing”)) was incorporated in Delaware in 1997 for purposes of acquiring a portion of the daily and weekly newspapers owned by American Publishing Company. In June 2005, an affiliate of Fortress Investment Group LLC (“Fortress”) bought Liberty Group Publishing for $527 million. In April 2006, Liberty Group Publishing was renamed GateHouse and its headquarters moved to suburban Rochester, New York.

GateHouse’s portfolio of products, which includes 404 community publications, 343 related websites, 313 mobile sites and six yellow page directories, serves over 128,000 business advertising accounts and reaches approximately 10 million people on a weekly basis. All data contained in this report regarding the number of GateHouse’s products, circulation, facilities or employees is as of June 30, 2013, unless otherwise indicated.

GateHouse’s core products include:

•	78 daily newspapers with total paid circulation of approximately 547,000;

•	235 weekly newspapers (published up to three times per week) with total paid circulation of approximately 282,000 and total free circulation of approximately 706,000;

•	91 “shoppers” (generally advertising-only publications) with total circulation of approximately 1.5 million;

•	343 locally focused websites and 313 mobile sites, which extend GateHouse’s franchises onto the internet and mobile devices with approximately 97 million page views per month; and

•	six yellow page directories, with a distribution of approximately 488,000, that covers a population of approximately 1.2 million people.

In addition to these products, GateHouse opportunistically produces niche publications that address specific local market interests such as recreation, sports, healthcare and real estate. During 2012, GateHouse created approximately 42 niche publications.

GateHouse’s print and online products focus on the local community from both a content and advertising standpoint. As a result of GateHouse’s focus on small and midsize markets, it is usually the primary, and sometimes, the sole provider of comprehensive and in-depth local market news and information in the communities it serves. GateHouse’s content is primarily devoted to topics that it believes are highly relevant and of interest to its audience, such as local news and politics, community and regional events, youth sports, opinion and editorial pages and local schools.

More than 86% of GateHouse’s daily newspapers have been published for more than 100 years and 100% have been published for more than 50 years. GateHouse believes that the longevity of its publications demonstrates the value and relevance of the local information that it provides, and has created both a strong foundation of reader loyalty and a highly recognized media brand name in each community GateHouse serves. As a result of these factors, GateHouse believes that its publications have high local audience penetration rates in its markets, thereby providing advertisers with strong local market reach.

GateHouse has a history of growth through acquisitions and new product launches. Since its inception, GateHouse has acquired 420 daily and weekly newspapers, shoppers and directories. Due to the weak economic backdrop over the past several years and a tough financing market, GateHouse has not completed an acquisition since 2009 and instead has focused on transforming its business to a multi-media content and advertising business, while maintaining its local orientation and pursuing cost reductions and de-levering opportunities. As part of its cost reduction efforts, GateHouse has engaged in a series of individual restructuring programs, designed primarily to right size its employee base, consolidate facilities and improve operations.

GateHouse operates in 330 markets across 21 states. A key element of GateHouse’s business strategy is geographic clustering of publications to realize operating efficiencies and provide consistent management practices. GateHouse shares best practices across its organization, giving each publication the benefit of proven and executable revenue producing and cost saving initiatives. GateHouse clusters functions regionally, such as ad composition, accounting and production, and gives each publication in a cluster access to top-quality production equipment, in order to provide superior products and service to its customers in a cost-efficient manner. GateHouse is also centralizing certain functions across the entire company, particularly in the ad production and content areas. In addition, GateHouse believes that its size and geographical clustering allows it to achieve economies of scale.

GateHouse believes that its historical below-average industry advertising revenue volatility is a result of its geographic diversity combined with its concentration in small markets. GateHouse derives revenues from markets across 21 states and has a diversified local advertising customer base. Local advertising tends to be less sensitive to economic cycles than national advertising because local businesses generally have fewer advertising channels in which to reach the local audience.

The principal executive offices of the Debtors are located at 350 WillowBrook Office Park, Fairport, New York 14450-4222, and their telephone number is (585) 598-0030. The Debtors’ corporate internet website is located at http://www.gatehousemedia.com.

A chart illustrating GateHouse’s current organizational structures is attached hereto as Exhibit F. Additional information about the Debtors, including a full description of the condition and performance of the Debtors’ business, is included in GateHouse’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2012, and the Quarterly Reports filed on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, the entirety of which are publicly available at (a) the Debtors’ investor relations website, located at http://investors.gatehousemedia.com and (b) the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, located at http://www.sec.gov/edgar/searchedgar/webusers.htm. Also, information about the Debtors may be found on the Debtors’ corporate internet website located at www.GateHouseMedia.com.

(b)	Overview of Operations

GateHouse operates in three publication groups: Small Community Newspapers, Metros and Large Daily Newspapers. A list of GateHouse’s dailies, weeklies, shoppers and websites in each of GateHouse’s publication groups is included under “List of Our Dailies, Weeklies, Shoppers, Websites and Directories” in GateHouse’s Annual Report filed with the SEC on Form 10-K on March 7, 2013. As of June 30, 2013, GateHouse also operates over 343 related websites and 313 mobile sites.

Small Community Newspaper Group. GateHouse’s Small Community Newspaper group encompasses publications typically located in communities that have a population less than 35,000 people, in the states of Illinois, Missouri, Kansas, Michigan, California, Minnesota, Arkansas, New York, Louisiana, Pennsylvania, West Virginia, Colorado, Nebraska, Oklahoma, North Dakota, Tennessee, and Iowa. There are a total of 59 daily newspapers, 106 weekly newspapers and 72 shoppers. In addition to a wide geographic range, GateHouse benefits from a diverse economic and employment base across this group.

The communities GateHouse serves in the Small Community Newspaper group are largely rural but also support educational institutions, government agencies (including prisons and military bases), tourism, veterinary medicine and ethanol and agricultural chemical manufacturing. These communities also support automotive (including recreational vehicles), boat, home construction products and furniture manufacturing businesses.

Metro Newspaper Group. GateHouse’s Metro Newspaper Group includes publications that are typically within 50 miles of a metropolitan area with total population greater than 1.0 million people in the states of Massachusetts, New York, and Delaware.

GateHouse is one of the largest community newspaper publishers in Massachusetts by number of daily publications and also publishes a large concentration of weekly newspapers, serving 113 communities in markets across eastern Massachusetts. GateHouse also has over 160 web sites, with more than 3.5 million average combined monthly unique visitors in Massachusetts. In New York, GateHouse operates and owns a combination of 16 publications in Suburban Rochester that span four counties and have a combined circulation of 121,533. This market has a large tourism industry and is known for boutique wineries and recreational activities. GateHouse’s Delaware cluster publishes six weekly newspapers, one shopper, and various specialty papers that cover most of the state of Delaware, and range from suburban Wilmington in the north to Georgetown at the southern end of the state. Circulation for the cluster is primarily free, and totals approximately 80,645 weekly.

Large Daily Newspaper Group. GateHouse’s Large Daily Newspaper Group includes publication clusters in communities that typically have more than 35,000 people and are greater than 50 miles from a major metropolitan area. These publications are in Illinois, New York, Ohio, and Connecticut with a total of 12 daily newspapers, 4 weekly newspapers and 12 shoppers.

(c)	Advertising Market

The primary sources of advertising revenue for local publications are small businesses, corporations, government agencies and individuals who reside in the market that a publication serves. By combining paid circulation publications with total market coverage publications such as shoppers and other specialty publications (tailored to the specific attributes of a local community), local publications are able to reach nearly 100% of the households in a distribution area. As macroeconomic conditions in advertising change due to increasing internet and mobile usage and the wide array of available information sources, GateHouse has seen advertisers shift their focus to have a digital component to their local advertising strategy. To that end, in addition to printed products, the majority of GateHouse’s local publications have an online presence that further leverages the local brand, ensures higher penetration into the market, and provides a digital alternative for local advertisers.

Advertising revenue, which includes revenue generated from online and mobile products, is the largest component of GateHouse’s revenue, accounting for approximately 68%, 69% and 71% of GateHouse’s total revenue in 2012, 2011 and 2010, respectively. GateHouse categorizes advertising as follows:

•	Local Retail—local retailers, local stores for national retailers, grocers, drug stores, department and furniture stores, local financial institutions, niche shops, restaurants and other consumer related businesses.

•	Local Classified—local employment, automotive, real estate, legal, obituaries and other local advertising.

•	Online—banner, display, classified, behavioral targeting, audience extension, search and other advertising on websites or mobile devices.

•	National—national and major accounts such as wireless communications companies, airlines and hotels

GateHouse believes that its advertising revenue tends to be less volatile than the advertising revenue of large metropolitan and national print media because GateHouse relies primarily on local, rather than national, advertising and because of the nature of GateHouse’s smaller market areas. GateHouse generally derives 95% or more of its advertising revenue from local advertising (local retail, local classified and online) and less than 5% from national advertising. GateHouse believes that local advertising in small to mid-size markets tends to be less sensitive to economic cycles than national advertising because local businesses generally have fewer effective advertising channels through which they may reach their customers. GateHouse is also less reliant than large metropolitan newspapers upon classified advertising, particularly the recruiting and real estate categories, which are generally more sensitive to economic conditions.

GateHouse’s advertising rate structures vary among its publications and are a function of various factors, including local market conditions, competition, circulation, readership and demographics. GateHouse’s corporate management works with its local newspaper management to approve advertising rates and a portion of GateHouse’s publishers’ incentive compensation is based upon growing advertising revenue. GateHouse’s sales compensation program emphasizes digital and new business growth. GateHouse shares advertising best practices and concepts throughout its network of publishers and advertising directors including periodic special section programs, enabling them to utilize advertising products and sales strategies that are successful in other markets that GateHouse serves.

Substantially all of GateHouse’s advertising revenue is derived from a diverse group of local retailers and local classified advertisers, resulting in very limited customer concentration. No single advertiser accounted for more than 1% of GateHouse’s total revenue in 2010, 2011 or 2012, and GateHouse’s 20 largest advertisers account for less than 5% of total revenue.

GateHouse’s advertising revenue tends to follow a seasonal pattern, with higher advertising revenue in months containing significant events or holidays. Accordingly, GateHouse’s first quarter, followed by GateHouse’s third quarter, historically are GateHouse’s weakest quarters of the year in terms of revenue. Correspondingly, GateHouse’s second fiscal quarter, and fourth fiscal quarter, historically are GateHouse’s strongest quarters. GateHouse expects that this seasonality will continue to affect its advertising revenue in future periods.

GateHouse has experienced declines in advertising revenue over the past few years, due primarily to a combination of the economic recession and secular pressures the digital internet era has had on the business. GateHouse continues to search for organic growth opportunities, specifically in its digital advertising, and ways to stabilize print revenue declines through new product launches and pricing.

(d)	Circulation

GateHouse’s circulation revenue is derived from home delivery sales to subscribers, single copy sales at retail stores and vending racks and boxes, and digital subscriptions. GateHouse owns 78 paid daily publications that range in circulation from approximately 500 to over 61,000, as well as 188 paid weekly publications that range in circulation from approximately 100 to 19,000. Circulation revenue accounted for approximately 27%, 26% and 24% of GateHouse’s total revenue in 2012, 2011 and 2010, respectively.

Subscriptions are typically sold for three to twelve-month terms and often include promotions to extend the average subscription period or invite individuals to become a subscriber. GateHouse also provides bundled print and digital subscriptions and employs pay meters for its website content for most of its daily publications. GateHouse implements marketing programs to increase readership through subscription and single copy sales, including company-wide and local circulation contests, direct mail programs, door-to-door sales and strategic alliances with local schools in the form of “Newspapers in Education” programs. In addition, since the adoption of the Telemarketing Sales Rule by the Federal Trade Commission in 2003, which created a national “do not call” registry, GateHouse has increased its use of “EZ Pay” programs, kiosks, sampling programs, in-paper promotions and online promotions to increase its circulation.

GateHouse encourages subscriber use of EZ Pay, a monthly credit card charge or direct bank debit payment program, which has led to higher retention rates for subscribers. GateHouse also uses an active stop-loss program for all expiring subscribers. Additionally, in order to improve GateHouse’s circulation revenue and circulation trends, GateHouse periodically reviews the need for quality enhancements, such as:

•	increasing the amount of unique, hyper-local content;

•	increasing the use of color and color photographs;

•	improving graphic design, including complete redesigns;

•	developing creative and interactive promotional campaigns;

•	improving customer service and company-wide customer retention efforts; and

•	improving use of demographic data to specifically target pricing and customer acquisition opportunities.

GateHouse believes that its unique and valuable hyper-local content allows it to continue to produce products of great relevance to its local market audiences. This allows GateHouse to be able to periodically raise prices, both for home delivery and on a single copy basis, resulting in increased circulation revenues. GateHouse also believes this hyper-local unique content will allow GateHouse to find ways to grow circulation revenues from its wide array of digital products.

(e)	Competition

Each of GateHouse’s publications competes for advertising revenue to varying degrees with traditional media outlets, such as direct mail, yellow pages, radio, outdoor advertising, broadcast and cable television, magazines, local, regional and national newspapers, shoppers and other print and online media sources, including local blogs. GateHouse also increasingly competes with new digital and social media companies for advertising revenue. However, GateHouse believes that barriers to entry remain high in many of the markets it serves in terms of being the preeminent source for local news and information therein, because its markets are generally not large enough to support a second newspaper and because its local news gathering infrastructures, sales networks and relationships would be time consuming and costly to replicate. GateHouse also has highly recognized local brand names and long histories in the towns it serves.

GateHouse also provides its readers with community-specific content, which is generally not available from other media sources. GateHouse believes that its direct and focused coverage of the market and its cost effective advertising rates relative to more broadly circulated metropolitan newspapers allow it to tailor an approach for its advertisers. As a result, its publications generally capture a large share of local advertising in the markets they serve.

The level of competition and the primary competitors GateHouse faces vary from market to market. Competition tends to be based on market penetration as well as demographic and quality factors, as opposed to price factors. The competitive environment in each of GateHouse’s operating regions is discussed in greater detail below.

Small Community Newspaper Group. The Small Community Newspaper Group operates in 165 markets. GateHouse believes its publications are the dominant print advertising media in the vast majority of these markets. There are radio stations in or within 20 miles of every market in which GateHouse operates, but it does not believe that any of these radio station operators pose a significant competitive threat to its publications. Yellow page advertising is prevalent in all of GateHouse’s markets with either a local phone book or a regional phone book. GateHouse believes that, in most cases, yellow page advertising is geared more towards professional services advertisers, such as attorneys and doctors, and not local retail advertisers, as is the focus with GateHouse’s non-directory publications. GateHouse also competes with shoppers or weekly newspapers. This competition comes from small, independent operators and is not significant. GateHouse has very little television competition in this group because of its geographic location in relation to major markets. There are no local television affiliates in these markets.

Metro Newspaper Group. In the Metro Newspaper Group, GateHouse competes with more than 30 weekly or daily newspaper companies (that publish a combined total of approximately 16 dailies and 50 weeklies), three major radio station operators, five local network television broadcasters, one cable company and numerous niche publications for advertising revenues in Massachusetts. GateHouse believes that its publications generally deliver the highest household coverage in their respective markets.

Large Daily Newspaper Group. GateHouse believes its publications within the Large Daily Newspaper Group are generally the dominant media in those markets. GateHouse’s competitors also include numerous other daily and weekly newspapers, local radio stations, shopping guides, directories and niche publications. GateHouse believes its publications, many of which have an extensive history in the relevant market, tend to be the dominant local publication.

(f)	History and Operations of DJLMG

DJLMG was founded as Ottaway Newspapers in 1936 and merged with Dow Jones/News Corporation in 1970. DJLMG today operates print and online community media franchises in seven states including daily, Sunday and weekly newspapers, Internet sites, magazines, other news and advertising niche publications and commercial print and household distribution services.

DJLMG publishes eight daily community newspapers and thirteen weeklies in the New England, Mid-Atlantic and Pacific Coast regions of the U.S. For fiscal year 2012, the combined portfolio had circulation of 186,000 daily and 225,000 on Sundays, as well as 187,000 average daily unique visitors to its local websites. Print production facilities are located at 5 sites: Hyannis (MA), Middletown (NY), Medford (OR), Portsmouth (NH) and Stockton (CA). DJLMG’s newspaper publications are the most widely read daily and Sunday newspapers and most trusted source for news and advertising information in their respective regions. DJLMG’s newspaper penetration in most of its regions exceeds that of the local media competition, including daily and weekly newspapers, radio and television broadcasting, pay television, and direct mail.

For the twelve months ended December 2012, DJLMG generated pro forma revenue and EBITDA of approximately $162 million and $28 million, respectively. DJLMG was acquired by Plan Sponsor on September 3, 2013.

5.2	Management and Employees

The 14 members of GateHouse’s executive management team have an average of 17 years of industry experience and a long history of identifying, acquiring and integrating the operations of acquired publications. GateHouse’s executive management team has managed community newspapers in various economic cycles. GateHouse also has a seasoned team of managers at the local level, where its 40 publishers have an average of approximately 28 years of industry experience.

As of December 30, 2012, GateHouse had approximately 4,131 full time equivalent employees, consisting of hourly and salaried employees. GateHouse employs union personnel at a number of GateHouse’s core publications representing approximately 612 full-time equivalent employees. As of December 30, 2012, there were 23 collective bargaining agreements covering union personnel. Three of these agreements, representing employees in Massachusetts, Ohio and Illinois, expire in 2013. GateHouse believes that relations with its employees are generally good and it has had no work stoppages at any of its publications.

5.3	Directors and Officers

(a)	Current Board of Directors

Wesley R. Edens is the Chairman of GateHouse’s board of directors and has served in this capacity since June 2005. Mr. Edens is a principal and Co-Chairman of the Board of Directors of Fortress. Mr. Edens has been Co-Chairman of the Board of Directors of Fortress since August 2009 and a member of the Board of Directors of Fortress since November 2006. Mr. Edens has been a member of the Management Committee of Fortress since 1998. Mr. Edens is responsible for Fortress’ private equity and publicly traded alternative investment businesses. Prior to co-founding Fortress in 1998, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers.

Mr. Edens is Chairman of the Board of Directors of each of Eurocastle Investment Limited, Newcastle Investment Corp., Nationstar Mortgage Holdings, Inc., and New Residential Investment Corp., and a director of Brookdale Senior Living Inc., GAGFAH S.A., and Penn National Gaming Inc. Mr. Edens was Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and Chairman of its Board of Directors from October 2002 to January 2007. Mr. Edens serves as Chairman, Chief Executive Officer and Trustee in the following two registered investment companies: Fortress Registered Investment Trust and Fortress Investment Trust II. Mr. Edens previously served on the boards of the following publicly traded company and registered investment companies: Crown Castle Investment Corp.; Fortress Brookdale Investment Fund LLC; Fortress Pinnacle Investment Fund; and RIC Coinvestment Fund LP.

Michael E. Reed became GateHouse’s Chief Executive Officer in 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed formerly served on the Board of Directors for the Associated Press and he was also the Chairman of the Audit Committee for the Associated Press. He also served on the board of directors for the Newspaper Association of America. He has served on the board of directors for the Minneapolis Star Tribune since 2009. Mr. Reed formerly was a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors.

Kevin M. Sheehan has been a director since October 2006. Mr. Sheehan currently serves as Chief Executive Officer of Norwegian Cruise Line, which he joined in 2007. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton

Dubilier & Rice from 2005 until 2006. Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from January 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President-Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001. From August 2005 to January 2008, Mr. Sheehan served on the faculty of Adelphi University as a Distinguished Visiting Professor — Accounting, Finance and Economics. Mr. Sheehan currently serves on the Boards of Dave & Busters and XOJETS.

(b)	The Reorganized Debtors’ Directors, Officers and Management

Except as otherwise provided herein or in the Plan Supplement, the existing officers and directors of the Debtors shall serve in their current capacities in the Reorganized Debtors. From and after the Effective Date, each director or officer of the Reorganized New Media Group shall serve pursuant to the terms of their respective charters and bylaws or other constituent documents, and applicable state corporation law. Additionally, in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the boards of directors of the Reorganized New Media Group and any Person proposed to serve as an officer of the Reorganized New Media Group shall be disclosed in the Plan Supplement.

On the Effective Date, New Media will enter into the Management Agreement and Michael Reed, the current chief executive officer of GateHouse (the “New Media Employee”), will become an employee of New Media. Commencing from the Listing, (a) the Manager will be responsible for the compensation and benefits of the New Media Employee and (b) the Manager will receive an annual management fee, quarterly incentive compensation, and options to purchase New Media Stock, in each case, on the terms set forth in the Management Agreement. The compensation and benefits of the New Media Employee will be subject to the review and approval of the compensation committee of the board of directors of New Media and an incentive plan will be established for the Manager with terms and conditions customary for a company of New Media’s type.

The Reorganized New Media Group’s management team, excluding its chief executive officer, will not be required to exclusively dedicate their services to the Reorganized New Media Group and will provide services for other entities affiliated with the Manager, including, but not limited to, Newcastle.

(c)	Management Agreement

The Reorganized New Media Group will be externally managed by the Manager, pursuant to the terms of a management agreement substantially in the form attached hereto as Exhibit G (the “Management Agreement”). The Manager will be responsible for the Reorganized New Media Group’s day-to-day operations and will perform (or cause to be performed) such services and activities relating to its assets and operations as may be appropriate. The Management Agreement will require the Manager to manage the Reorganized New Media Group’s business affairs in conformity with the policies and the investment guidelines that are approved and monitored by New Media’s board of directors.

The Manager will be responsible for, among other things, (i) the purchase and sale of the Reorganized New Media Group’s investments, (ii) the financing of the Reorganized New Media Group’s investments, and (iii) investment advisory services. Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of New Media’s board of directors in following or declining to follow its advice or recommendations. The Manager, its members, managers, officers and employees will not be liable to the Reorganized New Media Group or any of its subsidiaries, to New Medias’ board of directors, or its or any subsidiary’s stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Management Agreement. The Reorganized New Media Group shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other person, if any, controlling the Manager, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of an indemnified party made in good faith in the performance of the Manager’s duties under the Management Agreement and not constituting such indemnified party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Management Agreement. Under the Management Agreement, the Manager will be entitled to an annual management fee, incentive compensation and options.

The Manager will, to the full extent lawful, reimburse, indemnify and hold the Reorganized New Media Group, the Reorganized New Media Group’s stockholders, directors, officers and employees and each other person, if any, controlling the Reorganized New Media Group, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement.

The Manager may assign the Management Agreement with the written approval of a majority of New Media’s independent directors; provided, however, that the Manager may assign the Management Agreement to an entity whose day-to-day business and operations are managed and supervised by Mr. Wesley R. Edens, provided, further, that such transaction is determined at the time not to be an “assignment” for purposes of Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under such act and the interpretations thereof issued by the SEC. The Reorganized New Media Group may not assign the Management Agreement without the prior written consent of the Manager, except in the case of an assignment to the Reorganized New Media Group’s successor, in which case such successor organization shall be bound under the Management Agreement and by the terms of such assignment in the same manner as the Reorganized New Media Group is bound under the Management Agreement.

5.4	Financial Advisors

(a)	Houlihan Lokey

As part of the evaluation of financial and strategic options, GateHouse engaged Houlihan Lokey Capital, Inc. as financial advisors in 2012. A description of the engagement and compensation of GateHouse’s financial advisor is located in the Unaudited Valuation Analysis of GateHouse, which is attached hereto as Exhibit E.

GateHouse retained Houlihan Lokey based upon Houlihan Lokey’s qualifications, experience and expertise. Houlihan Lokey is a global financial services firm engaged in the securities, investment management and individual wealth management businesses.

Pursuant to the terms of its engagement letter, Houlihan Lokey provided financial advisory services to GateHouse in connection with the transaction. Subject to the successful consummation of the transaction, Houlihan Lokey is entitled to receive from GateHouse a fee of approximately $4 million, and may also earn additional fees related to the New Debt Facility. GateHouse has also agreed to reimburse Houlihan Lokey for its expenses incurred in performing its services. In addition, GateHouse has agreed to indemnify Houlihan Lokey and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Houlihan Lokey or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Houlihan Lokey’s engagement, other than liability resulting from the bad faith, willful misconduct, or gross negligence of such indemnified parties.

(b)	Blackstone Advisory Partners L.P.

The Special Committee retained the Blackstone Advisory Partners L.P. (“Blackstone”) to provide independent financial advisory services in connection with the transaction and other strategic alternatives for the Company, based upon Blackstone’s qualifications, experience and expertise. Blackstone is a financial services firm with experience providing investment banking, transaction execution, financial analysis and valuation services.

Pursuant to the terms of Blackstone’s engagement letter, GateHouse agreed to compensate Blackstone for the work undertaken by Blackstone for the Special Committee. Subject to the successful consummation of the transaction, Blackstone is entitled to receive from GateHouse a fee of approximately $2 million. Under the engagement letter, GateHouse has reimbursed and will continue to reimburse Blackstone for its expenses incurred in performing its services. Blackstone’s fees will be paid on the Effective Date in accordance with Section 7.11. In addition, GateHouse has agreed to indemnify Blackstone and its affiliates, their respective partners, directors, agents, employees and controlling persons (if any) against certain liabilities and expenses related to or arising from Blackstone’s engagement by the Special Committee, other than liability resulting from the bad faith, willful misconduct, or gross negligence of such indemnified parties.

5.5	Prepetition Capital Structure

(a)	Credit Agreement

On June 6, 2006, the Debtors entered into first and second lien term loan credit facilities (the “2006 Credit Facility”). The first lien term loan facility (the “2006 First Lien Facility”) remained after the repayment and termination of the second term lien term loan credit facility. On February 27, 2007, the Debtors amended and restated the 2006 First Lien Facility, and thereby entered into the Credit Agreement with a syndicate of financial institutions with Wells Fargo Bank as administrative agent, referred to as the Credit Agreement. The Credit Agreement provides for a $670.0 million term loan facility that matures in August 2014, a delayed draw term loan of up to $250.0 million that matures in August 2014 and a revolving credit agreement with a $40.0 million aggregate loan commitment available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility, which matures in February 2014.

On May 7, 2007, the Debtors amended their Credit Agreement and increased their borrowing by $275.0 million. This incremental borrowing has an interest rate of LIBOR + 2.25% or the Alternate Base Rate + 1.25%, depending upon the designation of the borrowing.

In accordance with the First Amendment, the rate on the previously existing borrowings of $920.0 million was changed to bear interest at LIBOR + 2.00% or the Alternate Base Rate + 1.00% depending upon the designation of the borrowing. The terms of the previously outstanding borrowings were also modified to include a 1.00% premium if the debt is called within one year and an interest feature that grants the previously outstanding debt under the Credit Agreement an interest rate of 0.25% below the highest rate of any borrowing under the Credit Agreement.

On February 3, 2009, the Debtors again amended their Credit Agreement and reduced the amounts available under the credit agreement, as follows: (i) for revolving loans, from $40.0 million to $20.0 million; (ii) for the letter of credit subfacility, from $15.0 million to $5.0 million; and (iii) for the swingline loan subfacility, from $10.0 million to $5.0 million.

Effective March 30, 2011, the Debtors further amended their Credit Agreement to appoint Gleacher as the successor agent and to provide that the lenders holding a majority of the outstanding term loans and loan commitments under the Credit Agreement may remove the agent and may make certain decisions and exercise certain powers previously within the discretion of the agent.

As required by the Credit Agreement, as amended, on each of March 26, 2013 and March 15, 2012, the Debtors made principal payments of $6,648,000 and $4,600,000, respectively, which represented 50% of the Excess Cash Flow related to the fiscal years ended December 30, 2012 and January 1, 2012, respectively. As of June 30, 2013, a total of $1,167,450 was outstanding under the Credit Agreement: $654,554,000 was outstanding under the term loan facility, $244,236,000 was outstanding under the delayed draw term loan facility, $268,660,000 was outstanding under the incremental term loan facility and no amounts were outstanding under the revolving credit facility.

(b)	Credit Amendment

On or around September 4, 2013, GateHouse and certain Lenders (including the Plan Sponsor) constituting the “Required Lenders” under the Credit Agreement entered into the Credit Amendment. Pursuant to the terms of the Credit Amendment, GateHouse obtained the following Improved Terms:

•	a clarified and expanded definition of “Eligible Assignee”;

•	an increase in the base amount in the formula used to calculate the “Permitted Investments” basket from $35 million to a base of $50 million;

•	the removal of the requirement that GateHouse’s annual financial statements not have a “going concern” or like qualification to the audit;

•	the removal of a cross default from any Swap Liability Agreement to the Credit Agreement;

•	the removal of a Bankruptcy Default arising from actions in furtherance of or indicating consent to the specified actions; and

•	a waiver of any prior Default or Event of Default, including without limitation from the negotiation, entry into, or performance of the Support Agreement or the Investment Commitment Letter.

In consideration for the Improved Terms, GateHouse agreed to pay each of the Lenders party to the Credit Amendment that timely executed and delivered its signature to the Credit Amendment and the Support Agreement, the Amendment Fee, unless waived in writing. Plan Sponsor and certain other Lenders elected to waive their Amendment Fee pursuant to the Credit Amendment. Plan Sponsor indemnified other Lenders with respect to their entry into the Credit Amendment, subject to the limitations set forth in the Credit Amendment.

(c)	Interest Rate Swaps

On February 27, 2007, the Company executed an interest rate swap in the notional amount of $100.0 million with a forward starting date of February 28, 2007. The interest rate swap has a term of seven years. Under this swap, the Company pays an amount to the swap counterparty representing interest on a notional amount at a rate of 5.14% and receives an amount from the swap counterparty representing, interest on the notional amount at a rate equal to the one month LIBOR.

On April 4, 2007, the Company executed an additional interest rate swap in the notional amount of $250.0 million with a forward starting date of April 13, 2007. The interest rate swap has a term of seven years. Under this swap, the Company pays an amount to the swap counterparty representing interest on a notional amount at a rate of 4.971% and receives an amount from the swap counterparty representing interest on the notional amount at a rate equal to one month LIBOR.

On April 13, 2007, the Company executed an additional interest rate swap in the notional amount of $200.0 million with a forward starting date of April 30, 2007. The interest rate swap has a term of seven years. Under this swap, the Company pays an amount to the swap counterparty representing interest on a notional amount at a rate of 5.079% and receives an amount from the swap counterparty representing interest on the notional amount at a rate equal to one month LIBOR.

On September 18, 2007, the Company executed an additional interest rate swap based on a notional amount of $75.0 million with a forward starting date of September 18, 2007. The interest rate swap has a term of seven years. Under this swap, the Company pays an amount to the swap counterparty representing interest on a notional amount at a rate of 4.941% and receives an amount from the swap counterparty representing interest on the notional amount at a rate equal to one month LIBOR.

The Company’s liability under certain swaps (the “Swap Liability Agreements”) is secured and guaranteed under the Credit Documents. Under the Credit Documents, the Company’s liability under the Swap Liability Agreements are guaranteed and secured pari passu with the Credit Agreement Claims as “Credit Party Obligations” and “Secured Obligations” thereunder. Pursuant to the Security Agreement, upon an Event of Default (as defined in the Credit Agreement) the Credit Agreement Administrative Agent may take actions with respect to the Collateral (as defined in the Credit Documents) in satisfaction of the Secured Obligations. (Security Agreement, Section 10(e)). After any exercise of remedies, any amounts collected or received on account of the Credit Party Obligations or in respect of the Collateral are to be allocated in accordance with a payment waterfall, which provides for pari passu treatment of Credit Agreement Claims with claims under Swap Liability Agreements. (Security Agreement, Section 2.13(b)).

As of June 30, 2013, the fair value of the Swap Liability Agreements on the Debtors’ books and records was $31,053,000. The amount of the Claim in respect of the Swap Liability Agreements has not yet been liquidated, and the Debtors and the Plan Sponsor reserve all rights with respect to the determination of such amount.

(d)	Equity

The Company’s common stock is currently quoted on the OTC Bulletin Board (“OTCBB”) under the trading symbol “GHSE.” The closing sale price for the Company’s common stock as reported on the over-the-counter market on September 18, 2013 was $0.03 per share. From the most recent available Company information, there were approximately 22 holders of record and approximately 3,390 beneficial owners registered in nominee and street name. As of June 30, 2013, Fortress and its affiliates beneficially owned approximately 39.6% of the Company’s outstanding common stock.

ARTICLE VI

EVENTS LEADING TO THE CHAPTER 11 CASES

The newspaper industry and the Debtors have experienced declining revenue and profitability over the past several years, due in large part to the global economic recession as well the increasing competition from the internet as a news source and advertising medium. Across the newspaper industry, advertising revenue and circulation revenue have declined sharply in the last decade. In 2012, total revenues fell to about $489 million from approximately $517 million in 2011. Revenues declined about 5.1%, or to roughly $119.6 million, for the six month period ending June 30, 2013 as compared to the prior year. GateHouse stock was delisted from the New York Stock Exchange in 2008. GateHouse’s stock currently trades over the counter for approximately 3 cents a share.

GateHouse’s performance resulting from these trends has eliminated the availability to GateHouse of additional borrowings under its Credit Agreement. As a result, GateHouse previously implemented and continues to implement plans to reduce costs and preserve cash flow. This includes the suspension of the payment of cash dividends, cost reduction and restructuring programs, and the sale of non-core assets.

The Credit Agreement will mature in August 2014. As part of the evaluation of its financial and strategic options to proactively recapitalize and restructure the debt and position GateHouse for growth, GateHouse engaged Houlihan Lokey as financial advisors in 2012. With the assistance of its advisors, GateHouse considered a range of alternatives with the goal of resolving its capital structure.

In early 2013, the Plan Sponsor informed the Debtors that it intended to propose a restructuring of the debt and the equity of GateHouse. On February 19, 2013, GateHouse’s Board of Directors formed a Special Committee to review and evaluate any potential Fortress proposal and other strategic alternatives for GateHouse, including a potential recapitalization of GateHouse. The Board delegated to the Special Committee its full and exclusive powers, to the fullest extent permitted by law, with respect to the review, evaluation, and approval or rejection of any potential Fortress proposal, and the review and evaluation of strategic alternatives, on behalf of GateHouse. The Special Committee retained independent legal and financial advisors as part of its review and evaluation.

Following several months of negotiations, GateHouse reached agreement on the principal terms of the Plan, including the Support Agreement, a term sheet describing the Cash-Out Distribution and New Media Stock to be issued on the Effective Date, with Lenders (including the Plan Sponsor and/or its affiliates) holding approximately 80.3% of the outstanding principal amount of the Secured Debt Claims, including certain amounts pending trade settlement.

Subject to the results of the Solicitation, the Debtors will commence Chapter 11 proceedings to effectuate a recapitalization and address their capital structure, with the consent of a significant percentage of creditors and the support of the Plan Sponsor. The Debtors believe that a Chapter 11 restructuring will position the Reorganized New Media Group as a viable long-term provider of print, online and other digital products, including mobile applications.

ARTICLE VII

OTHER KEY ASPECTS OF THE PLAN

7.1	New Media Warrants

On the Effective Date, or as soon as practicable thereafter, New Media shall issue and distribute 10-year warrants to holders of Allowed GateHouse Interests (or their respective Designated Affiliates) to the extent required by the Plan (the “New Media Warrants”). The New Media Warrants shall entitle the holders thereof to acquire New Media Stock, which in the aggregate shall be equal to five percent (5%) of New Media Stock as of the Effective Date (calculated prior to dilution from shares of New Media Stock issued pursuant to the DJ Contribution), at a strike price calculated based on a total equity value of New Media prior to the DJ Contribution of $1.2 billion, as of the Effective Date.

7.2	New Debt Facility Net Proceeds

The Debtors shall use commercially reasonable efforts, in light of market conditions and other relevant factors, to enter into the New Debt Facility on the Effective Date. In the event that Reorganized GateHouse enters into and receives the proceeds of the New Debt Facility, on the Effective Date, Reorganized GateHouse will distribute to each holder of New Media Stock (including, without limitation, to the Plan Sponsor on account of the Cash-Out Claims) its Pro Rata share of the New Debt Facility Net Proceeds, if any. For the avoidance of doubt, the New Debt Facility Net Proceeds, if any, will be distributed to holders of New Media Stock prior to the occurrence of the DJ Contribution and no amount of the New Debt Facility Net Proceeds shall be distributed to Plan Sponsor on account of the DJ Contribution.

Confirmation of the Plan shall constitute (i) approval by Reorganized GateHouse and its applicable Subsidiaries of the New Debt Facility, the New Debt Facility Documents, and all transactions contemplated thereby, including the payment of all fees, indemnities, and expenses provided for therein, and (ii) authorization of Reorganized GateHouse to enter into, execute and perform under the New Debt Facility Documents and distribute New Debt Facility Net Proceeds in accordance with the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Debt Facility Documents (i) shall be deemed to have been approved by Reorganized GateHouse and its applicable subsidiaries, (ii) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Debt Facility Documents, (iii) shall be deemed perfected upon Reorganized GateHouse’s entry into the New Debt Facility, subject only to such Liens and security interests as may be permitted under the New Debt Facility Documents, and (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

For the avoidance of doubt, entry into the New Debt Facility will not be a condition precedent to the Effective Date.

7.3	Registration Rights

New Media will enter into a registration rights agreement with Omega Advisors, Inc. and its affiliates (collectively, “Omega”) and any other holder of Allowed Secured Debt Claims that receives at least as many shares of New Media Stock on the Effective Date as Omega receives, provided that Omega receives directly or indirectly not less than ten percent (10%) or more of the shares of New Media Stock issued to holders of Allowed Secured Debt Claims under the Plan (without taking into account New Media Stock issued pursuant to the New Media Warrants or in respect of the DJ Contribution).

7.4	DJ Contribution

Subject to the terms of the Support Agreement, Plan Sponsor will complete the DJ Contribution on the Effective Date in exchange for shares of New Media Stock and, at Plan Sponsor’s election in its sole discretion, $50,000 of Cash, collectively equal in value to the DJ Contribution Value as adjusted (a) to include (i) Plan Sponsor’s out-of-pocket transaction expenses for the DJ Acquisition not to exceed $4.5 million, (ii) any additional cash equity contributions made in DJLMG or Local Group after the DJ Acquisition but, prior to the occurrence of the DJ Contribution, not to exceed $2.5 million, and (iii) the net amount owing to Plan Sponsor under the DJ SPA and (b) to deduct the amount of (i) any dividends paid out by DJLMG or Local Group on or following the closing of the DJ Acquisition and on or prior to the occurrence of the DJ Contribution (other than in respect of the $2.5 million contributed by the Plan Sponsor on the closing date of the DJLMG Acquisition for working capital purposes, which amount DJLMG may repay by dividend or otherwise prior to the Effective Date) and (ii) any funded debt obligations of DJLMG or Local Group (other than amounts drawn under the working capital facility), each as set forth in the DJ Contribution Agreement and DJ SPA Assignment Agreement. For the avoidance of doubt, the distribution of shares of New Media Stock in exchange for the DJ Contribution will not occur prior to the distribution of the New Debt Facility Net Proceeds (if any) to the holders of New Media Stock. DJLMG consists of eight daily community newspapers and thirteen weeklies, and has $33 million of appraised real estate value.

For purposes of the DJ Contribution, Reorganized GateHouse shall have an assumed enterprise value based upon the 40 cent Cash-Out Distribution on the Secured Debt Claims plus estimated transaction fees of $5 million. Assuming an Effective Date of December 31, 2013, this assumed enterprise value is estimated to be $487.7 million and, if the New Debt Facility of $150 million is implemented, would result in an estimated contribution value of $337.7 million. Adjustments to these values may be made a result of changes in the actual timing of the Effective Date and actual transaction costs, as well as whether or not the New Debt Facility is implemented.

The DJ Contribution Value is currently anticipated to be approximately $54.1 million assuming a contribution date of October 31, 2013, consisting of $82.6 million as the estimated cost of the DJ Acquisition, plus (a) (i)$4.2 million in estimated out-of-pocket transaction expenses of Plan Sponsor, (ii) no additional net cash equity contributions and (iii) $0.3 million going to Plan Sponsor under the DJ SPA, less (b) (i) no dividends paid out by DJLMG or Local Group (other than in respect of amounts contributed by Plan Sponsor on the closing date for working capital purposes) and (ii) $33.0 million in anticipated term loan debt at Local Group. Plan Sponsor contributed $2.5 million on the closing of the DJ Acquisition for working capital purposes and DJLMG shall repay such amount by dividend or otherwise on the day the working capital facility becomes available.

GateHouse has entered into a management and advisory agreement (the “DJ Management Agreement”) with an Affiliate of the Plan Sponsor, Local Media Group Holdings LLC, whereby GateHouse will manage the assets of Dow Jones Local Media Group, Inc., which Local Media Group Holdings LLC acquired in the DJ Acquisition. The DJ Management Agreement has a two year term, with automatic renewal for successive two-year periods unless terminated. In exchange for its management and advisory services, GateHouse will receive an annual management fee of $1.1 million, subject to adjustments, and an annual incentive compensation based on EBITDA targets of DJLMG. For the avoidance of doubt, the DJ Management Agreement will be assumed as an Executory Contract pursuant to the Plan.

7.5	Offering and Issuance of Securities

The offering, issuance, distribution, and exercise (as applicable) of any Securities, including New Media Stock and New Media Warrants (and the New Media Stock issuable upon exercise of the New Media Warrants), pursuant to the Plan, will be in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

The issuance of New Media Stock (including all common stock in New Media issued to the Plan Sponsor on the Effective Date in exchange for the DJ Contribution), New Media Warrants and any other options and associated equity awards is authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized New Media Group, as applicable. The charter of New Media, as applicable, shall authorize the issuance and distribution on or after the Effective Date of such New Media Stock and New Media Warrants and entry into the New Debt Facility Net Proceeds (if any) for the benefit of holders of Allowed Secured Debt Claims and Allowed GateHouse Interests, as applicable. All such New Media Stock issued and distributed pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.

7.6	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or in any agreement, instrument or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

7.7	Incentive Plans and Employee and Retiree Benefits

Except as otherwise provided in the Plan, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall: (a) amend, adopt, assume and/or honor in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plan, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

7.8	Additional Restructuring Transactions

On or after the Effective Date, without limiting any rights and remedies of the Debtors or Reorganized New Media Group under the Plan or applicable law, the Reorganized New Media Group may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring, including one or more mergers, consolidations, restructurings, transfers, dispositions, spinoffs, liquidations, dissolutions, amalgamations, arrangements, continuances or other corporate transactions, as may be determined by the Reorganized New Media Group to be necessary or appropriate (collectively, the “Additional Restructuring Transactions”) provided such Additional Restructuring Transactions comply with the terms of (including applicable shareholder consent requirements) and are not prohibited by the Plan. The actions to effect the Additional Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, transfer, disposition, spinoff, liquidation, dissolution, amalgamation, arrangement, continuance or other corporate transaction containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and such other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, spinoff or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (iii) the filing of appropriate certificates or articles of incorporation, merger, consolidation, spinoff or dissolution (or any other Additional Restructuring Transaction) pursuant to applicable law; and (iv) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Additional Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized New Media Group vesting in one or more surviving, resulting or acquiring Entities. In each case in which the surviving, resulting or acquiring Entity in any such transaction is a successor to the Reorganized New Media Group, such surviving, resulting or acquiring Entity will perform the obligations of the Reorganized New Media Group pursuant to the Plan to pay or otherwise satisfy the Allowed Claims to the extent not already paid or satisfied. The Additional Restructuring Transactions may include commencement of regular-way trading of New Media Stock on a major

U.S. national securities exchange (the “Listing”). New Media shall use its commercially reasonable efforts to make the Listing, in light of market conditions and other relevant factors, on the New York Stock Exchange. New Media may also raise additional capital in connection with or subsequent to the Listing. Notwithstanding anything in the Plan to the contrary, on and after the Confirmation Date the Debtors or Reorganized Debtors, as applicable, may employ and pay advisors and professionals without further notice to, or action, order, or approval of the Bankruptcy Court.

7.9	Plan Sponsor’s Fees.

Subject to entry of the Confirmation Order, and without in any way limiting the payment obligations under any existing engagement letter or any applicable order entered in the Chapter 11 Cases, the reasonable fees and expenses (including attorneys’ fees and financial advisors’ fees) of Plan Sponsor in connection with the Transaction, including, but not limited to, the reasonable fees and expenses of Cleary, Gottlieb Steen & Hamilton LLP and Morris, Nichols, Arsht & Tunnell LLP, shall be Allowed and paid in full in Cash by the Reorganized Debtors, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than twenty (20) days after the Effective Date. The Debtors estimate that as of the Effective Date, the Plan Sponsor’s fees will be approximately $1.1 million.

7.10	Credit Agreement Administrative Agent’s Fees

Subject to entry of the Confirmation Order, and without in any way limiting the payment obligations under any existing engagement letter or the cash collateral order (or any other applicable order) entered in the Chapter 11 Cases, the reasonable invoiced fees and expenses of the Credit Agreement Administrative Agent and the Informal Committee in connection with the Transaction, including but not limited to the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Richards Layton & Finger and Moelis & Company LLC (“Moelis”), shall be Allowed as Administrative Claims and paid in full by the Debtors or the Reorganized Debtors in Cash, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than ten (10) days after the Effective Date; provided that, notwithstanding the foregoing, such fees and expenses shall continue to be obligations secured under the Credit Documents in the event that the Plan is not confirmed. The Credit Agreement Administrative Agent and the Informal Committee estimate that as of the Effective Date, their fees will be not more than $1.925 million, including the fees of Moelis as financial advisor to the Credit Agreement Administrative Agent.

7.11	Special Committee’s Fees

Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys’ fees and financial advisors’ fees) of the Special Committee shall be Allowed and paid by the Debtors or the Reorganized Debtors, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than twenty (20) days after the Effective Date.

The Special Committee retained Abrams & Bayliss LLP (“Abrams & Bayliss”) as legal counsel. The Debtors estimate that as of the Effective Date, the fees of Abrams & Bayliss will not be more than $50,000. These fees will be paid in addition to the Blackstone fee described in Section 5.4 herein.

7.12	Treatment of Executory Contracts and Unexpired Leases

(a)	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless any such Executory Contract or Unexpired Lease: (a) is listed on the Rejection Schedule; (b) has been previously assumed or rejected by the Debtors by Final Order or has been assumed or rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; or (c) is the subject of a motion to assume or reject pending as of the Effective Date. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions, assignments and rejections.

Except as otherwise provided in the Plan or agreed to by the Debtors with the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority or amount of any Claims that may arise in connection therewith.

(b)	Cure of Defaults and Objections to Assumption

The Debtors or Reorganized New Media Group, as applicable, shall pay Cures in the ordinary course after the Effective Date. Any dispute regarding a Cure shall be resolved in the ordinary course in an appropriate non-bankruptcy forum. Any Cure shall be deemed fully satisfied, released and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure. The Reorganized Debtors also may settle any Cure without any further notice to, or action, order or approval of, the Bankruptcy Court.

Any objection to the assumption of an Executory Contract or Unexpired Lease pursuant to the Plan on grounds other than Cure must be filed with the Bankruptcy Court by the deadline established for filing objections to the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is a dispute regarding the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 45 days after entry of a Final Order resolving an objection to assumption or determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order or approval of the Bankruptcy Court.

(c)	Pre-existing Payment and Other Obligations

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors, as applicable, under such contract or lease. In particular, to the extent permissible under applicable non-bankruptcy law, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) maintenance of, or to repair and replace goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable.

(d)	Rejection Damages Claims and Objections to Rejection

Pursuant to section 502(g) of the Bankruptcy Code, counterparties to Executory Contracts or Unexpired Leases that are rejected shall have the right to assert Claims, if any, on account of the rejection of such contracts and leases. Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases pursuant to the Plan must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Confirmation Date or the effective date of rejection. Any such Proofs of Claim that are not timely filed shall be disallowed without the need for any further notice to or action, order or approval of, the Bankruptcy Court. Such Proofs of Claim shall be forever barred, estopped and enjoined from assertion. Moreover, such Proofs of Claim shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to, or action, order or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims (excluding the Secured Debt Claims) arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as Class 5 - General Unsecured Claims against the applicable Debtor counterparty thereto.

(e)	Contracts, Intercompany Contracts, and Leases Entered into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

(f)	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

7.13	Provisions Governing Distributions

(a)	General

One of the key concepts under the Bankruptcy Code is that only Claims and Interests that are “allowed” may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions below. In general, an Allowed Claim or Interest means that the Debtors agree, or if there is a dispute, the Bankruptcy Court determines that the Claim or Interest, and the amount thereof, is in fact a valid obligation of or interest in the Debtors.

(b)	Delivery of Distributions in General

Except as otherwise provided in the Plan, a Final Order or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, on the Effective Date or as soon as practicable thereafter, the Reorganized Debtors or Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business or industry practice and (2) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in accordance with Sections 2.3 and 3.2(a)(2) of the Plan, respectively. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. For the avoidance of doubt, distributions to holders of Allowed Secured Debt Claims will be made on the Effective Date.

(c)	Distribution Process

On the Effective Date, distributions under the Plan in respect of Allowed Secured Debt Claims shall be delivered:

(i)	in the case of the Cash-Out Distribution, from the Plan Sponsor (or its designees) to each Record Holder of Cash-Out Claims as of the Distribution Record Date (or its Designated Affiliates) subject to the terms of the Investment Commitment Letter; and

(ii)	in the case of the New Media Distribution, to the Credit Agreement Administrative Agent (or its designees) for distribution, pursuant to Section 2.13(b) of the Credit Agreement, to (a) Plan Sponsor (or its Designated Affiliates) with respect to Cash-Out Claims and its New Media Elected Claims and (b) to each Record Holder of New Media Elected Claims as of the Distribution Record Date (or its Designated Affiliates).

On the Effective Date, distributions under the Plan in respect of Allowed GateHouse Interests shall be delivered by the Distribution Agent to each holder of such Interests.

The Debtors, the Reorganized Debtors, the Plan Sponsor, the Credit Agreement Administrative Agent and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

7.14	Procedures for Resolving Disputed Claims and Interests

(a)	Disputed Claims Process

Except as otherwise provided for in the Plan, if a party files a Proof of Claim and the Debtors or Reorganized Debtors, as applicable, do not determine in their sole discretion, and without the need for notice to, or action, order or approval of, the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in ARTICLE VII of the Plan. Except as otherwise provided in the Plan, all proofs of claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to, or action, order or approval of, the Bankruptcy Court. For the avoidance of doubt, on and after the Effective Date, the Reorganized Debtors may negotiate and settle any Claims, including Claims for which a Proof of Claim has been filed, without further notice to or approval of the Bankruptcy Court, the Claims and Solicitation Agent or any other party.

(b)	Prosecution of Objections to Claims and Interests

Except insofar as a Claim or Interest is Allowed under the Plan, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to the Claim or Interest. Any objections to Claims and Interests shall be served and filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors may prosecute, adjudicate or otherwise resolve Claims and Interests in non-bankruptcy forums after the expiration of such 120 day period. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.17 of the Plan.

(c)	No Interest

Unless otherwise specifically provided for in the Plan or by order of the Bankruptcy Court, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

(d)	Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree, or the Bankruptcy Court has determined by Final Order, that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code, and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

7.15	Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and the Plan shall recognize and implement any such rights. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided in the Plan, the Reorganized Debtors reserve the right, after notice and a hearing, to re-classify any Allowed Claim or Interest in accordance with any contractual, legal or equitable subordination relating thereto.

7.16	Release, Injunction, and Related Provisions

(a)	Discharge of Claims and Termination of Interests

Except as otherwise provided for in the Plan and effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

(b)	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for in the Plan, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreement and Swap Liability Agreements), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors; provided that Claims and Causes of Action for fraud, gross negligence or willful misconduct shall not be so released.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in Section 8.2 of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by Section 8.2 of the Plan; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by Section 8.2 of the Plan.

(c)	Releases by Certain Holders of Claims

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross claims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreement and Swap Liability Agreements), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan; provided that Claims and Causes of Action for fraud, gross negligence or willful misconduct shall not be so released. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in Section 8.3 of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise of the Claims released by Section 8.3 of the Plan; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under Section 8.3 of the Plan from asserting any Claim or Cause of Action released by Section 8.3 of the Plan.

(d)	Exculpation

No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct. The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of acceptances and rejections of the Plan and the making of distributions pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

For the avoidance of doubt, any change to the definition of “Releasing Parties” to remove holders of Secured Debt Claims and/or to the definition of “Exculpated Parties” to remove Participating Lenders shall not constitute a material change to the Plan and shall not require the resolicitation of holders of Secured Debt Claims.

(e)	Preservation of Rights of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with sections 1123(b)(3) and 1141(b) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order or approval of the Bankruptcy Court.

(f)	Injunction

Except as otherwise provided in the Plan or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3 of the Plan, discharged pursuant to Section 8.1 of the Plan, or are subject to exculpation pursuant to Section 8.4 of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated or settled pursuant to the Plan.

7.17	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

7.18	Indemnification

On and from the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume or reinstate, as applicable, all indemnification obligations in place as of the Effective Date (whether in by-laws, certificates of incorporation, board resolutions, contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors and the respective Affiliates of such current and former directors, officers, managers and employees.

7.19	Release of Liens

Except (a) with respect to the Liens securing the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

7.20	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2 of the Plan:

(a) the Confirmation Order shall have been entered and such order shall be materially consistent with the Support Agreement and shall be in form and substance reasonably satisfactory to the Plan Sponsor and the Debtors;

(b) the Confirmation Order shall have become a Final Order;

(c) all documents and agreements necessary to implement the Plan: (1) shall have all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements; (2) shall have been tendered for delivery to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws; and (3) shall have been effected or executed; and

(d) the Effective Date shall occur no later than December 16, 2013; and

(e) all other actions necessary for the occurrence of the Effective Date shall have been taken.

The Debtors may, with the written consent of the Plan Sponsor and in consultation with the Credit Agreement Administrative Agent, waive any of the conditions to the Effective Date set forth in Section 9.1 of the Plan without any notice to any other parties in interest and without any further notice to, or action, order or approval of, the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer or undertaking of any sort by any Debtor or any other Entity.

7.21	Modification of Plan

Effective as of the date hereof (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order, subject to the limitations set forth in the Plan and, if effective, the Support Agreement; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, this clause (b) being subject in all cases to the limitations set forth in the Plan and in the Support Agreement.

7.22	Revocation or Withdrawal of Plan

Subject to the terms of the Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer or undertaking of any sort by any Debtor or any other Entity.

7.23	Confirmation of the Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. Subject to the terms of the Support Agreement, the Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

7.24	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

7.25	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

7.26	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from http://dm.epiq11.com/gatehousemedia or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

ARTICLE VIII

CERTAIN FACTORS TO BE CONSIDERED

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE IMPAIRED SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.

ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE PLAN AND ITS IMPLEMENTATION.

8.1	General

The following provides a summary of various important considerations and risk factors associated with the Plan; however, it is not exhaustive. For additional risk factors, please refer to GateHouse’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Quarterly Reports filed on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, which are incorporated by reference into this Disclosure Statement and are publicly available in their entirety at (a) the Debtors’ investor relations website, located at http://investors.gatehousemedia.com and (b) the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, located at http://www.sec.gov/edgar/searchedgar/webusers.htm. In considering whether to object to Confirmation, holders of Claims should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced or incorporated by reference in this Disclosure Statement.

8.2	Risks Related to the Plan and Other Bankruptcy Law Considerations

(a)	A Claim or Interest Holder May Object to, and the Bankruptcy Court May Disagree with, the Debtors’ Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created eight Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class. However, a Claim or Interest holder could challenge the Debtors’ classification. In such an event, the cost of the Chapter 11 Cases and the time needed to confirm the Plan may increase, and there can be no assurance that the Bankruptcy Court will agree with the Debtors’ classification. If the Bankruptcy Court concludes that either or both of the classifications of Claims and Interests under the Plan do not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan. Such modification could require re-solicitation of votes on the Plan. The Plan may not be confirmed if the Bankruptcy Court determines that the Debtors’ classification of Claims and Interests is not appropriate.

(b)	The Debtors May Not Be Able to Satisfy the Voting Requirements for Confirmation of the Plan.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors may seek, as promptly as practicable thereafter, Confirmation. If the Plan does not receive the required support from Class 4 holders, the Debtors may elect to amend the Plan, seek to sell their assets pursuant to section 363 of the Bankruptcy Code, or proceed with liquidation.

(c)	The Bankruptcy Court May Not Confirm the Plan or May Require the Debtors to Re-Solicit Votes with Respect to the Plan.

The Debtors cannot assure you that the Plan will be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the Bankruptcy Court that the plan of reorganization is “feasible,” that all claims and interests have been classified in compliance with the provisions of section 1122 of the Bankruptcy Code, and that, under the plan of reorganization, each holder of a claim or interest within each impaired class either accepts the plan of reorganization or receives or retains cash or property of a value, as of the date the plan of reorganization becomes effective, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code. There can be no assurance that the Bankruptcy Court will conclude that the feasibility test and other requirements of section 1129 of the Bankruptcy Code have been met with respect to the Plan.

If the Plan is filed, there can be no assurance that modifications to the Plan would not be required for Confirmation, or that such modifications would not require a re-solicitation of votes on the Plan.

Moreover, the Bankruptcy Court could fail to approve this Disclosure Statement and determine that the votes in favor of the Plan should be disregarded. The Debtors then would be required to recommence the solicitation process, which would include re-filing a plan of reorganization and disclosure statements. Typically, this process involves a 20- to 60-day period and includes a court hearing for the required approval of disclosure statement(s), followed (after bankruptcy court approval) by another solicitation of claim and interest holder votes for the plan of reorganization, followed by a confirmation hearing at which the bankruptcy court will determine whether the requirements for confirmation have been satisfied, including the requisite claim and interest holder acceptances.

If the Plan is not confirmed, the Chapter 11 Cases may be converted into cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of claims and interests and the Debtors’ liquidation analysis are set forth under the unaudited Liquidation Analysis, attached hereto as Exhibit D. As set forth in the Liquidation Analysis, the Debtors believe that liquidation under chapter 7 of the Bankruptcy Code would result in, among other things, smaller distributions being made to creditors than those provided for in the Plan.

(d)	The Debtors May Object to the Amount or Classification of a Claim or Interest.

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim or Interest where such Claim or Interest is subject to an objection. Any holder of a Claim or Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

(e)	Even if the Debtors Receive All Necessary Acceptances for the Plan to Become Effective, the Debtors May Fail to Meet All Conditions Precedent to Effectiveness of the Plan.

Although the Debtors believe that the Effective Date would occur very shortly after the Confirmation Date, there can be no assurance as to such timing.

The Confirmation and effectiveness of the Plan are subject to certain conditions that may or may not be satisfied. The Debtors cannot assure you that all requirements for Confirmation and effectiveness required under the Plan will be satisfied.

(f)	Contingencies May Affect Distributions to Holders of Allowed Claims and Interests.

The distributions available to holders of Allowed Claims and Interests under the Plan can be affected by a variety of contingencies, including, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies could affect distributions under the Plan.

(g)	The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate.

Usually, votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) require that:

•	solicitation comply with applicable non-bankruptcy law;

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and

•	the time prescribed for voting is not unreasonably short.

With regard to solicitation of votes prior to the commencement of a bankruptcy case, if the Bankruptcy Court concludes that the requirements of Bankruptcy Rule 3018(b) have not been met, then the Bankruptcy Court could deem such votes invalid, whereupon the Plan could not be confirmed without a resolicitation of votes to accept or reject the Plan. While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(h)	The United States Trustee or Other Parties May Object to the Plan on Account of the Release and Exculpation.

Any party in interest, including the United States Trustee, could object to the Plan on the grounds that the third-party releases are not given consensually or in a permissible non-consensual manner, or that the releases by the Debtors or the exculpation provisions do not satisfy the standard for approval under applicable provisions of the Bankruptcy Code. In response to such an objection, the Bankruptcy Court could determine that the release and exculpation provisions are not valid under the Bankruptcy Code. If the Bankruptcy Court makes such a determination, the Plan could not be confirmed without modifying the Plan to remove or modify the release and exculpation provisions.

(i)	The Debtors May Seek to Amend, Waive, Modify or Withdraw the Plan at Any Time Prior to Confirmation.

The Debtors reserve the right, prior to the Confirmation of the Plan or substantial Consummation thereof, subject to the provisions of section 1127 of the Bankruptcy Code, applicable law and the Support Agreement, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All holders of Claims and Interests will receive notice of such amendments or waivers to the extent required by applicable law or the Bankruptcy Court. If, after receiving sufficient acceptances, but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (1) all classes of adversely affected creditors and interest holders accept the modification in writing, or (2) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of holders of accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

(j)	The Plan May Have a Material Adverse Effects on the Debtors’ Operations.

The solicitation of acceptances of the Plan and commencement of the Chapter 11 Cases could adversely affect the relationships between the Debtors and their respective customers, employees, partners, and others. There is a risk, due to uncertainty about the Debtors’ future, that, among other things:

•	the Debtors’ subscribers’ and advertisers’ confidence in the abilities of the Debtors to produce and deliver their products and services could erode, resulting in a significant decline in the Debtors’ revenues, profitability, and cash flow;

•	it may become more difficult to retain, attract, or replace key employees;

•	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

•	the Debtors’ suppliers, vendors, and service providers could terminate their relationships with the Debtors or require financial assurances or enhanced performance, subject to the Debtors’ assertions in the Bankruptcy Court of certain protections under the Bankruptcy Code.

(k)	The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtors’ Businesses, as well as Impair the Prospect for Reorganization on the Terms Contained in the Plan.

The Debtors estimate that the process of obtaining Confirmation of the Plan by the Bankruptcy Court will last approximately 30 to 60 days from the Petition Date, but it could last considerably longer if, for example, Confirmation is contested or the conditions to Confirmation or Consummation are not satisfied or waived.

While the Debtors expect that the Chapter 11 Cases filed solely for the purpose of implementing the Plan would be of short duration and would not be unduly disruptive to the Debtors’ businesses, the Debtors cannot be certain that this necessarily would be the case. Although the Plan is designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan would be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ businesses. There is a risk, due to uncertainty about the Debtors’ futures, that, among other things:

•	subscribers and advertisers could move to the Debtors’ competitors, including competitors that have comparatively greater financial resources and that are in comparatively less financial distress;

•	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

•	business partners could terminate their relationship with the Debtors or demand financial assurances or enhanced performance, any of which could impair the Debtors’ prospects.

A lengthy bankruptcy proceeding also would involve additional expenses and divert the attention of management from the operation of the Debtors’ businesses, as well as create concerns for employees, suppliers and customers.

The disruption that the bankruptcy process would have on the Debtors’ businesses could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different reorganization plan that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

(l)	Other Parties in Interest Might Be Permitted to Propose Alternative Plans of Reorganization that May Be Less Favorable to Certain of the Debtors’ Constituencies Than the Plan.

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization to the Plan. Under the Bankruptcy Code, a debtor-in-possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of 120 days from filing. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, other parties in interest would then have the opportunity to propose alternative plans of reorganization.

If other parties in interest were to propose an alternative plan of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan may be less favorable to existing holders of Claims and GateHouse Interests and may seek to exclude these holders from receiving the distributions completed by the Plan. Alternative plans of reorganization also may treat less favorably the Claims of a number of other constituencies, including the Debtors’ employees, and the Debtors’ trading partners and customers. The Debtors consider maintaining relationships with their Creditors (as defined in section 101(10) of the Bankruptcy Code), common stockholders, employees, and trading partners and customers as critical to maintaining the value of Reorganized New Media Group following the Effective Date, and have sought to treat those constituencies accordingly. However, proponents of alternative plans of reorganization may not share the Debtors’ assessments and may seek to impair the Claims of such constituencies to a greater degree. If there were competing plans of reorganization, the Chapter 11 Cases likely would become longer, more complicated, and much more expensive. If this were to occur, or if the Debtors’ employees or other constituencies important to the Debtors’ business reacted adversely to an alternative plan of reorganization, the adverse consequences discussed in the foregoing Section 8.2(k) also could occur.

(m)	The Debtors’ Business May Be Negatively Affected if the Debtors Are Unable to Assume Their Executory Contracts.

An executory contract is a contract on which performance remains due to some extent by both parties to the contract. The Plan provides for the assumption of all Executory Contracts and Unexpired Leases, unless designated on a schedule of rejected contracts or subject of a separate motion to reject filed with the Bankruptcy Court. The Debtors intend to preserve as much of the benefit of their existing contracts and leases as possible. However, with respect to some limited classes of Executory Contracts the Debtors may need to obtain the consent of the counterparty to maintain the benefit of the contract. There is no guarantee that such consent either would be forthcoming or that conditions would not be attached to any such consent that makes assuming the contracts unattractive. The Debtors then would be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

(n)	Material Transactions Could Be Set Aside as Fraudulent Conveyances or Preferential Transfers.

Certain payments received by stakeholders prior to the bankruptcy filing could be challenged under applicable debtor/creditor or bankruptcy laws as either a “fraudulent conveyance” or a “preferential transfer.” A fraudulent conveyance occurs when a transfer of a debtor’s assets is made with the intent to defraud creditors or in exchange for consideration that does not represent reasonably equivalent value to the property transferred. A preferential transfer occurs upon a transfer of property of the debtor while the debtor is insolvent for the benefit of a creditor on account of an antecedent debt owed by the debtor that was made on or within 90 days before the date of filing of the bankruptcy petition or one year before the date of filing of the petition, if the creditor, at the time of such transfer was an insider. If any transfer was challenged in the Bankruptcy Court and found to have occurred with regard to any of the Debtors’ material transactions, a bankruptcy court could order the recovery of all amounts received by the recipient of the transfer.

(o)	The Debtors May Be Unsuccessful in Obtaining First Day Orders to Permit Them to Pay Their Key Suppliers and Their Employees, or to Continue to Perform Customer Programs in the Ordinary Course of Business.

The Debtors have tried to address potential concerns of their key customers, vendors, employees, and other key parties in interest that might arise from the filing of the Plan through a variety of provisions incorporated into or contemplated by the Plan, including the Debtors’ intention to seek appropriate court orders to permit the Debtors to pay their prepetition and post-petition accounts payable to parties in interest in the ordinary course. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ businesses might suffer.

(p)	The Bankruptcy Court May Not Approve the Debtors’ Use of Cash Collateral.

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to use cash collateral to fund the Chapter 11 Cases and to provide customary adequate protection to the Lenders. Such access to cash collateral will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve such use of cash collateral on the terms requested. There is no assurance that the Debtors will be able to obtain an extension of the right to use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially.

(q)	The Support Agreement could terminate prior to the Effective Date.

The Support Agreement could terminate prior to the Effective Date. The Support Agreement will terminate automatically upon certain events, including the following: (i) GateHouse has commenced Chapter 11 cases that are subsequently dismissed or converted to Chapter 7, or a Chapter 11 trustee, responsible officer or examiner with enlarged powers is appointed; (ii) GateHouse has elected to terminate the Support Agreement in accordance with the exercise of its fiduciary duties; or (iii) the occurrence of the earlier of (a) December 16, 2013 and (b) the Effective Date.

In addition, the Support Agreement may be terminated by the Plan Sponsor or by the Majority Unaffiliated Participating Creditors upon the occurrence of certain events, including but not limited to: (i) GateHouse has commenced Chapter 11 cases prior to commencing the Solicitation; (ii) five business days have elapsed since the completion of a Solicitation in which the Bankruptcy Threshold Creditors have accepted the Plan, and GateHouse has not commenced the Chapter 11 Cases; (iii) the Investment Commitment Letter has terminated or ceased to be in full force and effect; (iv) a court or other authority has issued a ruling or order restricting a material aspect of the transaction in a manner materially adverse to the Plan Sponsor or the Participating Lenders; or (v) GateHouse has commenced the Chapter 11 Cases and (a) an order is entered terminating GateHouse’s exclusive right to file a plan of reorganization, (b) GateHouse fails to file the Plan and Disclosure Statement with the bankruptcy court on the Petition Date, (c) the bankruptcy court has not, within specified time periods, entered interim and final orders (I) authorizing GateHouse to use cash collateral, (II) granting adequate protection to creditors holding the Outstanding Debt, and (III) approving cash managements systems, (d) GateHouse’ consensual use of cash collateral is terminated in accordance with an interim or final cash collateral order entered by the bankruptcy court, (e) the bankruptcy court has not entered an order confirming the Plan within 60 business days after the bankruptcy filing date, (f) GateHouse withdraws the Plan or publicly announces an intention not to proceed with the Plan; GateHouse files any motion, pleading, plan of reorganization and/or disclosure statement, or the bankruptcy courts enters any order, in each case, that is materially inconsistent with the term sheet attached to the Support Agreement or materially adversely affects the rights of the party seeking to terminate the Support Agreement, or (g) GateHouse challenges or supports a challenge to, or the bankruptcy court enters an order granting a challenge to, GateHouse’s obligations under or the liens securing the Outstanding Debt, or against the Credit Agreement Administrative Agent, or Participating Lenders.

If the Support Agreement is terminated, the votes cast by Participating Lenders will be automatically withdrawn (except with respect to any Participating Lender that informs the Debtors in writing that its ballot continues to be effective) and the Participating Lenders will have no obligations to support the Plan.

(r)	The Plan Sponsor may not fund the Cash-Out Distribution or comply with its other obligations under the Support Agreement or Investment Commitment Letter

The Plan Sponsor may not fund the Cash-Out Distribution or comply with its other obligations because the Investment Commitment Letter or the Support Agreement could terminate pursuant to their terms or the conditions precedent for such funding may not occur. In addition, it is possible that the Plan Sponsor could default under its obligations under the Investment Commitment Letter or the Support Agreement.

The Investment Commitment Letter will terminate automatically and immediately if the Support Agreement has terminated or ceased to be in full force and effect. In addition, the Investment Commitment Letter may be terminated upon notice upon certain events, including the following: (a) 5 business days after written notice of a material breach of the Investment Commitment Letter, unless cured or waived; (b) 1 business day following any GateHouse Party’s written notice to Plan Sponsor that such GateHouse Party has elected to terminate the Investment Commitment Letter in accordance with the exercise of its fiduciary duties; or (c) 1 business day following Plan Sponsor’s written notice to Gatehouse Parties that any of the following events has occurred and is continuing (if not waived by Plan Sponsor): (i) on October 15, 2013, unless the Support Agreement has been executed by creditors that hold at least 67% of the aggregate amount of the Secured Debt Claims necessary for acceptance of the Chapter 11 plan or (ii) Plan Sponsor determines, acting reasonably, that an event occurs that has or could reasonably be expected to have a Material Adverse Effect (as defined in the Investment Commitment Letter) on the business, assets, or operations of the GateHouse Parties.

8.3	Business-Specific Risk Factors

Risk Factors Relating to the Reorganized New Media Group’s Business

(a)	The Reorganized New Media Group will depend to a great extent on the economies and the demographics of the local communities that it serves and it is also susceptible to general economic downturns, which could have a material and adverse impact on its advertising and circulation revenues and on its profitability.

The Reorganized New Media Group’s advertising revenues and, to a lesser extent, circulation revenues, depend upon a variety of factors specific to the communities that its publications serve. These factors include, among others, the size and demographic characteristics of the local population, local economic conditions in general and the economic condition of the retail segments of the communities that the Reorganized New Media Group’s publications serve. If the local economy, population or prevailing retail environment of a community it serves experiences a downturn, the Reorganized New Media Group’s publications, revenues and profitability in that market could be adversely affected. The Reorganized New Media Group’s advertising revenues are also susceptible to negative trends in the general economy, like the economic downturn currently being experienced, that affect consumer spending. The advertisers in its newspapers and other publications and related websites are primarily retail businesses that can be significantly affected by regional or national economic downturns and other developments. Continuing or deepening softness in the U.S. economy could also significantly affect key advertising revenue categories, such as help wanted, real estate and automotive.

(b)	Uncertainty and adverse changes in the general economic conditions of markets in which the Reorganized New Media Group participates may negatively affect its business.

Current and future conditions in the economy have an inherent degree of uncertainty. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which the Reorganized New Media Group participates. Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, declines in real estate values, or other factors affecting economic conditions in general. These changes may negatively affect the sales of the Reorganized New Media Group’s products, increase exposure to losses from bad debts, increase the cost and decrease the availability of financing, or increase costs associated with publishing and distributing its publications.

(c)	The Reorganized New Media Group’s indebtedness and any future indebtedness may limit its financial and operating activities and its ability to incur additional debt to fund future needs.

Pursuant to the Support Agreement, GateHouse may enter into the New Debt Facility on the Effective Date. This indebtedness and any future indebtedness the Reorganized New Media Group incurs could:

•	require the Reorganized New Media Group to dedicate a portion of cash flow from operations to the payment of principal and interest on indebtedness, including indebtedness the Reorganized New Media Group may incur in the future, thereby reducing the funds available for other purposes;

•	subject the Reorganized New Media Group to increased sensitivity to increases in prevailing interest rates;

•	place the Reorganized New Media Group at a competitive disadvantage to competitors with relatively less debt in economic downturns, adverse industry conditions or catastrophic external events; or

•	reduce the Reorganized New Media Group’s flexibility in planning for or responding to changing business, industry and economic conditions.

In addition, the Reorganized New Media Group’s indebtedness could limit its ability to obtain additional financing on acceptable terms or at all to fund future acquisitions, working capital, capital expenditures, debt service requirements, general corporate and other purposes, which would have a material effect on its business and financial condition. The Reorganized New Media Group’s liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within its control.

(d)	The Reorganized New Media Group may not generate a sufficient amount of cash or generate sufficient funds from operations to fund its operations or repay its indebtedness or any future indebtedness at maturity or otherwise.

The Reorganized New Media Group’s ability to make payments on its indebtedness as required depends on its ability to generate cash flow from operations in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control.

If the Reorganized New Media Group does not generate sufficient cash flow from operations to satisfy its debt obligations, including interest payments and the payment of principal at maturity, it may have to undertake alternative financing plans, such as refinancing or restructuring its debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. The Reorganized New Media Group cannot provide assurance that any refinancing would be possible, that any assets could be sold, or, if sold, of the timeliness and amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of its various debt instruments then in effect. Furthermore, the Reorganized New Media Group’s ability to refinance would depend upon the condition of the finance and credit markets. The Reorganized New Media Group’s inability to generate sufficient cash flow to satisfy its debt obligations, or to refinance its obligations on commercially reasonable terms or on a timely basis, would materially affect its business, financial condition or results of operations.

(e)	The collectability of accounts receivable under current adverse economic conditions could deteriorate to a greater extent than provided for in the Reorganized New Media Group’s financial statements and in its projections of future results.

Adverse economic conditions in the United States could increase the Reorganized New Media Group’s exposure to losses resulting from financial distress, insolvency and the potential bankruptcy of the Reorganized New Media Group’s advertising customers. GateHouse’s accounts receivable are stated at net estimated realizable value and its allowance for doubtful accounts has been determined based on several factors, including receivable agings, significant individual credit risk accounts and historical experience. If such collectability estimates prove inaccurate, adjustments to future operating results could occur.

(f)	If there is a significant increase in the price of newsprint or a reduction in the availability of newsprint, the Reorganized New Media Group’s results of operations and financial condition may suffer.

The basic raw material for the Reorganized New Media Group’s publications is newsprint. The Reorganized New Media Group generally maintains only a 45 to 55-day inventory of newsprint, although its participation in a newsprint-buying consortium has helped ensure adequate supply. An inability to obtain an adequate supply of newsprint at a favorable price or at all in the future could have a material adverse effect on the Reorganized New Media Group’s ability to produce its publications. Historically, the price of newsprint has been volatile, reaching a high of approximately $823 per metric ton in 2008 and dropping to a low of almost $410 per metric ton in 2002. The average price of newsprint for 2012 was approximately $667 per metric ton. Recent and future consolidation of major newsprint suppliers may adversely affect price competition among suppliers. Significant increases in newsprint costs for properties and periods not covered by the Reorganized New Media Group’s newsprint vendor agreement could have a material adverse effect on its financial condition and results of operations.

(g)	The Reorganized New Media Group competes with a large number of companies in the local media industry; if it is unable to compete effectively, its advertising and circulation revenues may decline.

The Reorganized New Media Group’s business is concentrated in newspapers and other print publications located primarily in small and midsize markets in the United States. The Reorganized New Media Group’s revenues primarily consist of advertising and paid circulation. Competition for advertising revenues and paid circulation comes from direct mail, directories, radio, television, outdoor advertising, other newspaper publications, the internet and other media. For example, as the use of the internet and mobile devices has increased, GateHouse has lost some classified advertising and subscribers to online advertising businesses and its free internet sites that contain abbreviated versions of its publications. Competition for advertising revenues is based largely upon advertiser results, advertising rates, readership, demographics and circulation levels. Competition for circulation is based largely upon the content of the publication and its price and editorial quality. The Reorganized New Media Group’s local and regional competitors will vary from market to market and many of its competitors for advertising revenues are larger and have greater financial and distribution resources than the Reorganized New Media Group. The Reorganized New Media Group may incur increased costs competing for advertising expenditures and paid circulation. The Reorganized New Media Group may also experience a decline of circulation or print advertising revenue due to alternative media, such as the internet. If the Reorganized New Media Group is not able to compete effectively for advertising expenditures and paid circulation, its revenues may decline.

(h)	The Reorganized New Media Group plans to undertake a strategic re-alignment of its business that could have a material adverse financial impact if unsuccessful.

The Reorganized New Media Group plans to undertake a strategic re-alignment of its business. Among other things, the Reorganized New Media Group will implement the standardization and centralization of systems and process, the outsourcing of certain financial processes and the use of new software for its circulation, advertising and editorial systems. As a result of ongoing strategic evaluation and analysis, the Reorganized New Media Group have made and will continue to make changes that, if unsuccessful, could have a material adverse financial impact.

(i)	The Reorganized New Media Group has invested in growing its digital business, but such investments may not be as successful as expected which could adversely affect its results of operations.

The Reorganized New Media Group continues to evaluate its business and its plans to grow its digital business. Internal resources and effort are put towards this business and key partnerships have been entered into to assist with its digital business. There can be no assurances that the partnerships the Reorganized New Media Group will enter into or the internal strategy to be employed will result in generating or increasing digital revenues.

(j)	If the Reorganized New Media Group is unable to retain and grow its digital audience and advertiser base, its digital businesses will be adversely affected.

Given the ever-growing and rapidly changing number of digital media options available on the internet, the Reorganized New Media Group may not be able to increase its online traffic sufficiently and retain or grow a base of frequent visitors to its websites and applications on mobile devices.

Accordingly, the Reorganized New Media Group may not be able to create sufficient advertiser interest in its digital businesses and maintain or increase the advertising rates of the inventory on its websites.

Technological developments and any changes the Reorganized New Media Group makes to its business model may require significant capital investments. Such investments may be restricted by the Reorganized new Media Group’s current or future credit facilities.

(k)	The Reorganized New Media Group’s business is subject to seasonal and other fluctuations, which affects its revenues and operating results.

The Reorganized New Media Group’s business is subject to seasonal fluctuations that it expects to continue to be reflected in its operating results in future periods. GateHouse’s first fiscal quarter of the year has historically been the Debtor’s weakest quarter because advertising volume is at its lowest levels following the December holiday season. Correspondingly, the second and fourth fiscal quarters tend to be the Debtor’s strongest because they include heavy holiday and seasonal advertising. Other factors that affect quarterly revenues and operating results may be beyond the Reorganized New Media Group’s control, including changes in the pricing policies of its competitors, the hiring and retention of key personnel, wage and cost pressures, distribution costs, changes in newsprint prices and general economic factors.

(l)	The Reorganized New Media Group could be adversely affected by continued declining circulation.

Overall daily newspaper circulation, including national and urban newspapers, has declined in recent years. There can be no assurance that the Reorganized New Media Group’s circulation will not continue to decline in the future. GateHouse has been able to maintain its annual circulation revenue from existing operations in recent years through, among other things, increases in its per copy prices. However, there can be no assurance that the Reorganized New Media Group will be able to continue to increase prices to offset any declines in circulation. Further declines in circulation could impair the Reorganized New Media Group’s ability to maintain or increase its advertising prices, cause purchasers of advertising in its publications to reduce or discontinue those purchases and discourage potential new advertising customers, all of which could have a material adverse effect on its business, financial condition, results of operations or cash flows.

The increasing popularity of digital media could also adversely affect circulation of the Reorganized New Media Group’s newspapers, which may decrease circulation revenue and cause more marked declines in print advertising. If the Reorganized New Media Group is not successful in offsetting such declines in revenues from its print products, its business, financial condition and prospects will be adversely affected.

(m)	GateHouse has a history of losses and the Reorganized New Media Group may not be able to achieve or maintain profitable operations in the future.

GateHouse experienced losses from continuing operations of approximately $27.5 million, $21.0 million and $25.5 million in 2012, 2011 and 2010, respectively. The Reorganized New Media Group’s results of operations in the future will depend on many factors, including its ability to execute its business strategy and realize efficiencies through its clustering strategy. The Reorganized New Media Group’s failure to achieve profitability in the future could adversely affect the trading price of its common stock and its ability to raise additional capital and, accordingly, its ability to grow or maintain its business.

(n)	The value of the Reorganized New Media Group’s intangible assets may become impaired, depending upon future operating results.

As part of the annual impairment assessment, as of June 30, 2013, the fair values of the Company’s reporting units for goodwill impairment testing and newspaper mastheads were estimated using the expected present value of future cash flows, recent industry transaction multiples and using estimates, judgments and assumptions that management believed were appropriate in the circumstances. The estimates and judgments used in the assessment included multiples for revenue and EBITDA, the weighted average cost of capital and the terminal growth rate. Given the current market conditions, the Company determined that recent transactions provided the best estimate of the fair value of its reporting units and no impairment indicators were identified. Additionally, the estimated fair value exceeded carrying value for all mastheads. The total Company’s estimate of fair value was reconciled to its then market capitalization (based upon the market price of the Company’s common stock and fair value of the Company’s debt) plus an estimated control premium.

The newspaper industry and the Company have experienced declining same store revenue and profitability over the past several years. Should general economic, market or business conditions decline, and have a negative impact on estimates of future cash flow and market transaction multiples, the Company may be required to record additional impairment charges in the future.

(o)	The Reorganized New Media Group is subject to environmental and employee safety and health laws and regulations that could cause it to incur significant compliance expenditures and liabilities.

The Reorganized New Media Group’s operations are subject to federal, state and local laws and regulations pertaining to the environment, storage tanks and the management and disposal of wastes at its facilities. Under various environmental laws, a current or previous owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property. Such laws often impose liability on the owner or operator without regard to fault and the costs of any required investigation or cleanup can be substantial. Although in connection with certain of the Reorganized New Media Group’s acquisitions it has rights to indemnification for certain environmental liabilities, these rights may not be sufficient to reimburse it for all losses that it might incur if a property acquired by it has environmental contamination.

The Reorganized New Media Group’s operations are also subject to various employee safety and health laws and regulations, including those pertaining to occupational injury and illness, employee exposure to hazardous materials and employee complaints. Environmental and employee safety and health laws tend to be complex, comprehensive and frequently changing. As a result, the Reorganized New Media Group may be involved from time to time in administrative and judicial proceedings and investigations related to environmental and employee safety and health issues. These proceedings and investigations could result in substantial costs to the Reorganized New Media Group, divert its management’s attention and adversely affect its ability to sell, lease or develop its real property. Furthermore, if it is determined that the Reorganized New Media Group is not in compliance with applicable laws and regulations, or if its properties are contaminated, it could result in significant liabilities, fines or the suspension or interruption of the operations of specific printing facilities.

Future events, such as changes in existing laws and regulations, new laws or regulations or the discovery of conditions not currently known to the Reorganized New Media Group, may give rise to additional compliance or remedial costs that could be material.

(p)	Sustained increases in costs of employee health and welfare benefits may reduce the Reorganized New Media Group’s profitability. Moreover, GateHouse’s pension plan obligations are currently unfunded, and the Reorganized New Media Group may have to make significant cash contributions to the plans, which could reduce the cash available for its business.

In recent years, the Debtors have experienced significant increases in the cost of employee medical benefits because of economic factors beyond their control, including increases in health care costs. At least some of these factors may continue to put upward pressure on the cost of providing medical benefits. Although the Debtors have actively sought to control increases in these costs, there can be no assurance that the Reorganized New Media Group will succeed in limiting cost increases, and continued upward pressure could reduce the profitability of its businesses.

GateHouse’s pension and post retirement plans were underfunded (accumulated benefit obligation) by $15.5 million at December 30, 2012. The Debtors’ pension plan invests in a variety of equity and debt securities, many of which were affected by the recent disruptions in the credit and capital markets in 2009 and 2010. Future volatility and disruption in the stock markets could cause further declines in the asset values of the Reorganized New Media Group’s pension plans. In addition, a decrease in the discount rate used to determine minimum funding requirements could result in increased future contributions. If either occurs, the Reorganized New Media Group may need to make additional pension contributions above what is currently estimated, which could reduce the cash available for its businesses.

(q)	The Reorganized New Media Group may not be able to protect intellectual property rights upon which its business relies and, if it loses intellectual property protection, its assets may lose value.

The Reorganized New Media Group’s business depends on its intellectual property, including, but not limited to, its content and services, which it attempts to protect through patents, copyrights, trade laws and contractual restrictions, such as confidentiality agreements. The Reorganized New Media Group believes its proprietary and other intellectual property rights are important to its success and its competitive position.

Despite the Reorganized New Media Group’s efforts to protect its proprietary rights, unauthorized third parties may attempt to copy or otherwise obtain and use its content, services and other intellectual property, and the Reorganized New Media Group cannot be certain that the steps it has taken will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights. If the Reorganized New Media Group is unable to procure, protect and enforce its intellectual property rights, it may not realize the full value of these assets, and its business may suffer. If the Reorganized New Media Group must litigate to enforce its intellectual property rights or determine the validity and scope of the proprietary rights of third parties, such litigation may be costly and divert the attention of its management from day-to-day operations.

(r)	Uncertainty About the Plan and Diversion of Management Could Harm the Reorganized New Media Group Following the Effective Date if it loses the services of any of its key personnel or is unable to attract qualified personnel in the future.

The success of the Reorganized New Media Group’s business is heavily dependent on its ability to retain its current management and other key personnel and to attract and retain qualified personnel in the future. The Plan could result in current and prospective employees experiencing uncertainty about their future with the Reorganized New Media Group following the Plan. These uncertainties may impair the ability of the Reorganized New Media Group to retain, recruit, or motivate key personnel. Although the Reorganized New Media Group has entered into employment agreements with certain of its key personnel, these agreements do not ensure that its key personnel will continue in their present capacity with the Reorganized New Media Group for any particular period of time. The Reorganized New Media Group does not have key man insurance for any of its current management or other key personnel. The loss of any key personnel would require the Reorganized New Media Group’s remaining key personnel to divert immediate and substantial attention to seeking a replacement. An inability to find a suitable replacement for any departing executive officer on a timely basis could adversely affect the Reorganized New Media Group’s ability to operate or grow its business.

In addition, Confirmation of the Plan will require a significant amount of time and attention from management of the Reorganized New Media Group. The diversion of management’s attention away from ongoing operations could adversely affect business relationships of the Reorganized New Media Group following the Effective Date

(s)	A shortage of skilled or experienced employees in the media industry, or the Reorganized New Media Group’s inability to retain such employees, could pose a risk to achieving improved productivity and reducing costs, which could adversely affect its profitability.

Production and distribution of the Reorganized New Media Group’s various publications requires skilled and experienced employees. A shortage of such employees, or the Reorganized New Media Group’s inability to retain such employees, could have an adverse impact on its productivity and costs, its ability to expand, develop and distribute new products and its entry into new markets. The cost of retaining or hiring such employees could exceed its expectations, which could adversely affect its results of operations.

(t)	A number of the Reorganized New Media Group’s employees would be unionized, and its business and results of operations could be adversely affected if labor negotiations or contracts were to further restrict its ability to maximize the efficiency of its operations.

As of December 30, 2012, GateHouse employed approximately 4,565 employees, of whom approximately 691 (or approximately 15%) were represented by 23 unions. Of the unionized employees, 95% are represented by three of the 23 unions. These three unions are located in the Reorganized New Media Group’s Massachusetts, Illinois and Ohio locations and represent 27%, 38% and 30% of all employees in each of the locations, respectively. Most of the Reorganized New Media Group’s unionized employees work under collective bargaining agreements that expire between 2013 and 2017, with approximately half of the agreements expiring in 2014. Unionization efforts could be undertaken at additional locations. It is unknown whether such efforts would be successful.

Although the Reorganized New Media Group’s newspapers have not experienced a union strike in the recent past nor does the Reorganized New Media Group’s anticipate a union strike occurring, it cannot preclude the possibility that a strike may occur at one or more of its newspapers at some point in the future. The Reorganized New Media Group believes that, in the event of a newspaper strike, it would be able to continue to publish and deliver to subscribers, which is critical to retaining advertising and circulation revenues, although there can be no assurance of this.

(u)	The Reorganized New Media Group’s potential inability to successfully execute cost control measures could result in greater than expected total operating costs.

The Reorganized New Media Group has implemented general cost control measures, and expect to continue such cost control efforts in the future. If the Reorganized New Media Group does not achieve expected savings as a result of such measures or if its operating costs increase as a result of its growth strategy, its total operating costs may be greater than expected. In addition, reductions in staff and employee benefits could affect its ability to attract and retain key employees.

(v)	The Reorganized New Media Group may not realize all of the anticipated benefits of the DJ Acquisition or potential future acquisitions, which could adversely affect its business, financial condition and results of operations.

The Reorganized New Media Group’s ability to realize the anticipated benefits of acquisitions of assets or companies will depend, in part, on its ability to scale-up to appropriately integrate the businesses of such acquired companies with its business. The process of acquiring assets or companies may disrupt its business and may not result in the full benefits expected. Additionally, the Reorganized New Media Group may not be successful in identifying acquisition opportunities, assessing the value, strengths and weaknesses of these opportunities and consummating acquisitions on acceptable terms. Furthermore, suitable acquisition opportunities may not even be made available or known to the Reorganized New Media Group. In addition, valuations of potential acquisitions may rise materially, making it economically unfeasible to complete identified acquisitions. The risks associated with the recent DJ Acquisition or potential future acquisitions include, among others:

•	uncoordinated market functions;

•	unanticipated issues in integrating the operations and personnel of the acquired businesses;

•	the incurrence of indebtedness and the assumption of liabilities;

•	the incurrence of significant additional capital expenditures, transaction and operating expenses and non-recurring acquisition-related charges;

•	unanticipated adverse impact on its earnings from the amortization or write-off of acquired goodwill and other intangible assets;

•	not retaining key employees, vendors, service providers, readers and customers of the acquired businesses; and

•	the diversion of management’s attention from ongoing business concerns.

If the Reorganized New Media Group is unable to successfully implement its acquisition strategy or address the risks associated with the DJ Acquisition or potential future acquisitions, or if it encounters unforeseen expenses, difficulties, complications or delays frequently encountered in connection with the integration of acquired entities and the expansion of operations, its growth and ability to compete may be impaired, it may fail to achieve acquisition synergies and it may be required to focus resources on integration of operations rather than other profitable areas. Moreover, the success of any acquisition will depend upon its ability to effectively integrate the acquired assets or businesses. The acquired assets or businesses may not contribute to the Reorganized New Media Group’s revenues or earnings to any material extent, and cost savings and synergies it expects at the time of an acquisition may not be realized once the acquisition has been completed. Furthermore, if the Reorganized New Media Group incurs indebtedness to finance an acquisition, the acquired business may not be able to generate sufficient cash flow to service that indebtedness. Unsuitable or unsuccessful acquisitions could adversely affect the Reorganized New Media Group’s business, financial condition and results of operations.

Risk Factors Relating to the Reorganized New Media Group’s Organization and Structure

(a)	The Plan Sponsor has the right to, and has no duty to abstain from exercising such right to, engage or invest in the same or similar business as us.

The Plan Sponsor, together with its affiliates, has other business activities in addition to their ownership of the Reorganized New Media Group. The Plan Sponsor has the right to, and has no duty to abstain from exercising such right to, engage or invest in the same or similar business as us, do business with any of its clients, customers or vendors or employ or otherwise engage any of its officers, directors or employees. If the Plan Sponsor or any of its affiliates or any of their respective officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, the Reorganized New Media Group’s stockholders or its affiliates.

In the event that any of the Reorganized New Media Group’s directors and officers who is also a director, officer or employee of the Plan Sponsor acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as the Reorganized New Media Group’s director or officer and such person acted in good faith, such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to it if the Plan Sponsor pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to the Reorganized New Media Group.

(b)	Anti-takeover provisions in the Reorganized New Media Group’s certificate of incorporation and its by-laws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable or prevent the removal of its current board of directors and management.

Certain provisions of the Reorganized New Media Group’s certificate of incorporation and by-laws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable or prevent the removal of its current board of directors and management. The Reorganized New Media Group will have a number of anti-takeover devices in place that can hinder takeover attempts.

Risks Relating to the New Media Stock and New Media Warrants to be Issued Under the Plan

(a)	No public markets for the New Media Stock or New Media Warrants are currently present, and lack of the development of a public market could result in the New Media Stock or New Media Warrants being difficult or impossible to trade. Other uncontrollable market factors could also negatively affect the value of the New Media Stock and New Media Warrants.

The New Media Stock and New Media Warrants to be issued pursuant to the Plan are securities for which there is currently no market, and there can be no assurance as to the development or liquidity of any market for the New Media Stock or New Media Warrants. If a trading market does not develop or is not maintained, holders of the New Media Stock or New Media Warrants may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such a market were to exist, such securities could trade at prices higher or lower than the estimated value set forth in this Disclosure Statement depending upon many factors, including, without limitation, prevailing interest rates, markets for similar securities, industry conditions and the performance of, and investor expectations for, the Reorganized New Media Group.

Furthermore, Persons to whom the New Media Stock or New Media Warrants are issued pursuant to the Plan may prefer to liquidate their investments rather than hold such securities on a long-term basis. Accordingly, any market that does develop for such securities may be volatile.

(b)	The New Media Stock could be subject to future dilution and, as a result, could decline in value.

The ownership percentage represented by the New Media Stock will be subject to dilution as a result of issuances of ordinary shares in New Media upon the exercise of the New Media Warrants. New Media Warrants may be issued by New Media pursuant to the New Media Warrant Option, entitling the holders thereof to acquire New Media Stock, which interests or common stock in aggregate shall be equal to 5 percent of New Media Stock as of the Effective Date. As a result, New Media Stock may be subject to dilution upon the exercise of such New Media Warrants.

In the future, additional equity financings or other share issuances of ordinary shares in New Media by the Reorganized New Media Group could adversely affect the market price of the New Media Stock. Sales by existing holders of a large number of New Media Stock in the public market, or the perception that additional sales could occur, could cause the market price of the New Media Stock.

Risks Related to the Management Agreement

(a)	There may be conflicts of interest in the Reorganized New Media Group’s relationship with its Manager.

The Reorganized New Media Group has entered into a Management Agreement with an affiliate of Newcastle pursuant to which its management team, excluding the New Media Employee, will not be required to exclusively dedicate their services to the Reorganized New Media Group and will provide services for other entities affiliated with the Manager, including, but not limited to, Newcastle.

The ability of the Reorganized New Media Group’s Manager and its officers and employees to engage in other business activities, subject to the terms of the Management Agreement with the Manager, may reduce the amount of time the Manager, its officers or other employees spend managing the Reorganized New Media Group. In addition, the Reorganized New Media Group may engage in material transactions with the Manager or another entity managed by the Manager or one of its affiliates, including Newcastle, that present an actual, potential or perceived conflict of interest. It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction, litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult, and the Reorganized New Media Group’s reputation could be damaged if it fails, or appear to fail, to deal appropriately with one or more potential, actual or perceived conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on the Reorganized New Media Group’s reputation, which could materially adversely affect its business in a number of ways, including causing an inability to raise additional funds, a reluctance of counterparties to do business with the Reorganized New Media Group, a decrease in the prices of its equity securities and a resulting increased risk of litigation and regulatory enforcement actions.

The management compensation structure that the Reorganized New Media Group has agreed to with its Manager, as well as compensation arrangements that it may enter into with its Manager in the future (in connection with new lines of business or other activities), may incentivize its Manager to invest in high risk investments. In addition to its management fee, the Reorganized New Media Group’s Manager is currently entitled to receive incentive compensation. In evaluating investments and other management strategies, the opportunity to earn incentive compensation may lead its Manager to place undue emphasis on the maximization of such measures at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative than lower-yielding investments. Moreover, because the Reorganized New Media Group’s Manager receives compensation in the form of options in connection with the completion of the Reorganized New Media Group’s common equity offerings, its Manager may be incentivized to cause it to issue additional common stock, which could be dilutive to existing stockholders.

(b)	It would be difficult and costly to terminate the Reorganized New Media Group Management Agreement with the Manager.

It would be difficult and costly for the Reorganized New Media Group to terminate its Management Agreement with the Manager. The Management Agreement may only be terminated annually upon (i) the reasonable affirmative vote of the majority of at least two-thirds of New Media’s independent directors, or by a vote of the holders of a simple majority of the outstanding shares of New Media Stock, that there has been unsatisfactory performance by the Manager that is materially detrimental to the Reorganized New Media Group or (ii) a determination by a simple majority of New Media’s independent directors that the management fee payable to the Manager is not fair, subject to the Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days prior notice of any termination and will be paid a termination fee equal to the amount of the management fee earned by the Manager during the twelve month period preceding such termination. In addition, following any termination of the Management Agreement, the Manager may require the Reorganized New Media Group to purchase its right to receive incentive compensation at a price determined as if the Reorganized New Media Group’s assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise the Reorganized New Media Group may continue to pay the incentive compensation to the Manager. These provisions may increase the effective cost to the Reorganized New Media Group of terminating the Management Agreement, thereby adversely affecting the Reorganized New Media Group ability to terminate the Manager without cause. Furthermore, the Reorganized New Media Group is dependent on the Manager and may not find a suitable replacement if the Manager terminates the Management Agreement.

(c)	The Reorganized New Media Group’s Manager’s due diligence of business opportunities or other transactions may not identify all pertinent risks, which could materially affect its business, financial condition, liquidity and results of operations.

The Reorganized New Media Group’s Manager intends to conduct due diligence with respect to each business opportunity or other transaction it pursues. It is possible, however, that its Manager’s due diligence processes will not uncover all relevant facts, particularly with respect to any assets the Reorganized New Media Group acquires from third parties. In these cases, the Reorganized New Media Group’s Manager may be given limited access to information about the business opportunity and will rely on information provided by the target of the business opportunity. In addition, if business opportunities are scarce, the process for selecting bidders is competitive, or the timeframe in which the Reorganized New Media Group is required to complete diligence is short, its ability to conduct a due diligence investigation may be limited, and it would be required to make business decisions based upon a less thorough diligence process than would otherwise be the case. Accordingly, business opportunities and other transactions that initially appear to be viable may prove not to be over time, due to the limitations of the due diligence process or other factors.

8.4	Disclosure Statement Disclaimer

(a)	Information Contained Herein is for Soliciting Votes

The information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose.

(b)	Disclosure Statement Was Not Approved by the SEC

This Disclosure Statement was not filed with the SEC. The SEC, like any party in interest, will be given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approves it. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the Exhibits or the statements contained herein, and any representation to the contrary is unlawful.

(c)	Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue,” the negative thereof, or other variations thereon or comparable terminology.

The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements:

•	any future effects as a result of the filing or pendency of the Chapter 11 Cases;	•	growth opportunities for existing products and services;

•	financing plans;	•	results of litigation;

•	competitive position;	•	disruption of operations;

•	business strategy;	•	contractual obligations;

•	budgets;	•	projected general market conditions;

•	projected cost reductions;	•	plans and objectives of management for future operations; and

•	projected and estimated liability costs, including tort, and environmental costs and costs of environmental remediation;	•	the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows.

Statements concerning these and other matters are not guarantees of the Debtors’ future performance. The reader is cautioned that all forward-looking statements are necessarily speculative. The valuation analysis, the liquidation analysis, the recovery projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to holders of Allowed Claims may be affected by many factors that cannot be predicted. Forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made. There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.

(d)	No Legal or Tax Advice Is Provided to You by This Disclosure Statement

THIS DISCLOSURE STATEMENT IS NOT LEGAL ADVICE TO YOU. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each holder of a Claim should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation.

(e)	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (1) constitute an admission of any fact or liability by any entity (including the Debtors) nor (2) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, holders of Allowed Claims or Interests, or any other parties-in-interest.

(f)	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Debtors reserve the right to continue to investigate Claims and Interests and file and prosecute objections to Claims and Interests.

(g)	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a holder of an Allowed Claim or Interest for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors to object to that holder’s Allowed Claim or Interest, or to bring Causes of Action or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.

(h)	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

(i)	Potential Exists for Inaccuracies and the Debtors Have No Duty to Update

The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since such date. Although the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered by the Bankruptcy Court.

(j)	No Representations Outside of the Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement and associated documents. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, unless otherwise indicated herein. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the U.S. Trustee.

ARTICLE IX

IMPORTANT SECURITIES LAW DISCLOSURE

Under the Plan, New Media will issue, upon the Effective Date, shares of New Media Stock. All such shares will be duly authorized, validly issued, fully paid, and non-assessable.

The offering, issuance, and distribution of any Securities, including the New Media Stock pursuant to the Plan will be in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. Section 1145 of the Bankruptcy Code exempts from registration the sale of a debtor’s Securities under a chapter 11 plan if such Securities are offered or sold in exchange for a claim against, or equity interests in, or a claim for an administrative expense in a case concerning, such debtor. Under this exemption, New Media Stock generally will be exempt from the registration requirements of the Securities Act. Accordingly, recipients will be able to resell the New Media Stock without registration under the Securities Act or other federal securities laws, unless the recipient is an “underwriter” with respect to such Securities, within the meaning of section 1145(b)(1) of the Bankruptcy Code or similar federal, state, local, or foreign laws. In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in section 2(a)(11) of the Securities Act, and in compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who: (1) purchases a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor, if that purchase is with a view to distributing any Security received in exchange for such a claim or interest; (2) offers to sell Securities offered under a plan of reorganization for the holders of those Securities; (3) offers to buy those Securities from the holders of the Securities, if the offer to buy is (a) with a view to distributing those Securities and (b) under an agreement made in connection with the plan of reorganization, or with the offer or sale of Securities under the plan of reorganization; or (4) is an “issuer” with respect to the Securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act.

To the extent that Entities who receive New Media Stock are deemed to be “underwriters,” resales by such Entities may not be exempted from registration under the Securities Act or other applicable law by section 1145 of the Bankruptcy Code. Those Entities may, however, be permitted to sell New Media Stock without registration, subject to the provisions of Rule 144 under the Securities Act, which permit the public sale of securities received pursuant to a plan of reorganization by “underwriters,” subject to the availability to the public of current information regarding the issuer, volume limitations and certain other conditions. Whether or not any Entity would be deemed to be an “underwriter” with respect to any Security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that Entity. Accordingly, the Debtors express no view as to whether any Entity would be an “underwriter” with respect to any Security to be issued pursuant to the Plan. YOU SHOULD CONFER WITH YOUR OWN LEGAL ADVISORS TO HELP DETERMINE WHETHER OR NOT YOU ARE AN “UNDERWRITER”.

ARTICLE X

CONFIRMATION PROCEDURES

The following is a brief summary of the Confirmation process. Holders of Claims are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.

10.1	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code provides that the Bankruptcy Court, after notice, may conduct the Confirmation Hearing to consider Confirmation. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation.

10.2	Confirmation Standards

Among the requirements for the Confirmation are that the Plan is accepted by all Impaired Classes of Claims and Interests, or if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, is feasible, and is in the “best interests” of holders of Claims and Interests that are Impaired under the Plan. The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization. The Plan fully complies with the statutory requirements for Confirmation listed below.

•	The proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or to be made by the Debtors (or any other proponent of the Plan) or by a Person issuing Securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 Cases is subject to the approval of the Bankruptcy Court as reasonable.

•	The Debtors (or any other proponent of the Plan) have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation, as a director, officer, or voting trustee of New Media, the Reorganized Debtors, any Affiliate of the Debtors reorganized under the Plan, or any successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policies.

•	The proponent of the Plan has disclosed the identity of any Insider that will be employed or retained by New Media or the Reorganized Debtors and the nature of any compensation for such Insider.

•	With respect to each holder within an Impaired Class of Claims or Interests, each such holder (a) has accepted the Plan or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

•	With respect to each Class of Claims or Interests, such Class (a) has accepted the Plan or (b) is Unimpaired under the Plan (subject to the “cram-down” provisions discussed below).

•	The Plan provides for treatment of Claims, as applicable, in accordance with the provisions of section 507(a) of the Bankruptcy Code.

•	If a Class of Claims is Impaired under the Plan, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any Insider.

•	Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of New Media, the Reorganized Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

•	All fees payable under 28 U.S.C. § 1930 have been paid or the Plan provides for the payment of all such fees on the Effective Date.

10.3	Best Interests Test/Liquidation Analysis

As described above, section 1129(a)(7) of the Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Based on the Debtors’ liquidation analysis, the Debtors believe that the value of any distributions if the Debtors’ Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be no greater than the value of distributions under the Plan. As a result, the Debtors believe holders of Claims and Interests in all Impaired Classes will recover at least as much as a result of Confirmation as they would recover through a hypothetical chapter 7 liquidation.

10.4	Feasibility

The Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared projections, which, together with the assumptions on which they are based, are attached hereto as Exhibit B. Based on such projections, the Debtors believe that they will be able to make all payments required under the Plan. Therefore, Confirmation is not likely to be followed by liquidation or the need for further reorganization.

10.5	Confirmation Without Acceptance by All Impaired Classes

The Bankruptcy Court may confirm a plan of reorganization over the rejection or deemed rejection of the plan of reorganization by a class of claims or interests if the plan of reorganization “does not discriminate unfairly” and is “fair and equitable” with respect to such class.

(a)	No Unfair Discrimination

This test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair”. The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests. The Debtors believe the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation.

(b)	Fair and Equitable Test

This test applies to Classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no Class of Claims or Interests receive more than 100% of the amount of the allowed Claims or Interests in such Class. As to the dissenting Class, the test sets different standards depending on the type of Claims or Interests of the Debtor in such Class. In order to demonstrate that a plan is fair and equitable, the plan proponent must demonstrate:

•	Secured Creditors: Each holder of a secured claim either (1) retains its liens on the property, to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the chapter 11 plan, of at least the allowed amount of such claim, (2) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof), or (3) receives the “indubitable equivalent” of its allowed secured claim.

•	Unsecured Creditors: Either (1) each holder of an impaired unsecured claim receives or retains under the chapter 11 plan property of a value equal to the amount of its allowed claim or (2) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the chapter 11 plan.

•	Equity Interests: Either (1) each holder of an interest will receive or retain under the chapter 11 plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest or (2) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the chapter 11 plan.

The Debtors believe the Plan satisfies the “fair and equitable” requirement notwithstanding that Classes 6A (GateHouse Interests) and 7 (Section 510(b) Claims) are deemed to reject the Plan, because, as to such Classes, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such a dissenting Class will receive or retain any property on account of the Claims in such Class.

ARTICLE XI

ALTERNATIVES TO

CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan cannot be confirmed, the Debtors may seek to (1) prepare and present to the Bankruptcy Court an alternative chapter 11 plan for confirmation, (2) effect a merger or sale transaction, including, potentially, a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (3) liquidate the Debtors under chapter 7 of the Bankruptcy Code. If the Debtors were to pursue a liquidation, the Chapter 11 Cases would be converted to cases under chapter 7 of the Bankruptcy Code and a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on Creditors’ recoveries and the Debtors is described in the unaudited liquidation analysis attached hereto as Exhibit D.

ARTICLE XII

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

12.1	Introduction

The following is a summary of certain U.S. federal income tax consequences of the Plan to the Debtors and to certain holders of Claims. The following summary does not address the U.S. federal income tax consequences to holders of Claims not entitled to vote to accept or reject the Plan. This summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), the U.S. Treasury regulations promulgated thereunder, judicial decisions, published administrative interpretations of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Disclosure Statement, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained and the Debtors do not intend to seek a ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the discussion does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not apply to holders of Claims that are not “U.S. persons,” except as described below. For purposes of this section under the heading “Certain U.S. Federal Income Tax Consequences”, a “U.S. person” means a holder of Allowed Secured Debt Claims that is a citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of its Claims or Interests.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain holders of Claims in light of their individual circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including persons that hold Claims in connection with a U.S. trade or business or a U.S. permanent establishment, financial institutions, insurance companies, dealers or traders in securities, regulated investment companies, entities taxed as partnerships and partners therein, trusts, persons subject to the alternative minimum tax, persons who hold Claims on behalf of another person as a nominee, persons who have a “functional currency” other than the U.S. dollar, tax-exempt entities, small business investment companies, persons who are related to the Debtors within the meaning of the IRC, holders of Claims who are themselves in bankruptcy, persons who received their Claims through the exercise of employee stock options or otherwise as compensation, and those holding Claims as part of a “hedge”, “straddle”, “conversion transaction”, “synthetic security” or other integrated transaction. No aspect of state, local, estate, gift, non-U.S. taxation or the Medicare tax on net investment income is addressed. Furthermore, this summary assumes that a holder of a Claim holds only Claims in a single Class and holds a Claim as a capital asset, which generally means as property held for investment. Further, this discussion assumes that the transaction will be completed in accordance with the steps described in this document and in the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX RELATED PENALTIES UNDER THE IRC. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE PLAN OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

12.2	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors

(a)	Cancellation of Debt and Reduction of Tax Attributes

In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income (“COD Income”) for U.S. federal income tax purposes upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of cash paid, (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any stock issued or other consideration paid in satisfaction of the outstanding indebtedness.

A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108 of the IRC. In general, tax attributes will be reduced in the following order: (a) net operating losses (“NOLs”); (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); (e) passive activity loss and credit carryovers; and (f) foreign tax credits. A debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC. A debtor is required to reduce its tax attributes at the end of the taxable year in which the event creating the COD Income has occurred. Accordingly, a debtor first computes its taxable income for the taxable year in which the event creating the COD Income has occurred, and then reduces its tax attributes in the order noted above. The reduction in the debtor’s tax basis in its assets is applied to the assets that the debtor holds as of the first day of the taxable year following the taxable year in which the event creating the COD income has occurred. In the context of a consolidated group of corporations, the tax rules provide for a complex ordering mechanism for determining how the tax attributes of one member can be reduced by the COD Income of another member.

Pursuant to the Plan, Credit Agreement Claims will be exchanged for either (a) cash or (b) New Media Stock and New Debt Facility Net Proceeds (if any). The amount of COD Income incurred by the Debtors as a result of the cancellation of the Credit Agreement Claims, and accordingly the amount of tax attributes required to be reduced, will equal the excess of (a) the adjusted issue price of the Credit Agreement Claims over (b) sum of the amount of cash and the aggregate fair market value of the New Media Stock delivered to the holders of the Credit Agreement Claims pursuant to the Plan. As a result of the acquisition of the Debtors by New Media pursuant to the Plan, the tax attributes of the Debtors will be reduced under IRC section 108 at the end of the taxable year that includes the Effective Date.

The Debtors expect that the amount of COD Income will be in excess of the NOLs that the Debtors had before the Effective Date. Therefore, the Debtors expect that the Reorganized New Media Group will not have any NOL carryovers from the Debtors and will be required to reduce the tax basis in its assets by the excess of the amount of COD Income over the amount of NOLs that the Debtors had prior to the Effective Date. Accordingly, the Reorganized New Media Group will have a lower tax basis in its assets than the Debtors had in those assets prior to the Effective Date. The extent of this basis reduction is impossible to calculate at this time, because it will depend on the amount of COD Income and other income of the Debtors at the end of the taxable year that includes the Effective Date.

(b)	Limitation of NOL Carryforwards and Other Tax Attributes

Under section 382 of the IRC, if a corporation undergoes an “ownership change,” the amount of its NOLs, built-in losses and certain other attributes (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally is subject to an annual limitation. The transactions pursuant to the Plan will result in an “ownership change” with respect to the Debtors for these purposes. However, it is not expected that the Debtors will have any Pre-Change Losses (or amounts treated as Pre-Change Losses) since the amount of COD Income recognized by the Debtors pursuant to the transactions contemplated by the Plan is expected to be in excess of the amount of the Debtors’ NOLs and the Debtors are expected to be treated as having a “net unrealized built-in gain”. Therefore, the limitations under section 382 of the IRC are not expected to be relevant to the Reorganized New Media Group.

12.3	Certain U.S. Federal Income Tax Consequences of the Plan to Holders of Allowed Secured Debt Claims

(a)	Treatment of a Holder of an Allowed Secured Debt Claim that Elects to Receive Cash

A holder of an Allowed Secured Debt Claim that elects to receive cash (or that makes no election) should be treated as exchanging the obligation constituting the surrendered Allowed Secured Debt Claim, and a holder of an Allowed Secured Debt Claim that elects partially to receive cash and partially to receive New Media Stock should be treated as exchanging any obligations with respect to which the holder elects to receive cash, for cash in a fully taxable exchange. A holder who is subject to this treatment will recognize gain or loss equal to the difference between (i) the cash received that is not allocable to accrued but untaxed interest (see discussion below), and (ii) the holder’s adjusted tax basis in the obligation constituting the surrendered allowed Claim. Whether the amount that is required to be recognized is treated as capital gain or loss or ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the obligation constituting the surrendered Allowed Secured Debt Claim in such holder’s hands, whether the obligation constituting the surrendered Claim was purchased at a discount, whether any amount of the consideration is allocable to accrued interest and whether and to what extent the holder has previously claimed a bad debt deduction with respect to the obligation constituting the surrendered Claim. See the discussions of accrued interest and market discount below.

(b)	Treatment of a Holder of an Allowed Secured Debt Claim that Elects to Receive New Media Stock

The Debtors expect and intend to treat the exchange of Allowed Secured Debt Claims for New Media Stock as a reorganization and/or an exchange subject to section 351 of the IRC, pursuant to which any cash received by the holder in respect of the New Debt Facility Net Proceeds (if any) will be treated as “boot.” As a result a holder should not recognize any loss with respect to the exchange and should not recognize any gain except to the extent of the lesser of (a) the excess, if any, of the cash and the fair market value of the New Media Stock received in exchange for such holder’s claim, minus any consideration received that is allocable to accrued but untaxed interest (see discussion below), over the holder’s basis in such allowed Claim, and (b) the greater of (i) the cash received that is not allocable to accrued but untaxed interest; and (ii) the amount of market discount that must be recognized by the holder on the exchange (see discussion below). Except to the extent provided by the rules related to market discount, any such gain will be long-term capital gain if the holder has held the obligations constituting the allowed Claims for longer than one year at the time of the exchange. See also the discussion below regarding the treatment of accrued interest.

A holder’s tax basis in the New Media Stock received will generally be equal to that holder’s tax basis in the obligation constituting the surrendered Claim that was exchanged therefor, decreased by the amount of cash received that is not allocable to accrued but untaxed interest, and increased by the amount of any gain recognized. The holding period for the New Media Stock will generally include the holding period for the obligation constituting the surrendered Claim.

(c)	Accrued Interest

To the extent that any amount received by a holder of a surrendered Allowed Secured Debt Claim is allocable to accrued but unpaid interest (as determined in the next paragraph), and such amount has not previously been included in the holder’s gross income for U.S. federal income tax purposes, then such amount will be taxable to the holder as ordinary interest income. Conversely, a holder of a surrendered Allowed Secured Debt Claim may be able to recognize a deductible loss to the extent that any accrued interest on the debt instruments constituting such Claim was previously so included in the holder’s gross income but was not paid in full by the Debtors.

In general, the extent to which the consideration received by a holder of a surrendered allowed Claim will be attributable to accrued interest on the debt underlying the surrendered allowed Claim is unclear. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest. The Plan provides, and Debtors intend to take the position that, consideration in respect of allowed Claims shall be allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to accrued but unpaid interest. The IRS could, however, take a contrary position.

(d)	Market Discount

Under the “market discount” provisions of sections 1276 through 1278 of the IRC, some or all of any gain realized, including in an exchange subject to section 351 but not including in a reorganization, by a holder exchanging the debt instruments constituting its allowed claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt constituting the surrendered allowed claim.

In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the amount for which the holder purchased the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or, (ii) in the case of a debt instrument issued with “original issue discount,” its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain realized (determined as described above) by a holder on the disposition of debts that it acquired with market discount would be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the holder (unless the holder elected to include market discount in income as it accrued).

(e)	Information Reporting and Backup Withholding

The Debtors will withhold all amounts required by law to be withheld from payments of interest. The Debtors will comply with all applicable reporting requirements of the IRC. In general, information reporting requirements may apply to distributions or payments made to a holder of an allowed Claim. Additionally, backup withholding, at a rate of 28%, will generally apply to such payments if a holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund from the IRS, provided that the required information is provided to the IRS.

In addition, from an information reporting perspective, U.S. Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

12.4	Certain U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders of the Ownership and Disposition of New Media Stock

The following discussion is a summary of certain U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of New Media Stock by Non-U.S. Holders. For purposes of this section under the heading “Certain U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders of the Ownership and Disposition of New Media Stock”, a “Non-U.S. Holder” means a beneficial owner of New Media Stock that is a nonresident alien individual, a foreign corporation, or any other person that is not subject to U.S. federal income tax on a net income basis in respect of its New Media Stock.

This discussion deals only with New Media Stock held as capital assets by Non-U.S. Holders who received New Media Stock pursuant to the Distribution. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of New Media Stock by investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including persons that will hold New Media Stock in connection with a U.S. trade or business or a U.S. permanent establishment, certain former citizens or residents of the United States, and persons that are a “controlled foreign corporation,” a “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes, or are otherwise subject to special treatment under the Code. This section does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the ownership and disposition of New Media Stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

Furthermore, this summary is based upon on the Code, U.S. Treasury regulations, published administrative interpretations of the IRS, and judicial decisions, all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

(a)	Dividends

In the event that New Media makes a distribution of cash or property with respect to New Media Stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of New Media’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New Media’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of a Non-U.S. Holder’s investment, up to such Non-U.S. Holder’s tax basis in the New Media Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of New Media Stock.”

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, New Media and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such Non-U.S. Holder, unless:

•	such Non-U.S. Holder has furnished to New Media or such other payor a valid IRS Form W-8BEN or other documentary evidence establishing its entitlement to the lower treaty rate with respect to such payments and neither New Media nor its paying agent (or other payor) has actual knowledge or reason to know to the contrary, and

•	in the case of actual or constructive dividends paid on or after July 1, 2014, if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, such Non-U.S. Holder or any entity through which it receives such dividends has provided the withholding agent with certain information with respect to its or the entity’s direct and indirect U.S. owners, and if such Non-U.S. Holder holds the New Media Stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and such Non-U.S. Holder has provided any required information to such institution.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the New Media Stock.

(b)	Sale, Exchange or Other Taxable Disposition of New Media Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of New Media Stock unless:

•	in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition, and certain other conditions are met, or

•	New Media is or has been a United States real property holding corporation for federal income tax purposes and a Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of the disposition, more than 5% of New Media Stock.

In the case of the sale or disposition of New Media Stock on or after January 1, 2017, a Non-U.S. Holder may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the last bullet point under “—Dividends” above are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in New Media Stock and the potential for a refund or credit in the case of any withholding tax.

We do not anticipate that New Media will be a United States real property holding corporation for U.S. federal income tax purposes.

(c)	Information Reporting and Backup Withholding

New Media must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which Non-U.S. Holders reside under the provisions of an applicable income tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to it unless it certifies under penalty of perjury that it is a Non-U.S. Holder or otherwise establish an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

(d)	U.S. Federal Estate Tax

Any New Media Stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

ARTICLE XIII

CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to Holders of Claims. Other alternatives would involve significant delay, greater erosion of value, uncertainty and substantial administrative costs and are likely to reduce any return to any creditors who hold Impaired Claims. The Debtors urge the Holders of Class 4 Claims to vote to accept the Plan and to evidence such acceptance by casting their Ballots as set forth in the instructions enclosed with the Ballots so that they will be received not later than 5:00p.m. Eastern Time, on September 26, 2013.

Dated: September 20, 2013

AS DEBTORS AND DEBTORS IN POSSESSION:

GATEHOUSE MEDIA, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA HOLDCO, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS I, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

ENHE ACQUISITION, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA CORNING HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEVADA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

LIBERTY SMC, L.L.C.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

MINERAL DAILY NEWS TRIBUNE, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

NEWS LEADER, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

TERRY NEWSPAPERS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

THE PEORIA JOURNAL STAR, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.,

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Director and Chief Executive Officer

Dated: September 20, 2013

AS PLAN SPONSOR:

NEWCASTLE INVESTMENT CORP.,

By:	/s/ Randal Nardone
Name:	Randal Nardone
Title:	Secretary

APPENDIX:

RULES OF INTERPRETATION, COMPUTATION OF TIME,

GOVERNING LAW, AND OTHER REFERENCES

1.	Rules of Interpretation

For purposes of the Disclosure Statement, the following rules of interpretation apply: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

2.	Computation of Time

Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.

3.	Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

4.	Reference to Monetary Figures

All references in the Disclosure Statement to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

5.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Disclosure Statement to the contrary, references in the Disclosure Statement to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

EXHIBIT A TO THE DISCLOSURE STATEMENT

GATEHOUSE PREPACKAGED CHAPTER 11 PLAN

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GATEHOUSE MEDIA, INC., et al.,	)	Case No. 13-[ ] ([ ])
)
Debtors.	)	Joint Administration Requested
)

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE, 11 U.S.C. §§ 1125, 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

YOUNG CONAWAY STARGATT &

TAYLOR, LLP

Pauline K. Morgan

Joel A. Waite

Patrick A. Jackson

Ryan M. Bartley

Laurel D. Roglen

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Proposed Counsel to the Debtors

and Debtors in Possession

-and-

CLEARY GOTTLIEB STEEN &

HAMILTON LLP

James L. Bromley

Sean A. O’Neal

Humayun Khalid

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Counsel to Plan Sponsor

Dated: September 20, 2013

i

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS		25
6.1	Distributions on Account of Claims and Interests Allowed as of the Effective Date	25
6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests	25
6.3	Delivery of Distributions	26
6.4	Claims Paid or Payable by Third Parties	28
6.5	Setoffs	28
6.6	Allocation Between Principal and Accrued Interest	28

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		28
7.1	Disputed Claims Process	28
7.2	Prosecution of Objections to Claims and Interests	28
7.3	No Interest	29
7.4	Disallowance of Claims and Interests	29

ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN		29
8.1	Discharge of Claims and Termination of Interests	29
8.2	Releases by the Debtors	29
8.3	Releases by Certain Holders of Claims	30
8.4	Exculpation	31
8.5	Injunction	31
8.6	Protection Against Discriminatory Treatment	31
8.7	Indemnification	31
8.8	Release of Liens	32

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		32
9.1	Conditions Precedent to the Effective Date	32
9.2	Waiver of Conditions Precedent	32
9.3	Effect of Non-Occurrence of Conditions to Consummation	32

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		33
10.1	Modification of Plan	33
10.2	Revocation or Withdrawal of Plan	33
10.3	Confirmation of the Plan	33

ARTICLE XI RETENTION OF JURISDICTION		33

ARTICLE XII MISCELLANEOUS PROVISIONS		34
12.1	Additional Documents	34
12.2	Payment of Statutory Fees	35
12.3	Reservation of Rights	35
12.4	Elimination of Vacant Classes	35
12.5	Successors and Assigns	35
12.6	Service of Documents	35
12.7	Term of Injunctions or Stays	36
12.8	Entire Agreement	36
12.9	Plan Supplement Exhibits	36
12.10	Non-Severability	36

2

INTRODUCTION

GateHouse Media, Inc. (“GateHouse”) and its Debtor subsidiaries in the above-captioned chapter 11 cases jointly propose this Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding claims against and interests in each Debtor pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of claims and interests set forth in Article III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan contemplates no substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan and certain related matters.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1	Defined Terms

1. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

2. “Additional Restructuring Transactions” has the meaning set forth in Section 4.20 hereof.

3. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

4. “Allowed” means, as to a Claim or an Interest, a Claim or Interest or any portion thereof, specifically allowed under the Plan, the Bankruptcy Code, or by a Final Order.

5. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

6. “Ballot” means each of the ballots distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan and on which such holder is to indicate, among other things, acceptance or rejection of the Plan.

7. “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

8. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

9. “Bankruptcy Rules” means, as may be amended from time to time, the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

10. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

3

11. “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

12. “Cash-Out Claims” means all Allowed Secured Debt Claims for which the holders have made or are deemed to have made a Plan Election to receive the Cash-Out Distribution.

13. “Cash-Out Distribution” has the meaning ascribed to such term in Section 3.2(d)(3)B hereof.

14. “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against Insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of any of the Debtors, the debtors in possession, and/or the Estates (including those actions set forth in the Plan Supplement), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or commenced by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

15. “Certificate” means any instrument evidencing a Claim or an Interest.

16. “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

17. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

18. “Claims and Solicitation Agent” means the claims and solicitation agent the Debtors may retain in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court.

19. “Claims Register” means the official register of Claims against or Interests in the Debtors maintained by the Claims and Solicitation Agent.

20. “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

21. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

22. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

23. “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

24. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement.

25. “Consummation” means the occurrence of the Effective Date.

26. “Credit Agreement” means the Amended and Restated Credit Agreement, by and among certain affiliates of GateHouse, the Lenders and the administrative agent thereto, dated as of February 27, 2007 (as amended, supplemented or modified from time to time).

27. “Credit Agreement Administrative Agent” means Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement.

4

28. “Credit Agreement Claims” means all Claims, Liens, rights or interests of the Lenders arising under, related to, or in connection with the Credit Documents.

29. “Credit Documents” has the meaning ascribed thereto in the Credit Agreement, including without limitation the Security Agreement and the Pledge Agreement.

30. “Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

31. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default which is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

32. “Debtors” means, collectively, each of the following: GateHouse Media, Inc., Copley Ohio Newspapers, Inc., ENHE Acquisition, LLC, Enterprise NewsMedia Holding, LLC, Enterprise NewsMedia, LLC, Enterprise Publishing Company, LLC, GateHouse Media Arkansas Holdings, Inc., GateHouse Media California Holdings, Inc., GateHouse Media Colorado Holdings, Inc., GateHouse Media Connecticut Holdings, Inc., GateHouse Media Corning Holdings, Inc., GateHouse Media Delaware Holdings, Inc., GateHouse Media Directories Holdings, Inc., GateHouse Media Florida Holdings, Inc., GateHouse Media Freeport Holdings, Inc., GateHouse Media Holdco, Inc., GateHouse Media Illinois Holdings II, Inc., GateHouse Media Illinois Holdings, Inc., GateHouse Media Intermediate Holdco, Inc., GateHouse Media Iowa Holdings, Inc., GateHouse Media Kansas Holdings II, Inc., GateHouse Media Kansas Holdings, Inc., GateHouse Media Lansing Printing, Inc., GateHouse Media Louisiana Holdings, Inc., GateHouse Media Management Services, Inc., GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc., GateHouse Media Michigan Holdings II, Inc., GateHouse Media Michigan Holdings, Inc., GateHouse Media Minnesota Holdings, Inc., GateHouse Media Missouri Holdings II, Inc., GateHouse Media Missouri Holdings, Inc., GateHouse Media Nebraska Holdings II, Inc., GateHouse Media Nebraska Holdings, Inc., GateHouse Media Nevada Holdings, Inc., GateHouse Media New York Holdings, Inc., GateHouse Media North Dakota Holdings, Inc., GateHouse Media Ohio Holdings, Inc., GateHouse Media Oklahoma Holdings, Inc., GateHouse Media Operating, Inc., GateHouse Media Pennsylvania Holdings, Inc., GateHouse Media Suburban Newspapers, Inc., GateHouse Media Tennessee Holdings, Inc., GateHouse Media Ventures, Inc., George W. Prescott Publishing Company, LLC, Liberty SMC, L.L.C., Low Realty, LLC, LRT Four Hundred, LLC, Mineral Daily News Tribune, Inc., News Leader, Inc., SureWest Directories, Terry Newspapers, Inc., and The Peoria Journal Star, Inc.

33. “Designated Affiliates” means, with respect to holders of record (as of the Distribution Record Date) of Allowed Secured Debt Claims, Plan Sponsor and holders of Allowed GateHouse Interests, one or more their respective Affiliates identified pursuant to Designation Notices.

34. “Designation Notice” means the notice for the identification of Designated Affiliates in the form attached to the Plan Supplement, which must be received by Voting Agent, Plan Sponsor, the Debtors, and the Credit Agreement Administrative Agent, in each case on or prior to the first date scheduled for the Confirmation Hearing.

35. “Disclosure Statement” means the disclosure statement for the Plan as may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

36. “Disputed” means as to a Claim or Interest, a Claim or Interest, or any portion thereof, that (a) is not Allowed; (b) is not disallowed under the Plan, the Bankruptcy Code, or a Final Order; (c) is the subject of an objection or request for estimation filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn or overruled by a Final Order of the Bankruptcy Court, or (d) is otherwise disputed by the Debtors or the Reorganized Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

37. “Distribution Agent” means any Entity or Entities that the Debtors select to make or to facilitate distributions in accordance with the Plan.

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38. “Distribution Record Date” means the Voting Record Date.

39. “DJ Acquisition” means Plan Sponsor’s consummation of the acquisition of DJLMG.

40. “DJ Contribution” has the meaning ascribed to such term in Section 4.19 hereof.

41. “DJ Contribution Agreement” means the documents governing the DJ Contribution, the terms of which shall be attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

42. “DJ Contribution Value” has the meaning ascribed to such term in Section 4.19 hereof.

43. “DJ SPA” means that certain Stock Purchase Agreement, dated as of June 28, 2013, by and among Dow Jones Ventures VII, Inc., Dow Jones Local Media Group, Inc., Newcastle Investment Corp., and, solely with respect to its obligations under Sections 7.3, 7.7, 7.13, 7.14, 9.2, 9.3, 9.4 and 10.2 thereof, Dow Jones & Company, Inc., a Delaware corporation, as it may be amended, supplemented or modified from time to time.

44. “DJ SPA Assignment Agreement” means that certain Assignment Agreement to be entered into by and among Plan Sponsor and New Media pursuant to which Plan Sponsor will transfer and assign all of its rights and interests in and to, and obligations under the DJ SPA to New Media, in the form attached to the Plan Supplement, as it may be amended, supplement or modified from time to time.

45. “DJLMG” means Dow Jones Local Media Group, Inc.

46. “Effective Date” means the date that is a Business Day selected by the Debtors, subject to the prior written consent of Plan Sponsor and in consultation with the Credit Agreement Administrative Agent, which consent may not be unreasonably withheld, after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 hereof have been satisfied or waived in accordance with Section 9.2 hereof; provided that such date shall occur on or before 30 days after the Confirmation Date unless a later date is consented to in writing by the Credit Agreement Administrative Agent or the Required Lenders (as defined in the Credit Agreement) in consultation with the Credit Agreement Administrative Agent.

47. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

48. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

49. “Estate” means the bankruptcy estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

50. “Exculpated Claim” means any Claim arising out of or related to any act or omission in connection with (a) the Debtors’ in-court or out-of-court efforts to implement the Transaction, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), or the Support Agreement; (b) the formulation, preparation, solicitation, dissemination, negotiation, or filing of the Disclosure Statement or Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the Support Agreement, the Disclosure Statement, the DJ Contribution, the New Debt Facility (if any), or the Plan; (c) the filing of the Chapter 11 Cases; (d) the pursuit of Confirmation; (e) the pursuit of Consummation; (f) the administration and implementation of the Plan; or (g) the distribution of property under the Plan; provided that “Exculpated Claims” do not include any obligations of the Exculpated Parties arising on or after the Effective Date under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

51. “Exculpated Party” means each of the following in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) Plan Sponsor; (d) the Special Committee; (e) the Credit Agreement Administrative Agent; (f) the Participating Lenders; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s successors and assigns and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals.

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52. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

53. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

54. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

55. “GateHouse” has the meaning set forth in the Introduction hereof.

56. “GateHouse Interest” means any Interest in GateHouse.

57. “General Unsecured Claim” means any Claim other than an Administrative Claim, Professional Claim, Priority Tax Claim, Secured Tax Claim, Other Secured Claim, Other Priority Claim, Secured Debt Claim or Section 510(b) Claim.

58. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

59. “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

60. “Informal Committee” means that certain informal committee of Lenders comprised of Omega and Solus Alternative Asset Management LP and its affiliates.

61. “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

62. “Intercompany Claim” means any Claim by a Debtor against another Debtor that is reflected in the Debtors’ books and records.

63. “Intercompany Contract” means a contract between or among two or more Debtors.

64. “Intercompany Interest” means an Interest held by a Debtor.

65. “Interest” means any Equity Security in a Debtor existing immediately prior to the Effective Date.

66. “Investment Commitment Letter” means that certain Investment Commitment Letter dated as of September 3, 2013, by and among Plan Sponsor and the Debtors, in the form attached as Exhibit H to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

67. “Lenders” means the several banks and other financial institutions from time to time party to the Credit Agreement and Swap Liability Agreements.

68. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

69. “Listing” has the meaning set forth in Section 4.20 hereof.

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70. “Local Group” means Local Media Group Holdings LLC, an affiliate of Plan Sponsor and a 100% owner of DJLMG.

71. “Management Agreement” means the management agreement to be entered into between the Manager and New Media on the Effective Date, in the form attached as Exhibit G to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

72. “Manager” means FIG LLC, a Delaware limited liability company, an affiliate of Plan Sponsor.

73. “New Debt Facility” means a financing facility, if any, which may be entered into by Reorganized GateHouse on the Effective Date in an aggregate amount of up to $150 million on the same terms as or better terms for Reorganized GateHouse than those set forth in the New Debt Facility Term Sheet.

74. “New Debt Facility Documents” means the documents governing the New Debt Facility, if any, the terms of which shall be attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

75. “New Debt Facility Net Proceeds” means the cash raised in the New Debt Facility, if any, net of transaction costs and expenses of the Debtors and Plan Sponsor associated with the Transaction.

76. “New Debt Facility Term Sheet” means the term sheet attached as Exhibit I to the Disclosure Statement, as it may be amended, supplemented or modified from time to time.

77. “New Media” means New Media Investment Group Inc., a Delaware corporation.

78. “New Media Charter” means the amended charter and bylaws of New Media on and after the Effective Date, in the form attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

79. “New Media Distribution” has the meaning set forth in Section 3.2(d)(3)A hereof.

80. “New Media Employee” has the meaning set forth in Section 4.15 hereof.

81. “New Media Elected Claims” means all or any portion of Allowed Secured Debt Claims for which the holder makes a Plan Election to receive New Media Stock.

82. “New Media Stock” means the common stock of New Media.

83. “New Media Warrants” means 10-year warrants issued by New Media pursuant to the New Media Warrant Agreement, entitling the holders thereof to acquire New Media Stock, which in the aggregate shall be equal to five percent (5%) of New Media Stock as of the Effective Date (calculated prior to dilution from shares of New Media Stock issued pursuant to the DJ Contribution), at a strike price per share calculated based on a total equity value of New Media prior to the DJ Contribution of $1.2 billion, as of the Effective Date; provided that the New Media Warrants will not have the benefit of antidilution protections, other than customary protections including for stock splits and stock dividends.

84. “New Media Warrant Agreement” means the documents governing the New Media Warrants, in the form attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

85. “Omega” means Omega Advisors, Inc. and its affiliates.

86. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

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87. “Other Secured Claim” means any Secured Claim other than a Secured Debt Claim or a Secured Tax Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or subject to a valid right of setoff.

88. “Participating Lenders” means the Lenders from time to time party to the Support Agreement, as provided for in the Support Agreement.

89. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

90. “Petition Date” means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

91. “Plan” means this chapter 11 plan, as it may be altered, amended, modified or supplemented from time to time, including the Plan Supplement and all exhibits, supplements, appendices and schedules.

92. “Plan Election” means the election to be made by each holder of an Allowed Secured Debt Claim on such holder’s Ballot for the treatment of such holder’s Allowed Secured Debt Claims, as set forth in Section 3.2(d) hereof.

93. “Plan Sponsor” means Newcastle Investment Corp.

94. “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 10 days prior to the date first scheduled for the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement.

95. “Pledge Agreement” means the Amended and Restated Pledge Agreement, by and among certain affiliates of GateHouse and the administrative agent thereto, dated as of February 28, 2007 (as amended, supplemented or modified from time to time).

96. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

97. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

98. “Professional” means an Entity (a) employed in the Chapter 11 Cases in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

99. “Professional Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

100. “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

101. “Record Holder” means, as of any date, the holder of record with good legal title as of such date.

102. “Registration Rights Agreement” means the documents governing the registration rights of certain holders of New Media Stock, in the form attached as an exhibit to the Plan Supplement, as may be amended, supplemented or modified from time to time.

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103. “Registration Rights Terms” means the Registration Rights Terms attached as Exhibit J to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

104. “Rejection Schedule” means the schedule of Executory Contracts and Unexpired Leases in the Plan Supplement, as may be amended from time to time, setting forth certain Executory Contracts and Unexpired Leases for rejection as of the Effective Date under section 365 of the Bankruptcy Code.

105. “Released Party” means each of the following in its/their capacity as such: (a) the Debtors; (b) New Media; (c) Plan Sponsor; (d) holders of Secured Debt Claims; (e) the Special Committee; (f) the Credit Agreement Administrative Agent; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s successors, assigns, direct and indirect subsidiaries, affiliates, and funds, and current and former members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives of any of the foregoing.

106. “Releasing Parties” means each of the following in its/their capacity as such: (a) Plan Sponsor; (b) the Credit Agreement Administrative Agent; (c) holders of Secured Debt Claims; and (d) without limiting the foregoing clauses (a)-(c), each holder of a Claim that is entitled to receive a distribution under the Plan.

107. “Reorganized Debtor” means a Debtor (or any successor thereto by merger, consolidation, or otherwise) on and after the Effective Date.

108. “Reorganized GateHouse” means GateHouse Media, Inc. (or any successor thereto by merger, consolidation, or otherwise) on and after the Effective Date, provided that upon and after the consummation (if any) of the merger as set forth in Section 4.2(II) of the Plan, “Reorganized GateHouse” shall mean GateHouse Media Intermediate Holdco, Inc. (or any successor thereto by merger, consolidation, or otherwise).

109. “Reorganized New Media Group” means on or after the Effective Date the Reorganized Debtors, New Media and any subsidiaries of the foregoing.

110. “Section 510(b) Claim” means any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

111. “Secured Claim” means a Claim (a) secured by a Lien on property of an Estate to the extent of the value of such property, as determined in accordance with section 506(a) of the Bankruptcy Code, or (b) subject to a valid right of setoff.

112. “Secured Debt Claims” means all Credit Agreement Claims and all Swap Liability Claims.

113. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

114. “Securities Act” means, as may be amended from time to time, the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, and any similar federal, state, or local law. References herein to specific provisions of the Securities Act include any similar provisions of federal, state, or local law.

115. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

116. “Security Agreement” means the Amended and Restated Security Agreement, by and among certain affiliates of GateHouse, the Lenders and the control agent thereto, dated as of February 28, 2007 (as amended, supplemented or modified from time to time).

117. “Special Committee” means the special committee formed by the board of directors of GateHouse on February 19, 2013, which was given the exclusive, full, and plenary power and authority of the board of directors

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of GateHouse, to the fullest extent permitted by applicable law, with respect to the review, evaluation, and approval or rejection on behalf of GateHouse of any potential Plan Sponsor proposal and the review and evaluation of strategic alternatives and all matters pertaining thereto.

118. “Support Agreement” means that certain Restructuring Support Agreement, dated as of September 3, 2013, by and among the Debtors, Plan Sponsor, Credit Agreement Administrative Agent and the Participating Lenders, attached as Exhibit C to the Disclosure Statement, as may be amended, supplemented or modified from time to time.

119. “Swap Liability Agreement” means “Secured Hedging Agreement”, as such term is defined in the Credit Agreement.

120. “Swap Liability Claims” means all Claims, Liens, rights or interests of the Lenders arising under, related to, or in connection with the Swap Liability Agreements, or related agreements or documentation.

121. “Term Sheet” means the Restructuring Term Sheet attached as Exhibit A to the Support Agreement, as may be amended, supplemented or modified from time to time.

122. “Transaction” means the reorganization and restructuring of the Debtors as contemplated by the Plan, including all related transactions occurring before and after the Petition Date.

123. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Interest to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

124. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

125. “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

126. “Voting Deadline” means 5:00 P.M. prevailing Eastern Time on September 26, 2013, as such date may be extended by Plan Sponsor in accordance with the Support Agreement.

127. “Voting Record Date” means 5:00 P.M. prevailing Eastern Time on September 19, 2013.

1.2	Rules of Interpretation

(a) For purposes of the Plan, the following rules of interpretation apply: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

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(b) The rule of “contra proferentum” does not apply to the interpretation of the Plan. The Plan is the product of extensive negotiations between and among, inter alia, the Debtors, Plan Sponsor, the Credit Agreement Administrative Agent, and the Participating Lenders. Each of the foregoing, including the Debtors and Plan Sponsor, was represented by independent counsel of their choice who either (i) participated in the formulation and documentation of or (ii) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, unless explicitly stated otherwise, the general rule of contract construction known as “contra proferentum” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any exhibit, schedule, contract, instrument, release, or other document generated in connection therewith as concerns such parties identified above.

1.3	Computation of Time

Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.

1.4	Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict-of-laws principles.

1.5	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6	Reference to the Debtors or Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III.

2.1	Administrative Claims

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to 28 U.S.C. § 1930) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim at one of the following times, as applicable: (a) on the Effective Date, or as soon as practicable thereafter; (b) if the Administrative Claim is not Allowed as of the Effective Date, then no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, then in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the holders of such Allowed Administrative Claims.

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2.2	Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court Allows. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to, or action, order, or approval of, the Bankruptcy Court.

2.3	Priority Tax Claims

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive on the Effective Date, or as soon as practicable thereafter, from the respective Debtor liable for such Allowed Priority Tax Claim, payment in Cash in an amount equal to the amount of such Allowed Priority Tax Claim. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1	Classification of Claims and Interests

The Plan constitutes a separate Plan with respect to each Debtor. Except for the Claims addressed in Article II, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights

1	Secured Tax Claims	Unimpaired	Presumed to Accept

2	Other Secured Claims	Unimpaired	Presumed to Accept

3	Other Priority Claims	Unimpaired	Presumed to Accept

4	Secured Debt Claims	Impaired	Entitled to Vote

5	General Unsecured Claims	Unimpaired	Presumed to Accept

6A	GateHouse Interests	Impaired	Presumed to Reject

6B	Intercompany Interests	Unimpaired	Presumed to Accept

7	Section 510(b) Claims	Impaired	Presumed to Reject

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3.2	Treatment of Classes of Claims and Interests

Except to the extent that a holder of an Allowed Claim or Interest, as applicable, agrees to a less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release and discharge of and in exchange for such holder’s Allowed Claim against or Interest in each Debtor, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as practicable thereafter.

(a)	Class 1 — Secured Tax Claims

(1)	Classification: Class 1 consists of any Secured Tax Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Secured Tax Claim shall receive, as applicable:

A.	If the Allowed Secured Tax Claim is due and payable on or before the Effective Date, Cash in an amount equal to such Allowed Secured Tax Claim; or

B.	If the Allowed Secured Tax Claim is not due and payable on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business, provided that to the extent the Allowed Secured Tax Claim is secured by an interest in property of an Estate, the holder of such Claim shall retain such interest in such property until paid in full therefor.

(3)	Voting: Class 1 is Unimpaired. Holders of Allowed Secured Tax Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Secured Tax Claims are not entitled to vote to accept or reject the Plan.

(b)	Class 2 — Other Secured Claims

(1)	Classification: Class 2 consists of any Other Secured Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed Other Secured Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:

A.	have its Allowed Other Secured Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code; or

B.	to the extent the Allowed Other Secured Claim is secured by an interest in property of an Estate, receive the property securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code; provided that the holder of such Claim shall retain such interest in such property until paid in full therefor.

(3)	Voting: Class 2 is Unimpaired. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

(c)	Class 3 — Other Priority Claims

(1)	Classification: Class 3 consists of any Other Priority Claims against any Debtor.

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(2)	Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in Cash.

(3)	Voting: Class 3 is Unimpaired. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 4 — Secured Debt Claims

(1)	Classification: Class 4 consists of any Secured Debt Claims.

(2)	Allowance: On the Effective Date, the Secured Debt Claims shall be an Allowed Claim secured by the Collateral (as defined in the Credit Documents), and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization, reclassification or offset, in the aggregate amount of (a) $1,167,449,812.96 of principal of the Credit Agreement Claims, plus (b) accrued and unpaid interest at the applicable contract non-default rate with respect thereto, plus (c) all amounts due under and subject to the terms of the Swap Liability Agreements (for the avoidance of doubt, excluding any default interest). Acceptance of the Plan by Class 4 in the prepetition solicitation shall constitute an election under the Plan, pursuant to section 1111(b)(2) of the Bankruptcy Code, to have the Secured Debt Claims treated as a secured claim to the extent that such Secured Debt Claims are Allowed; provided that such election shall be deemed to be made solely with respect to the Plan, and the right of holders of Secured Debt Claims to make or not to make such an election in the event that the Plan is not confirmed is expressly reserved and preserved.

(3)	Treatment: In accordance with Section 6.3(a) hereof, each holder of an Allowed Secured Debt Claim shall receive, pursuant to such holder’s Plan Election with respect to all or any portion of such holder’s Secured Debt Claims and in full satisfaction and discharge of all of such holder’s Allowed Secured Debt Claims:

A.	Its (x) Pro Rata share of 100% of the shares of New Media Stock issued on the Effective Date, subject to dilution by any New Media Stock issued in exchange for the DJ Contribution and (y) Pro Rata share of 100% of the New Debt Facility Net Proceeds, if any, in the event that Reorganized GateHouse enters into a New Debt Facility and prior to the DJ Contribution, (collectively, the “New Media Distribution”); and/or

B.	Cash in an aggregate amount equal to 40.0% of such holder’s Allowed Secured Debt Claims (the “Cash-Out Distribution”); provided that each holder of an Allowed Secured Debt Claim that does not make a Plan Election with respect to all or any portion of its Secured Debt Claims shall be deemed to have elected to, and shall, receive only the Cash-Out Distribution in respect of all or such portion of its Secured Debt Claims, in full satisfaction and discharge of such holder’s Allowed Secured Debt Claims.

C.	For the avoidance of doubt, Plan Sponsor will receive its Pro Rata share of New Media Distribution, including, without limitation, on account of all Cash-Out Claims.

(4)	Voting: Class 4 is Impaired. Holders of Allowed Secured Debt Claims are entitled to vote to accept or reject the Plan.

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(e)	Class 5 — General Unsecured Claims

(1)	Classification: Class 5 consists of any General Unsecured Claims against any Debtor.

(2)	Treatment: Each holder of an Allowed General Unsecured Claim shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of the Effective Date or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.

(3)	Voting: Class 5 is Unimpaired. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(f)	Class 6A — GateHouse Interests

(1)	Classification: Class 6A consists of any GateHouse Interests.

(2)	Treatment: In accordance with Section 6.3(a) hereof, each holder of an Allowed GateHouse Interest shall receive such holder’s Pro Rata share of New Media Warrants.

(3)	Voting: Class 6A is Impaired. Holders of Allowed GateHouse Interests are conclusively presumed to have rejected the Plan. Holders of Allowed GateHouse Interests are not entitled to vote to accept or reject the Plan.

(g)	Class 6B — Intercompany Interests

(1)	Classification: Class 6B consists of any Intercompany Interests.

(2)	Treatment: Each holder of an Allowed Intercompany Interest shall have its Allowed Intercompany Interest reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

(3)	Voting: Class 6B is Unimpaired. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

(h)	Class 7 — Section 510(b) Claims

(1)	Classification: Class 7 consists of any Section 510(b) Claims against any Debtor.

(2)	Allowance: Notwithstanding anything in the Plan to the contrary, a Section 510(b) Claim (if any) may only become Allowed by Final Order of the Bankruptcy Court.

(3)	Treatment: On the Effective Date, all Allowed Section 510(b) Claims shall be fully extinguished and discharged without any further action. No holder of Allowed Section 510(b) Claims shall be entitled to receive or retain any property under the Plan.

(4)	Voting: Class 7 is Impaired. Holders (if any) of Allowed Section 510(b) Claims are conclusively presumed to have rejected the Plan. Holders (if any) of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

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3.3	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1	General Settlement of Claims

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests.

4.2	Transactions On or After the Effective Date

(I)	On the Effective Date and in accordance with Section 6.3(a) hereof, the Debtors or the Reorganized New Media Group, as the case may be, Plan Sponsor and any other Entity party to the Transaction shall take all actions that are necessary or appropriate to effect the Transaction, including, but not limited to:

(a) Plan Sponsor (or its Designated Affiliates) shall purchase each Cash-Out Claim in exchange for payment of a cash purchase price to the holder thereof in an amount determined pursuant to Section 3.2(d)(3)B hereof and subject to the terms of the Investment Commitment Letter;

(b) Plan Sponsor (or its Designated Affiliates), in respect of its New Media Elected Claims and the Cash-Out Claims acquired pursuant to Section 4.2(I)(a) above, and each other holder of New Media Elected Claims (or their respective Designated Affiliates) shall receive its Pro Rata share of New Media Stock;

(c) Each holder of Allowed GateHouse Interests (or its Designated Affiliates) shall receive its Pro Rata share of New Media Warrants;

(d) 100% of the new equity interests in Reorganized GateHouse shall be issued to New Media;

(e) All Secured Debt Claims and all GateHouse Interests shall be cancelled and discharged pursuant to the Plan without the need for any further corporate action;

(f) Each holder of New Media Stock (and for the avoidance of doubt excluding any New Media Stock issued to the Plan Sponsor in respect of the DJ Contribution) shall receive its Pro Rata share of the New Debt Facility Net Proceeds (if any); and

(g) The DJ Contribution shall occur as set forth in Section 4.19 hereof.

(II)	On or after the Effective Date, GateHouse Media, Inc. shall merge into New Media or convert into a limited liability company, provided that the occurrence of such merger or conversion shall not be a condition to the Effective Date.

4.3	New Media Warrants

On the Effective Date, or as soon as practicable thereafter, New Media shall issue and distribute New Media Warrants to holders of Allowed GateHouse Interests (or their respective Designated Affiliates) to the extent required by Section 3.2(f)(2) hereof.

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4.4	New Debt Facility Net Proceeds

The Debtors shall use commercially reasonable efforts, in light of market conditions and other relevant factors, to enter into the New Debt Facility on the Effective Date. In the event that Reorganized GateHouse enters into and receives the proceeds of the New Debt Facility, on the Effective Date, Reorganized GateHouse will distribute to each holder of New Media Stock (including, without limitation, to Plan Sponsor on account of the Cash-Out Claims) its Pro Rata share of the New Debt Facility Net Proceeds, if any. For the avoidance of doubt, the New Debt Facility Net Proceeds, if any, will be distributed to holders of New Media Stock prior to the occurrence of the DJ Contribution and no amount of the New Debt Facility Net Proceeds shall be distributed to Plan Sponsor on account of the DJ Contribution.

Confirmation of the Plan shall constitute (i) approval by Reorganized GateHouse and its applicable subsidiaries of the New Debt Facility, the New Debt Facility Documents, and all transactions contemplated thereby, including the payment of all fees, indemnities, and expenses provided for therein, and (ii) authorization of Reorganized GateHouse to enter into, execute and perform under the New Debt Facility Documents and distribute New Debt Facility Net Proceeds in accordance with the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Debt Facility Documents (i) shall be deemed to have been approved by Reorganized GateHouse and its applicable subsidiaries, (ii) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Debt Facility Documents, (iii) shall be deemed perfected upon Reorganized GateHouse’s entry into the New Debt Facility, subject only to such Liens and security interests as may be permitted under the New Debt Facility Documents, and (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

For the avoidance of doubt, entry into the New Debt Facility will not be a condition precedent to the Effective Date.

4.5	Offering and Issuance of Securities

The offering, issuance, distribution, and exercise (as applicable) of any Securities, including New Media Stock and New Media Warrants (and the New Media Stock issuable upon exercise of the New Media Warrants), pursuant to the Plan will be in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

The issuance of New Media Stock (including all common stock in New Media issued to Plan Sponsor on the Effective Date in exchange for the DJ Contribution), New Media Warrants and any other options and associated equity awards is authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized New Media Group, as applicable. The charter of New Media, as applicable, shall authorize the issuance and distribution on the Effective Date of such New Media Stock, New Media Warrants and New Debt Facility Net Proceeds to the Distribution Agent for the benefit of holders of Allowed Secured Debt Claims and Allowed GateHouse Interests, as applicable. All such New Media Stock issued and distributed pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.

4.6	Registration Rights

New Media will enter into the Registration Rights Agreement with Omega and any other holder of Allowed Secured Debt Claims that receives at least as many shares of New Media Stock on the Effective Date as Omega

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receives, provided that Omega receives directly or indirectly not less than ten percent (10%) or more of the shares of New Media Stock issued to holders of Allowed Secured Debt Claims under the Plan (without taking into account New Media Stock issued pursuant to the New Media Warrants or in respect of the DJ Contribution).

4.7	Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and the Plan shall recognize and implement any such rights. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors reserve the right, after notice and a hearing, to re-classify any Allowed Claim or Interest in accordance with any contractual, legal or equitable subordination relating thereto.

4.8	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein or in any agreement, instrument or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.9	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided herein (including as otherwise provided with respect to any contracts evidencing transactions described in Section 3.2(e)(2) hereof), all notes, instruments, Certificates and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or Reorganized Debtors and the non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, (i) any agreement that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (a) allowing holders of Claims or Interests to receive distributions under the Plan and (b) allowing and preserving the rights of any Distribution Agent or the Reorganized Debtors, as applicable, to make distributions on account of Claims and Interests as provided in Article VI and (ii) the Credit Documents shall continue in effect solely for the purposes of allowing the Credit Agreement Administrative Agent to (a) receive payment of its fees and expenses as provided under the Credit Documents, (b) have the benefit of all the rights and protections for the Credit Agreement Administrative Agent under the Credit Documents, including, but not limited to, the preservation of any indemnification rights, and (c) make distributions pursuant to Section 2.13(b) of the Credit Agreement.

4.10	Issuance of New Securities; Execution of Plan Documents

Except as otherwise provided herein, on the Effective Date, or as soon as practicable thereafter, the Reorganized New Media Group shall issue all Securities, notes, instruments, Certificates and other documents required to be issued under the Plan.

4.11	Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized New Media Group, whether taken prior to or as of the Effective Date, shall be authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized New Media Group, as applicable, including, without limitation, the DJ Contribution and the issuance of additional New Media Stock to Plan Sponsor as consideration therefor pursuant to Section 4.19 hereof. Such actions may include the following: (a) the adoption and filing of charters and bylaws; (b) the appointment of directors and officers; (c) entry into and performance under the New Debt Facility; (d) the authorization, issuance, and distribution of New Media Stock, New Media Warrants and New Debt Facility Net Proceeds pursuant to the Plan; and (e) the merger or conversion as set forth in Section 4.2(II); provided that, notwithstanding any other provision of the Plan, the Reorganized New Media Group reserves the right not to effectuate such merger or conversion in its sole discretion.

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4.12	Charter and Bylaws

The certificates of incorporation and bylaws of each Entity in the Reorganized New Media Group (and other formation documents relating to limited liability companies, as applicable) shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The Reorganized New Media Group’s certificates of incorporation shall include, among other things (and only to the extent required by section 1123(a)(6) of the Bankruptcy Code), provisions prohibiting the issuance of non-voting Equity Securities. After the Effective Date, each Entity in the Reorganized New Media Group may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective jurisdiction of formation and its respective charter and bylaws. The corporate governance policies of New Media shall be substantially consistent with Gatehouse’s policies, shall be updated to comply with the requirements of the applicable listing exchange upon the completion of the Listing and its charter and bylaws shall be all as set forth in the New Media Charter.

4.13	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized New Media Group and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized New Media Group, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.14	Section 1146(a) Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment.

4.15	Directors, Officers and Management

Except as otherwise provided herein or in the Plan Supplement, the existing officers and directors of the Debtors shall serve in their current capacities in the Reorganized Debtors. From and after the Effective Date, each director or officer of the Reorganized New Media Group shall serve pursuant to the terms of their respective charters and bylaws or other constituent documents, and applicable state corporation law. Additionally, in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the boards of directors of the Reorganized New Media Group and any Person proposed to serve as an officer of the Reorganized New Media Group shall be disclosed in the Plan Supplement.

On the Effective Date, New Media will enter into the Management Agreement and Michael Reed, the current chief executive officer of GateHouse (the “New Media Employee”), will become an employee of New Media. Commencing from the Listing, (a) the Manager will be responsible for the compensation and benefits of the New Media Employee and (b) the Manager will receive an annual management fee, quarterly incentive compensation, and options to purchase New Media Stock, in each case, on the terms set forth in the Management Agreement. The compensation and benefits of the New Media Employee will be subject to the review and approval of the compensation committee of the board of directors of New Media and an incentive plan will be established for the Manager with terms and conditions customary for a company of New Media’s type.

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4.16	Incentive Plans and Employee and Retiree Benefits

Except as otherwise provided herein, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall (a) amend, adopt, assume and/or honor in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plan, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

4.17	Preservation of Rights of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with sections 1123(b)(3) and 1141(b) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to, or action, order or approval of, the Bankruptcy Court.

4.18	Intercompany Claims

Notwithstanding anything in this Plan to the contrary, on the Effective Date, the Intercompany Claims shall be reinstated, or discharged and satisfied by contributions, distributions or otherwise, at the option of the Reorganized Debtors.

4.19	DJ Contribution

Subject to the terms of the Support Agreement, Plan Sponsor will contribute 100% of the stock of Local Group, the 100% owner of DJLMG, to New Media and assign its rights under the DJ SPA to New Media, each on the Effective Date (collectively, the “DJ Contribution”) in exchange for shares of New Media Stock and, at Plan Sponsor’s election in its sole discretion, $50,000 of Cash, collectively equal in value (the “DJ Contribution Value”) to the cost of the DJ Acquisition as adjusted (a) to include (i) Plan Sponsor’s out-of-pocket transaction expenses for the DJ Acquisition not to exceed $4.5 million, (ii) any additional cash equity contributions made in DJLMG or

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Local Group after the DJ Acquisition but, prior to the occurrence of the DJ Contribution, not to exceed $2.5 million, and (iii) the net amount owing to Plan Sponsor under the DJ SPA and (b) to deduct the amount of (i) any dividends paid out by DJLMG or Local Group on or following the closing of the DJ Acquisition and on or prior to the occurrence of the DJ Contribution (other than in respect of the $2.5 million contributed by Plan Sponsor on the closing date of the DJ Acquisition for working capital purposes, which amount DJLMG may repay by dividend or otherwise prior to the Effective Date) and (ii) any funded debt obligations of DJLMG or Local Group (other than amounts drawn under the working capital facility), each as set forth in the DJ Contribution Agreement and DJ SPA Assignment Agreement. For the avoidance of doubt, the distribution of shares of New Media Stock in exchange for the DJ Contribution will not occur prior to the distribution of the New Debt Facility Net Proceeds (if any) to the holders of New Media Stock.

4.20	Additional Restructuring Transactions

On or after the Effective Date, without limiting any rights and remedies of the Debtors or Reorganized New Media Group under the Plan or applicable law, the Reorganized New Media Group may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring, including one or more mergers, consolidations, restructurings, transfers, dispositions, spinoffs, liquidations, dissolutions, amalgamations, arrangements, continuances or other corporate transactions, as may be determined by the Reorganized New Media Group to be necessary or appropriate (collectively, the “Additional Restructuring Transactions”) provided such Additional Restructuring Transactions comply with the terms of (including applicable shareholder consent requirements) and are not prohibited by the Plan. The actions to effect the Additional Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, transfer, disposition, spinoff, liquidation, dissolution, amalgamation, arrangement, continuance or other corporate transaction containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and such other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, spinoff or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (iii) the filing of appropriate certificates or articles of incorporation, merger, consolidation, spinoff or dissolution (or any other Additional Restructuring Transaction) pursuant to applicable law; and (iv) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Additional Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized New Media Group vesting in one or more surviving, resulting or acquiring Entities. In each case in which the surviving, resulting or acquiring Entity in any such transaction is a successor to the Reorganized New Media Group, such surviving, resulting or acquiring Entity will perform the obligations of the Reorganized New Media Group pursuant to the Plan to pay or otherwise satisfy the Allowed Claims to the extent not already paid or satisfied. The Additional Restructuring Transactions may include the commencement of regular-way trading of New Media Stock on a major U.S. national securities exchange (the “Listing”). New Media shall use its commercially reasonable efforts to make the Listing, in light of market conditions and other relevant factors, on the New York Stock Exchange. New Media may also raise additional capital in connection with or subsequent to the Listing. Notwithstanding anything in the Plan to the contrary, on and after the Confirmation Date the Debtors or Reorganized Debtors, as applicable, may employ and pay advisors and professionals without further notice to, or action, order, or approval of the Bankruptcy Court.

4.21	Special Committee’s Fees.

Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys’ fees and financial advisors’ fees) of the Special Committee shall be Allowed as Administrative Claims and paid by the Debtors or the Reorganized Debtors, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than twenty (20) days after the Effective Date.

4.22	Plan Sponsor’s Fees.

Subject to entry of the Confirmation Order, and without in any way limiting the payment obligations under any existing engagement letter or any applicable order entered in the Chapter 11 Cases, the reasonable fees and

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expenses (including attorneys’ fees and financial advisors’ fees) of Plan Sponsor in connection with the Transaction, including, but not limited to, the reasonable fees and expenses of (i) Cleary, Gottlieb Steen & Hamilton LLP and (ii) Morris, Nichols, Arsht & Tunnell LLP, will be paid in full in Cash by the Reorganized Debtors, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than twenty (20) days after the Effective Date.

4.23	Credit Agreement Administrative Agent’s Fees

Subject to entry of the Confirmation Order, and without in any way limiting the payment obligations under any existing engagement letter or the cash collateral order (or any other applicable order) entered in the Chapter 11 Cases, the reasonable invoiced fees and expenses of the Credit Agreement Administrative Agent and the Informal Committee in connection with the Transaction, including but not limited to the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, Richards Layton & Finger and Moelis & Company LLC, shall be Allowed as Administrative Claims and paid in full by the Debtors or the Reorganized Debtors in Cash, without further notice to, or action, order, or approval of the Bankruptcy Court, no later than ten (10) days after the Effective Date; provided that, notwithstanding the foregoing, such fees and expenses shall continue to be obligations secured under the Credit Documents in the event that the Plan is not confirmed.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to, or action, order, or approval of, the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless any such Executory Contract or Unexpired Lease: (a) is listed on the Rejection Schedule; (b) has been previously assumed or rejected by the Debtors by Final Order or has been assumed or rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; or (c) is the subject of a motion to assume or reject pending as of the Effective Date. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions, assignments and rejections.

Except as otherwise provided herein or agreed to by the Debtors with the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority or amount of any Claims that may arise in connection therewith.

5.2	Cure of Defaults and Objections to Assumption

The Debtors or Reorganized New Media Group, as applicable, shall pay Cures in the ordinary course after the Effective Date. Any dispute regarding a Cure shall be resolved in the ordinary course in an appropriate non-bankruptcy forum. Any Cure shall be deemed fully satisfied, released and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure. The Reorganized Debtors also may settle any Cure without any further notice to, or action, order or approval of, the Bankruptcy Court.

Any objection to the assumption of an Executory Contract or Unexpired Lease pursuant to the Plan on grounds other than Cure must be filed with the Bankruptcy Court by the deadline established for filing objections to the Plan. Any such objection will be scheduled to be heard by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

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If there is a dispute regarding the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 45 days after entry of a Final Order resolving an objection to assumption or determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to, or action, order or approval of, the Bankruptcy Court.

5.3	Pre-existing Payment and Other Obligations

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors, as applicable, under such contract or lease. In particular, to the extent permissible under applicable nonbankruptcy law, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) maintenance of, or to repair or replace, goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable.

5.4	Rejection Damages Claims and Objections to Rejection

Pursuant to section 502(g) of the Bankruptcy Code, counterparties to Executory Contracts or Unexpired Leases that are rejected shall have the right to assert Claims, if any, on account of the rejection of such contracts and leases. Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases pursuant to the Plan must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Confirmation Date or the effective date of rejection. Any such Proofs of Claim that are not timely filed shall be disallowed without the need for any further notice to, or action, order or approval of, the Bankruptcy Court. Such Proofs of Claim shall be forever barred, estopped and enjoined from assertion. Moreover, such Proofs of Claim shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to, or action, order or approval of, the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged notwithstanding anything in a Proof of Claim to the contrary. All Allowed Claims (excluding the Secured Debt Claims) arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as Class 5—General Unsecured Claims against the applicable Debtor counterparty thereto.

5.5	Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

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5.6	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Distributions on Account of Claims and Interests Allowed as of the Effective Date

(a)	Delivery of Distributions in General

Except as otherwise provided in the Plan, a Final Order or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, on the Effective Date or as soon as practicable thereafter, the Reorganized Debtors or the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business or industry practice, (b) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in accordance with Sections 2.3 and 3.2(a)(2) hereof, respectively. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. For the avoidance of doubt, distributions to holders of Allowed Secured Debt Claims will be made on the Effective Date.

6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties, (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order, and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall be paid also, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class.

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6.3	Delivery of Distributions

(a)	Distribution Process

On the Effective Date, distributions under the Plan in respect of Allowed Secured Debt Claims shall be delivered:

(i)	In the case of the Cash-Out Distribution, from the Plan Sponsor (or its designees) to each Record Holder of Cash-Out Claims as of the Distribution Record Date (or its Designated Affiliates) subject to the terms of the Investment Commitment Letter; and

(ii)	In the case of the New Media Distribution, to the Credit Agreement Administrative Agent (or its designees) for distribution, pursuant to Section 2.13(b) of the Credit Agreement, to (a) Plan Sponsor (or its Designated Affiliates) with respect to Cash-Out Claims and its New Media Elected Claims and (b) to each Record Holder of New Media Elected Claims as of the Distribution Record Date (or its Designated Affiliates).

On the Effective Date, distributions under the Plan in respect of Allowed GateHouse Interests shall be delivered by the Distribution Agent to each holder of such Interests.

The Debtors, the Reorganized Debtors, the Plan Sponsor, the Credit Agreement Administrative Agent and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

(b)	Accrual of Dividends and Other Rights

For purposes of determining the accrual of dividends or other rights after the Effective Date, New Media Stock issued under the Plan shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated or distributed.

(c)	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens, and encumbrances. All Persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Plan to the contrary, (a) each holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations.

(d)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(e)	Fractional, Undeliverable, and Unclaimed Distributions

(1)	No Fractional Distributions of New Media Stock or New Media Warrants. The Distribution Agent may not make distributions of fractions of shares of New Media Stock or New Media Warrants, as applicable. Whenever fractional distributions would otherwise be called for, the actual distributions may reflect a rounding down of such fractions.

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(2)	Undeliverable Distributions. If any distribution to a holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder as soon as practicable. Undeliverable distributions shall remain in the possession of the Reorganized New Media Group until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized New Media Group or is cancelled pursuant to Section 6.3(e)(3) hereof, and shall not be supplemented with any interest, dividends or other accruals of any kind.

(3)	Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized New Media Group and, to the extent such Unclaimed Distribution is New Media Stock, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(f)	Surrender of Cancelled Instruments or Securities

On the Effective Date or as soon as practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Distribution Agent. Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent pursuant to the provisions of Section 6.3(g) hereof. Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent prior to the first anniversary of the Effective Date shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against the relevant Entity in the Reorganized New Media Group or its property, be deemed to have forfeited all rights, and Claims and Interests with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized New Media Group notwithstanding any federal or state escheat, abandoned or unclaimed property law to the contrary. Notwithstanding the foregoing paragraph, this Section 6.3(f) shall not apply to any Claims and Interests reinstated pursuant to the terms of the Plan.

(g)	Lost, Stolen, Mutilated, or Destroyed Securities

Any holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent an affidavit of loss acceptable to the Distribution Agent setting forth the unavailability of the Certificate and such additional indemnity as may be required reasonably by the Distribution Agent to hold the Distribution Agent harmless from any damages, liabilities or costs incurred in treating such holder as a holder of an Allowed Claim or Interest. Upon compliance with this procedure by a holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

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6.4	Claims Paid or Payable by Third Parties

A Claim shall be reduced in full and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to, or action, order or approval of, the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

6.5	Setoffs

Except as otherwise expressly provided for herein (including with respect to any Secured Debt Claims or Claims with respect to letters of credit as provided in the definition of Other Secured Claims), each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder.

6.6	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

7.1	Disputed Claims Process

Except as otherwise provided herein, if a party files a Proof of Claim and the Debtors or Reorganized Debtors, as applicable, do not determine in their sole discretion, and without the need for notice to, or action, order or approval of, the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII. Except as otherwise provided herein, all proofs of claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to, or action, order or approval of, the Bankruptcy Court. For the avoidance of doubt, on and after the Effective Date, the Reorganized Debtors may negotiate and settle any Claims, including Claims for which a Proof of Claim has been filed, without further notice to or approval of the Bankruptcy Court, the Claims and Solicitation Agent or any other party.

7.2	Prosecution of Objections to Claims and Interests

Except insofar as a Claim or Interest is Allowed under the Plan, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to the Claim or Interest. Any objections to Claims and Interests shall be served and filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. Notwithstanding anything to the contrary herein, the Reorganized Debtors may prosecute,

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adjudicate or otherwise resolve Claims and Interests in non-bankruptcy forums after the expiration of such 120-day period. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.17 hereof.

7.3	No Interest

Unless otherwise specifically provided for in the Plan or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.4	Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree, or the Bankruptcy Court has determined by Final Order, that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1	Discharge of Claims and Termination of Interests

Except as otherwise provided for herein and effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

8.2	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for herein, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or

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collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreement and Swap Liability Agreements), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors; provided that Claims and Causes of Action for fraud, gross negligence or willful misconduct shall not be so released.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.2, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.2; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by this Section 8.2.

8.3	Releases by Certain Holders of Claims

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the DJ Contribution, the New Debt Facility (if any), the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreement and Swap Liability Agreements), the Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan; provided that Claims and Causes of Action for fraud, gross negligence or willful misconduct shall not be so released. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.3, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise

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of the Claims released by this Section 8.3; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under this Section 8.3 from asserting any Claim or Cause of Action released by this Section 8.3.

8.4	Exculpation

No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct. The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of acceptances and rejections of the Plan and the making of distributions pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

8.5	Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3 hereof, discharged pursuant to Section 8.1 hereof, or are subject to exculpation pursuant to Section 8.4 hereof, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated or settled pursuant to the Plan.

8.6	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.7	Indemnification

On and from the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume or reinstate, as applicable, all indemnification obligations in place as of the Effective Date (whether in by-laws, certificates of incorporation, board resolutions, contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors and the respective Affiliates of such current and former directors, officers, managers, and employees.

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8.8	Release of Liens

Except (a) with respect to the Liens securing the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2 hereof:

(a) the Confirmation Order shall have been entered and such order shall be materially consistent with the Support Agreement and shall be in form and substance reasonably satisfactory to Plan Sponsor and the Debtors;

(b) the Confirmation Order shall have become a Final Order;

(c) all documents and agreements necessary to implement the Plan: (1) shall have all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements; (2) shall have been tendered for delivery to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws; and (3) shall have been effected or executed;

(d) the Effective Date shall occur no later than December 16, 2013; and

(e) all other actions necessary for the occurrence of the Effective Date shall have been taken.

9.2	Waiver of Conditions Precedent

The Debtors may, with the written consent of Plan Sponsor and in consultation with the Credit Agreement Administrative Agent, waive any of the conditions to the Effective Date set forth in Section 9.1 hereof without any notice to any other parties in interest and without any further notice to, or action, order or approval of, the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

9.3	Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer or undertaking of any sort by any Debtor or any other Entity.

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ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1	Modification of Plan

Effective as of the date hereof, (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order, subject to the limitations set forth herein and the Support Agreement; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, this clause (b) being subject in all cases to the limitations set forth herein and in the Support Agreement.

10.2	Revocation or Withdrawal of Plan

Subject to the terms of the Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer or undertaking of any sort by any Debtor or any other Entity.

10.3	Confirmation of the Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. Subject to the terms of the Support Agreement, the Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE XI

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising under the Bankruptcy Code or arising in, or related to, the Chapter 11 Cases, to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification or supplement, after the Effective Date, pursuant to Article V, of the list of Executory Contracts and Unexpired Leases to be rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

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4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan or the Confirmation Order, including contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10. hear, determine, and resolve any cases, matters, controversies, suits, disputes or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Section 6.4 hereof; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan or the Confirmation Order, or any Entity’s obligations incurred in connection with the Plan or the Confirmation Order, including those arising under agreements, documents, or instruments executed in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15. enforce all orders previously entered by the Bankruptcy Court; and

16. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving

34

distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.2	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

12.3	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

12.4	Elimination of Vacant Classes

Any Class of Claims that does not have a holder of an Allowed Claim or a Claim temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

12.5	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

12.6	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors and Reorganized Debtors:	GateHouse Media, Inc. 350 WillowBrook Office Park Fairport, New York 14450 Attention: Michael Reed Attention: Polly Sack Facsimile: (585) 248-2631

with a copy to:	Young Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, Delaware 19801 Attention: Pauline K. Morgan Attention: Patrick A. Jackson Facsimile: (302) 571-1253

Plan Sponsor:	Newcastle Investment Corp. c/o FIG LLC 1345 Avenue of the Americas 46th Floor New York, New York 10150 Attention: Cameron MacDougall Facsimile: (917) 591-8312

35

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: James L. Bromley Attention: Sean A. O’Neal Facsimile: (212) 225-3999

12.7	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.8	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.9	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from dm.epiq11.com/gatehousemedia or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

12.10	Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.

36

[The remainder of this page is intentionally left blank.]

37

Dated: September 20, 2013

AS DEBTORS AND DEBTORS IN POSSESSION: GATEHOUSE MEDIA, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA HOLDCO, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA OPERATING, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MASSACHUSETTS I, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MASSACHUSETTS II, INC.,

By:
Name:
Title:

38

ENHE ACQUISITION, LLC,

By:
Name:
Title:

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA VENTURES, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA COLORADO HOLDINGS, INC.,

By:
Name:
Title:

39

GATEHOUSE MEDIA CORNING HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA IOWA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA KANSAS HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA LANSING PRINTING, INC.,

By:
Name:
Title:

40

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.,

By:
Name:
Title:

41

GATEHOUSE MEDIA NEVADA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.,

By:
Name:
Title:

LIBERTY SMC, L.L.C.,

By:
Name:
Title:

42

MINERAL DAILY NEWS TRIBUNE, INC.,

By:
Name:
Title:

NEWS LEADER, INC.,

By:
Name:
Title:

TERRY NEWSPAPERS, INC.,

By:
Name:
Title:

ENTERPRISE NEWSMEDIA HOLDING, LLC,

By:
Name:
Title:

ENTERPRISE NEWSMEDIA, LLC,

By:
Name:
Title:

LRT FOUR HUNDRED, LLC,

By:
Name:
Title:

43

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC,

By:
Name:
Title:

LOW REALTY, LLC,

By:
Name:
Title:

ENTERPRISE PUBLISHING COMPANY, LLC,

By:
Name:
Title:

SUREWEST DIRECTORIES,

By:
Name:
Title:

COPLEY OHIO NEWSPAPERS, INC.,

By:
Name:
Title:

THE PEORIA JOURNAL STAR, INC.,

By:
Name:
Title:

44

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.,

By:
Name:
Title:

45

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA OHIO HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.,

By:
Name:
Title:

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.,

By:
Name:
Title:

46

Dated: September 20, 2013

AS PLAN SPONSOR: NEWCASTLE INVESTMENT CORP.,

By:
Name:	Kenneth Riis
Title:	Chief Executive Officer

47

EXHIBIT B TO THE DISCLOSURE STATEMENT

FINANCIAL PROJECTIONS

Financial Projections

Introduction

As a condition to confirmation of the Plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor (often referred to as a “feasibility” finding).1 In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors’ management analyzed the ability of the Debtors to meet their obligations under the Plan with sufficient liquidity and capital resources to conduct their businesses. As a consequence, the Debtors’ management developed and prepared the following projections of the Reorganized Debtors’ financial statements (the “Reorganized Debtors Projections”) for the period of fiscal 2014 through fiscal 2016 (the “Projection Period”).

In accordance with the proposed contribution of Local Media Group Holdings LLC (“Local Group”), 100% owner of Dow Jones Local Media Group, Inc. (“DJLMG”), into New Media by Newcastle Investment Corp. (“Newcastle”), the Debtors’ management has also developed and prepared projections assuming a consolidation of the Debtors’ operations with the operations of DJLMG (the “Reorganized New Media Group Projections”) for the Projection Period. The Reorganized New Media Group Projections include the impact of synergies the Debtors anticipate will be realized as a result of the contribution of DJLMG into New Media.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS AFTER THE EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STOCK EXCHANGE, OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

[1]	Capitalized terms used but not defined shall have the meaning given to such terms in the Disclosure Statement.

1

A.	Reorganized Debtors Projections

The Reorganized Debtors Projections (prior to the contribution of the Local Group into New Media) should be read in conjunction with the assumptions, qualifications and explanations set forth herein and in the Disclosure Statement.

Income Statement

($ in millions)
	Fiscal Year Ending December,
	2013P	2014P	2015P	2016P
Revenue:
Advertising	$306.7	$296.4	$288.6	$283.9
Circulation	132.8	133.5	136.3	139.6
Commercial Printing and Other	25.8	28.2	29.0	29.6
Ventures	9.4	30.7	56.3	68.9

Total Revenue	$474.7	$488.8	$510.2	$521.9

Operating Costs and Expenses:
Compensation	($199.6)	($195.3)	($192.2)	($191.3)
Newsprint & Ink	(25.8)	(25.3)	(25.0)	(24.8)
Hauling and Delivery	(39.4)	(38.1)	(37.7)	(37.4)
Postage	(17.8)	(17.3)	(17.2)	(17.1)
Outside Services	(47.8)	(50.9)	(51.5)	(51.4)
Ventures	(17.4)	(28.5)	(42.4)	(50.3)
Other	(54.4)	(50.1)	(49.6)	(49.4)
Management Fee	0.3	(5.1)	(5.1)	(5.1)
Management Incentive Compensation	—	(8.2)	(9.8)	(10.7)
Manager Synergies	—	2.0	2.0	2.0

Total Operating Costs and Expenses (ex. D&A)	($401.9)	($416.7)	($428.6)	($435.4)

EBITDA	$72.8	$72.1	$81.6	$86.5

Pension Expense	(0.5)	(0.5)	(0.5)	(0.5)
Non-Cash Losses	(2.5)	—	—	—
Depreciation & Amortization	(39.2)	(27.5)	(28.0)	(28.4)
Interest Expense	(48.8)	(11.9)	(11.8)	(11.7)
Amortization of Deferred Financing Costs	(1.0)	(0.8)	(0.8)	(0.8)
One Time Cash Transaction Expenses	(26.8)	—	—	—

Operating Income	($46.1)	$31.3	$40.5	$45.0

Income Taxes	—	(12.5)	(16.2)	(18.0)

Net Income	($46.1)	$18.8	$24.3	$27.0

2

Balance Sheet

($ in millions)
	As of December,
	2013P	2014P	2015P	2016P
Assets:
Current Assets
Cash and Cash Equivalents	$19.1	$19.1	$19.1	$19.1
Restricted Cash	6.5	6.5	6.5	6.5
Accounts Receivable, Net	57.1	58.8	61.4	62.8
Inventory	6.0	6.0	6.0	6.0
Prepaid Expenses	5.8	5.8	5.8	5.8
Other Current Assets	10.2	10.2	10.2	10.2

Total Current Assets	$104.8	$106.4	$109.0	$110.4

Non-Current Assets
PP&E, Net	$103.8	$188.8	$174.3	$159.4
Intangible Assets	209.5	252.3	243.8	235.4
Deferred Financing Costs	0.7	4.2	3.3	2.5
Other Assets	2.4	2.4	2.4	2.4

Total Assets	$421.2	$554.1	$532.9	$510.1

Liabilities and Stockholders’ Equity:
Current Liabilities
Accounts Payable	$9.2	$9.3	$9.6	$9.7
Accrued Expenses	26.1	27.1	27.9	28.3
Accrued Interest	9.3	—	—	—
Deferred Revenue	25.9	26.0	26.6	27.2
Deferred Taxes	—	12.5	27.5	42.4

Total Current Liabilities	$70.5	$74.9	$91.5	$107.6

Long Term Debt	1,167.5	148.5	147.0	145.5
Derivative Liability	30.0	—	—	—
Long Term Liabilities	2.3	2.3	2.3	2.3
Pension and Other Post-Retirement Benefits	15.4	15.4	15.4	15.4

Total Liabilities	$1,285.7	$241.1	$256.2	$270.8

Stockholders’ Equity
Total Stockholders’ Equity	($864.6)	$313.0	$276.7	$239.3

Total Liabilities and Stockholders’ Equity	$421.2	$554.1	$532.9	$510.1

3

Cash Flow Statement

($ in millions)
	Fiscal Year Ending December,
	2013P	2014P	2015P	2016P
Cash Flow from Operations:
Net Income	($46.1)	$18.8	$24.3	$27.0
Depreciation & Amortization	39.2	27.5	28.0	28.4
Non-Cash Losses	2.5	—	—	—
Amortization of Deferred Financing Costs	1.0	0.8	0.8	0.8
Changes In:
Accounts Receivable, Net	(2.4)	(1.7)	(2.6)	(1.4)
Inventory	—	—	—	—
Prepaid Expenses	—	—	—	—
Other Current Assets	(2.0)	—	—	—
Accounts Payable	(0.2)	0.1	0.3	0.1
Accrued Expenses	(1.1)	1.0	0.8	0.4
Accrued Interest	4.6	—	—	—
Deferred Revenue	0.7	0.1	0.5	0.7
Deferred Taxes	—	12.5	15.0	14.8

Cash Flow from Operations	($3.8)	$59.2	$67.1	$70.9

Cash Flow from Investing:
Capital Expenditures	($5.0)	($5.0)	($5.0)	($5.0)
		($52.7)
Cash Flow from Financing Activities:
Dividend	—	($52.7)	($60.6)	($64.4)
Term Loan Repayments	—	(1.5)	(1.5)	(1.5)
Excess Cash Flow Sweep	(6.6)	—	—	—

Cash Flow from Financing	($6.6)	($54.2)	($62.1)	($65.9)

Net Cash Flow	($15.4)	—	—	—

Beginning Cash Balance	$34.5	$19.1	$19.1	$19.1
Ending Cash Balance	$19.1	$19.1	$19.1	$19.1

B.	Reorganized Debtors Projections: Accounting Policies

The Reorganized Debtors Projections have been prepared using accounting policies that are consistent with those applied in the Debtors’ historical financial statements and give effect to confirmation and consummation of the transaction contemplated by the Plan, including fresh start accounting adjusted for January 1, 2014.

C.	Reorganized Debtors Projections: Summary of Significant Assumptions

The Debtors, with the assistance of various professionals, prepared the Reorganized Debtors Projections for the Projection Period. The Reorganized Debtors Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Debtors and the newspaper industry, general business and economic conditions and other matters, most of which are beyond the control of the Debtors and their management. Therefore, although the Reorganized Debtors Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the forecasted results. These variations may be material. Although the Debtors believe that the assumptions underlying the Reorganized Debtors Projections, when considered on an overall

4

basis, are reasonable in light of current circumstances, no representation can be or is being made with respect to the accuracy of the Reorganized Debtors Projections or the ability of the Debtors to achieve the forecasted results of operations. In deciding whether to vote to accept or reject the Plan, claimants must make their own determinations as to the reasonableness of such assumptions and the reliability of the Reorganized Debtors Projections. In addition, the Reorganized Debtors Projections assume the Reorganized Debtors do not reinvest any of the accumulated cash on their balance sheet to make acquisitions or make other investments. The prospective shareholders and the prospective Board of Directors of the Reorganized Debtors may make a decision in the future to differently utilize cash balances.

Additional information relating to the principal assumptions used in preparing the Reorganized Debtors Projections is set forth below.

General Market Conditions

The Reorganized Debtors Projections take into account the current market environment in which the Debtors compete, including many economic and financial forces that are beyond the control of the Debtors and their management. The Debtors operate in newspaper markets in 21 states across the United States. Economic growth or slowdowns on a global, national, regional or local basis may impact Debtors’ revenue and expenses. Changes in the newspaper industry may also impact performance.

Methodology

The Reorganized Debtors Projections were prepared based on several key assumptions, as discussed below.

Revenue and Operating Expenses

Advertising Revenue: Advertising Revenue is forecasted to decrease by 3.3% in 2014, 2.6% in 2015 and 1.6% in 2016. The decreases in print advertising reflect the expectation of continued weakness in line with overall trends for the past four years, with the rate of decrease slowing due to anticipated improvement in the overall economy.

Circulation Revenue: Circulation Revenue is forecasted to increase slightly through 2016; increasing by 0.5% in 2014, 2.1% in 2015 and 2.4% in 2016. The increase in Circulation Revenue is primarily driven by forecasted price increases, partially offset by reduced volumes.

Commercial Printing and Other Revenue: Commercial Printing and Other Revenue is forecasted to increase by 9.2% in 2014, 2.8% in 2015 and 1.9% in 2016 as a result of securing additional commercial print contracts.

Ventures Revenue: Ventures Revenue is forecasted to increase significantly relative to a low starting revenue base, with increases of 226.6% in 2014, 83.4% in 2015 and 22.4% in 2016. The increases are driven primarily by growth in Propel, the Debtors’ digital services business, in the Debtors’ existing markets based on customer acquisition results in 2013 as well as markets in which the Debtors do not currently have operations.

5

Compensation Expenses: Compensation Expenses, excluding Ventures, are forecasted to decrease 2.2% in 2014 compared to the prior year period, reflecting the reductions already in place as a result of the Debtors’ previous cost rationalization efforts, and remain relatively flat through the remaining Projection Period.

Newsprint and Ink Costs: Newsprint and Ink Costs are forecasted to decrease in 2014 by 2.0% and then remain relatively flat during the remaining Projection Period.

Hauling and Delivery Expenses: Hauling and Delivery Expenses are forecasted to decrease 3.3% in 2014 compared to the prior year period and slightly decrease during the remaining Projection Period due to continuing reductions in circulation volumes.

Postage Costs: Postage Costs are forecasted to decrease slightly during the Projection Period due to forecasted reduced circulation volumes. The Debtors expect decreases of 2.7%, 1.0% and 0.6% in 2014, 2015 and 2016, respectively.

Outside Services Expenses: Outside Services Expenses, which consist of outsourced printing and delivery of the newspaper as well as outsourced services from digital vendors, are forecasted to increase 6.4% in 2014 due to new outsourcing arrangements entered into during 2013, with an increase of 1.2% in 2015 followed by a slight decrease in 2016.

Ventures Expenses: Ventures Expenses, which consist of direct costs such as compensation, third party fulfillment and telecommunications, are forecasted to increase significantly relative to a low initial base as the infrastructure is scaled up to support increasing customer volume and revenue.

Other Expenses: Other Expenses, which consist of, but are not limited to, news and editorial, internet, rent, repairs and maintenance, utilities, telecommunications, supplies, travel and entertainment, and business insurance, are forecasted to decrease by 7.9% in 2014 due to cost reductions taken by the Debtors in 2013 to offset revenue declines, and to remain relatively flat during the remaining Projection Period.

Management Fee and Management Incentive Compensation: As outlined in the Management and Advisory Agreement, the Reorganized Debtors will pay an annual Management Fee and Incentive Fee as agreed by the Plan. The Management Fee in 2013 represents fees paid to the Debtors by DJLMG and the Management Fee in the remainder of the Projection Period represents fees paid from the Reorganized Debtors to the Manager.

Manager Synergies: Manager Synergies reflect a reduction of costs of the Reorganized Debtors from services provided by the Manager. These synergies primarily reflect the compensation for the Reorganized Debtors’ Chief Executive Officer and investor relations and other functions to be provided by the Manager.

6

Pension Expense: Pension Expense is forecasted to be consistent with historical pension expense and funding amounts.

Non-Cash Losses: Non-cash losses in 2013 consist of losses on the sale of assets and write down of investments.

Depreciation & Amortization: Depreciation and Amortization are forecasted based on (i) book values of property, plant and equipment (“PP&E”) and intangibles adjusted for the impact of cancellation of debt income and (ii) depreciable life assumptions for existing PP&E and intangibles and PP&E generated through new capital spending. Higher Depreciation and Amortization in 2013 relative to the remaining Projection Period reflects higher levels of amortization of intangible assets prior to the restructuring. The average depreciable life post-restructuring for PP&E is 11 years and the average amortization period for Intangibles is 15 years.

Interest Expense: Interest expense for 2013 reflects interest expensed in accordance with the Credit Agreement and the Swap Liability Agreement, provided that cash interest will not be paid for the period after the Petition Date. Post-emergence, interest expense reflects an estimate of interest expense on an expected new debt instrument which will be put in place upon emergence. The Reorganized Debtors Projections assume an 8.00% interest rate per annum on any outstanding balance.

Amortization of Deferred Financing Costs: Reflects amortization of capitalized financing costs over the estimated life of the related financings.

One Time Cash Transaction Expenses: Reflects Actual and estimated transaction-related expenses pre- and post-filing.

Income Taxes

Income tax expense is forecasted at the Reorganized Debtors’ forecasted average tax rate of 40.0%, applied to pre-tax income.

Capital Expenditures

Capital Expenditures are forecasted to be $5.0 million per year, consistent with the Debtors’ historical capital spending, and are comprised primarily of maintenance capital expenditures.

Capital Structure

The Reorganized Debtors will use commercially reasonable efforts to enter into a new debt facility of up to $150 million in connection with their emergence from bankruptcy. The entry into any such facility is not a condition to the Company’s emergence. The Reorganized Debtors Projections assume the new debt is put in place and has a term beyond December 31, 2016, has 1% annual amortization, an 8.00% interest rate per annum and no excess cash flow sweep or limitation on ability to pay dividends.

7

Working Capital

Accounts receivable, accounts payable, accrued expenses and deferred revenue are forecasted according to historical vendor and customer relationships with respect to purchase and sales volumes. Deferred taxes are forecasted based on the difference between book depreciation and amortization and tax depreciation and amortization.

Dividend Policy

An initial dividend policy will be determined by the Board of Directors of the Reorganized Debtors. For illustrative purposes, the dividend rate is shown as 100 percent (100%) of EBITDA less (i) cash taxes, (ii) interest expense, (iii) capital expenditures and (iv) changes in net working capital. Dividends are not assumed to be a return of capital.

Fresh Start Accounting Adjustments

Forecasted 2014 balances reflect the estimated fair value of the Reorganized Debtors’ assets derived from fresh start accounting adjustments that were calculated using methodology prescribed via Fresh Start Accounting for entities Reorganizing and Emerging from Chapter 11, based on Accounting Standard Codification 852.

8

D.	Reorganized New Media Group Projections

The Reorganized New Media Group Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and in the Disclosure Statement.

Income Statement

($ in millions)
	Fiscal Year Ending December,
	2013P	2014P	2015P	2016P
Revenue:
Advertising	$388.9	$376.8	$366.2	$358.5
Circulation	183.6	184.5	188.4	192.8
Commercial Printing and Other	51.1	55.4	57.3	58.3
Ventures	10.1	34.1	63.2	78.0

Total Revenue	$633.8	$650.8	$675.1	$687.6

Operating Costs and Expenses:
Compensation	($264.1)	($257.2)	($252.4)	($250.8)
Newsprint & Ink	(37.7)	(37.4)	(37.1)	(36.8)
Hauling and Delivery	(59.9)	(58.7)	(58.5)	(58.1)
Postage	(21.1)	(20.6)	(20.5)	(20.4)
Outside Services	(52.7)	(55.4)	(56.0)	(55.8)
Ventures	(17.9)	(31.1)	(47.6)	(56.8)
Other	(84.3)	(78.9)	(78.5)	(78.4)
Management Fee	—	(5.9)	(5.9)	(5.9)
Management Incentive Compensation	—	(11.1)	(13.4)	(14.2)
Manager Synergies	—	2.0	2.0	2.0

Total Operating Costs and Expenses (ex. D&A)	($537.8)	($554.3)	($567.9)	($575.1)

EBITDA	$96.0	$96.5	$107.2	$112.5

Pension Expense	(0.5)	(0.5)	(0.5)	(0.5)
Non-Cash Losses	(2.5)	—	—	—
Depreciation & Amortization	(47.0)	(35.1)	(35.9)	(36.5)
Interest Expense	(49.7)	(14.4)	(14.2)	(14.0)
Amortization of Deferred Financing Costs	(1.1)	(1.1)	(1.1)	(1.1)
One Time Cash Transaction Expenses	(29.6)	(1.5)	(0.0)	—

Operating Income	($34.3)	$43.9	$55.5	$60.4

Income Taxes	(4.7)	(17.6)	(22.2)	(24.2)

Net Income	($39.0)	$26.3	$33.3	$36.3

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Balance Sheet

($ in millions)
	As of December,
	2013P	2014P	2015P	2016P
Assets:
Current Assets
Cash and Cash Equivalents	$24.6	$23.1	$23.1	$23.1
Restricted Cash	6.5	6.5	6.5	6.5
Accounts Receivable, Net	74.5	76.9	79.8	81.2
Inventory	7.6	7.6	7.6	7.6
Prepaid Expenses	7.5	7.5	7.5	7.5
Other Current Assets	10.2	10.2	10.2	10.2

Total Current Assets	$130.9	$131.7	$134.6	$136.1

Non-Current Assets
PP&E, Net	$164.1	$245.1	$225.3	$205.0
Intangible Assets	222.3	264.2	254.9	245.5
Deferred Financing Costs	1.7	4.9	3.8	2.7
Other Assets	2.4	2.4	2.4	2.4

Total Assets	$521.3	$648.3	$621.0	$591.8

Liabilities and Stockholders’ Equity:
Current Liabilities
Accounts Payable	$12.4	$12.6	$13.0	$13.1
Accrued Expenses	32.1	34.0	34.8	35.3
Accrued Interest	9.3	—	—	—
Deferred Revenue	33.6	33.7	34.4	35.2
Deferred Taxes	—	11.8	27.5	42.0

Total Current Liabilities	$87.4	$92.0	$109.6	$125.6

Long Term Debt	$1,200.5	$180.7	$177.5	$174.4
Derivative Liability	30.0	—	—	—
Long Term Liabilities	2.3	2.3	2.3	2.3
Pension and Other Post-Retirement Benefits	15.4	15.4	15.4	15.4

Total Liabilities	$1,335.6	$290.4	$304.9	$317.7

Stockholders’ Equity
Total Stockholders’ Equity	($814.3)	$357.9	$316.2	$274.1

Total Liabilities and Stockholders’ Equity	$521.3	$648.3	$621.0	$591.8

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Cash Flow Statement

($ in millions)
	Fiscal Year Ending December,
	2013P	2014P	2015P	2016P
Cash Flow from Operations:
Net Income	($39.0)	$26.3	$33.3	$36.3
Depreciation & Amortization	47.0	35.1	35.9	36.5
Non-Cash Losses	2.5	—	—	—
Amortization of Deferred Financing Costs	1.1	1.1	1.1	1.1
Changes In:
Accounts Receivable, Net	(3.6)	(2.4)	(2.9)	(1.5)
Inventory	0.5	—	—	—
Prepaid Expenses	0.7	—	—	—
Other Current Assets	4.6	—	—	—
Accounts Payable	2.0	0.2	0.4	0.2
Accrued Expenses	(1.7)	1.8	0.9	0.5
Accrued Interest	4.6	—	—	—
Deferred Revenue	0.5	0.1	0.7	0.8
Deferred Taxes	(1.8)	11.8	15.7	14.5

Cash Flow from Operations	$17.4	$74.1	$85.0	$88.3

Cash Flow from Investing:
Capital Expenditures	($6.0)	($7.7)	($6.8)	($6.8)

Cash Flow from Financing Activities:
Dividend	—	($65.5)	($75.1)	($78.3)
Term Loan Repayments	—	(2.3)	(3.2)	(3.2)
Excess Cash Flow Sweep	(6.6)	—	—	—

Cash Flow from Financing	($6.6)	($67.9)	($78.2)	($81.5)

Fresh Start Accounting Adjustment	(16.2)	—	—	—

Net Cash Flow	($11.4)	($1.5)	($0.0)	—

Beginning Cash Balance	$36.0	$24.6	$23.1	$23.1
Ending Cash Balance	$24.6	$23.1	$23.1	$23.1

E.	Reorganized New Media Group Projection Accounting Policies

The Reorganized New Media Group Projections have been prepared using accounting policies that are consistent with those applied in the Debtors’ historical financial statements and give effect to confirmation and consummation of the transaction contemplated by the Plan, including fresh start accounting adjusted for January 1, 2014.

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F.	Reorganized New Media Group Projection Summary of Significant Assumptions

The Debtors, with the assistance of various professionals, prepared the Reorganized New Media Group Projections for the Projection Period. The Reorganized New Media Group Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Reorganized New Media Group and the newspaper industry, general business and economic conditions and other matters, most of which are beyond the control of the Debtors and their management. Therefore, although the Reorganized New Media Group Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the forecasted results. These variations may be material. Although the Debtors believe that the assumptions underlying the Reorganized New Media Group Projections, when considered on an overall basis, are reasonable in light of current circumstances, no representation can be or is being made with respect to the accuracy of the Reorganized New Media Group Projections or the ability of the Debtors to achieve the forecasted results of operations. In deciding whether to vote to accept or reject the Plan, claimants must make their own determinations as to the reasonableness of such assumptions and the reliability of the Reorganized New Media Group Projections. In addition, the Reorganized New Media Group Projections assume the Reorganized New Media Group does not reinvest any of the accumulated cash on its balance sheet to make acquisitions or make other investments. The prospective shareholders and the prospective Board of Directors of the Reorganized New Media Group may make a decision in the future to differently utilize cash balances.

Additional information relating to the principal assumptions used in preparing the Reorganized New Media Group Projections is set forth below.

General Market Conditions

The Reorganized New Media Group Projections assume the same general market conditions as the Reorganized Debtors Projections.

Methodology

The Reorganized New Media Group Projections were prepared based on several key assumptions, as discussed below.

Revenue and Operating Expenses

Advertising Revenue: Advertising Revenue is forecasted to decrease by 3.1% in 2014, 2.8% in 2015 and 2.1% in 2016. The decreases in print advertising reflect the expectation of continued weakness in line with overall trends for the past four years, with the rate of decrease slowing due to anticipated improvement in the overall economy.

Circulation Revenue: Circulation Revenue is forecasted to increase 0.5% in 2014, 2.1% in 2015 and 2.3% in 2016. The growth in Circulation Revenue is primarily driven by expected price increases, partially offset by reduced volumes.

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Commercial Printing and Other Revenue: Commercial Printing and Other Revenue is forecasted to increase by 8.3% in 2014, 3.4% in 2015 and 1.8% in 2016 as a result of securing additional commercial print contracts.

Ventures Revenue: Ventures Revenue is forecasted to increase significantly relative to a low starting revenue base, with increases of 236.6% in 2014, 85.1% in 2015 and 23.4% in 2016. The increases are driven primarily by growth in Propel, the Debtors’ digital services business, in the Debtors’ existing markets based on customer acquisition results in 2013 as well as markets in which the Debtors do not currently have operations.

Compensation Expenses: Compensation Expenses, excluding Ventures, are forecasted to decrease 2.6% in 2014, 1.9% in 2015 and 0.6% in 2016. The decreases reflect the reductions already in place as a result of previous cost rationalization efforts, in addition to anticipated compensation expense synergies between the Reorganized Debtors and DJLMG.

Newsprint and Ink Costs: Newsprint and Ink Costs are forecasted to decrease 0.8% in 2014, 0.9% in 2015 and 0.7% in 2016.

Hauling and Delivery Expenses: Hauling and Delivery Expenses are forecasted to decrease 2.1% in 2014, 0.3% in 2015 and 0.7% in 2016. The slight decreases are due to continuing reductions in circulation volumes and synergies with DJLMG.

Postage Costs: Postage Costs are forecasted to decrease during the Projection Period due to expected reduced circulation revenues. The expenses are forecasted to decrease 2.2%, 0.7% and 0.6% in 2014, 2015 and 2016, respectively.

Outside Services Expenses: Outside Services Expenses, which consists of outsourced printing and delivery of the newspaper as well as outsourced services from digital vendors, are forecasted to increase 5.1% in 2014 due to new outsourcing arrangements entered into during 2013, with an increase of 1.0% in 2015 followed by a slight decrease of 0.3% in 2016.

Ventures Expenses: Ventures Expenses, which consist of direct costs such as compensation, third party fulfillment and telecommunications, are forecasted to increase significantly relative to a low initial base as the infrastructure is scaled up to support increasing customer volume and revenue.

Other Expenses: Other Expenses, which consist of, but are not limited to, news and editorial, internet, rent, repairs and maintenance, utilities, telecommunications, supplies, travel and entertainment, and business insurance, are forecasted to decrease by 6.4% in 2014 due to cost reductions taken by the Debtors in 2013 to offset revenue declines, and to remain relatively flat during the remaining Projection Period.

Management Fee and Management Incentive Compensation: Pursuant to the Management Agreement, commencing from the Listing, the Reorganized New Media Group will pay to the Manager an annual Management Fee, quarterly Incentive Fee, and options.

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Manager Synergies: Manager Synergies reflect a reduction of costs of the Reorganized New Media Group from services provided by the Manager. These synergies primarily reflect the compensation for the Reorganized New Media Group’s Chief Executive Officer and investor relations and other functions to be provided by the Manager commencing from the Listing.

Pension Expense: Pension Expense is forecast to be consistent with historical pension expense and funding amounts.

Non-Cash Losses: Non-cash losses in 2013 consist of losses on the sale of assets and write down of investments

Depreciation & Amortization: Depreciation and Amortization are forecasted based on (i) book values of property, plant and equipment (“PP&E”) and intangibles of each subsidiary, adjusted for the impact of cancellation of debt income and (ii) depreciable life assumptions for existing PP&E and intangibles and PP&E generated through new capital spending. Higher Depreciation and Amortization in 2013 relative to the remaining Projection Period reflects higher levels of amortization of intangible assets prior to the restructuring. For the Reorganized Debtors, the average depreciable life for PP&E is 11 years and the average amortization period for Intangibles is 15 years. For the DJLMG, the average depreciable life for PP&E is 20 years and the average amortization period for Intangibles is 15 years.

Interest Expense: Interest expense for 2013 reflects interest expensed in accordance with the Credit Agreement and the Swap Liability Agreement, provided that cash interest will not be paid for the period after the Petition Date. Post-emergence, interest expense reflects an estimate of interest expense on a forecasted new debt instrument which will be put in place at the Reorganized Debtors upon emergence. The Reorganized New Media Group Projections assume an 8.00% interest rate per annum on any outstanding balance of the Reorganized Debtors debt instrument. Additionally, the Reorganized New Media Group Projections include a $32.5 million debt facility in place at DJLMG, which pays interest at a rate of 7.50% per annum on any outstanding balance.

Amortization of Deferred Financing Costs: Reflects amortization of capitalized financing costs over the estimated life of the related financings.

One Time Cash Transaction Expenses: Reflects Actual and estimated transaction-related expenses pre- and post-filing.

Synergies

The Reorganized New Media Group Projections include the impact of synergies between the Reorganized Debtors and DJLMG, which the Debtors estimate to be $7.1 million in 2014 and $2.9 million in 2015. These synergies include the consolidation of certain corporate administrative functions, including marketing, finance, product development, human resources and executive. The synergies also incorporate forecasted consolidation in printing facilities with a resulting reduction in overhead expenses. In addition to expense synergies, the Reorganized New Media Group Projections forecast revenue synergies, particularly in the cross-selling of Ventures products, notably Propel, as the Reorganized Debtors leverage DJLMG to access new customers.

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Income Taxes

The income tax expense is forecasted at the forecasted average tax rate of 40.0%, applied to pre-tax income at each subsidiary.

Capital Expenditures

Capital Expenditures are forecasted to be $7.7 million in 2014 and $6.8 million in 2015 and 2016. The Reorganized Debtors’ Capital Expenditures are forecasted to be $5.0 million annually from 2014 to 2016, consistent with the Debtors’ historical capital spending and are comprised primarily of maintenance capital expenditures. DJLMG Capital Expenditures are forecasted to be approximately 1% of annual DJLMG revenue.

Capital Structure

The Reorganized Debtors will use commercially reasonable efforts to put in place $150 million of new debt in connection with emergence from bankruptcy. The Reorganized New Media Group Projections assume the new debt has a term beyond December 31, 2016, has 1% annual amortization, an 8.00% interest rate per annum and no excess cash flow sweep or limitation on ability to pay dividends. Additionally, the Reorganized New Media Group Projections include a $32.5 million debt facility in place at DJLMG, which has a term beyond December 31, 2016, has 2.5% annual amortization in 2014 and 5.0% per annum thereafter, a 7.50% interest rate per annum and an excess cash flow sweep in the event leverage exceeds certain thresholds. The debt facility in place at DJLMG is not forecasted to impose any limitation on the ability to pay dividends.

Working Capital

Accounts receivable, accounts payable, accrued expenses and deferred revenue are forecasted according to historical vendor and customer relationships with respect to purchase and sales volumes. Deferred taxes are forecasted based on the difference between book depreciation and amortization and tax depreciation and amortization.

Dividend Policy

An initial dividend policy will be determined by the Board of Directors of the Reorganized New Media Group. For illustrative purposes, the dividend rate is shown as 100 percent (100%) of EBITDA less (i) cash taxes, (ii) interest expense, (iii) capital expenditures and (iv) changes in net working capital. Dividends are not assumed to be a return of capital.

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Fresh Start Accounting Adjustments

Forecasted 2014 balances reflect the estimated fair value of the Reorganized Debtors’ assets derived from fresh start accounting adjustments that were calculated using methodology prescribed via Fresh Start Accounting for entities Reorganizing and Emerging from Chapter 11, based on Accounting Standard Codification 852.

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EXHIBIT C TO THE DISCLOSURE STATEMENT

SUPPORT AGREEMENT

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with all Exhibits, Annexes and Schedules hereto, in each case as amended, supplemented or otherwise modified from time to time, this “Support Agreement”) is dated as of September 3, 2013 by and among: (i) GateHouse Media, Inc. (“GateHouse”) and certain subsidiaries of GateHouse that are signatories hereto (collectively with GateHouse, the “GateHouse Parties”), (ii) Newcastle Investment Corp. (“Plan Sponsor”), (iii) each of the Participating Creditors (as defined below), and (iv) Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement (as defined below) (each of the parties set forth in clauses (i) through (iv) above, a “Party”; collectively, the “Parties”).

WHEREAS, the Parties wish to effectuate a reorganization and restructuring of the GateHouse Parties (the “Transaction”) in accordance with a term sheet attached hereto as Exhibit A (the “Term Sheet”);

WHEREAS, the Parties anticipate that the Transaction will be effected through a prepackaged chapter 11 plan of reorganization; and

WHEREAS, in furtherance of the Transaction, the Parties have agreed to enter into this Support Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

SECTION 1.	Definitions.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Term Sheet, and if not defined there, in the Credit Agreement. As used in this Support Agreement, the following terms have the meanings specified below:

“Adequate Protection” means customary adequate protection granted to secured parties in chapter 11 cases of the size and type of the Chapter 11 Cases, including any adequate protection liens, superpriority administrative claims and current payment of reasonable legal counsel and financial advisor fees of the Administrative Agent, excluding the payment of post-petition interest.

“Administrative Agent” means Cortland Products Corp. (formerly known as Gleacher Products Corp.), in its capacity as administrative agent under the Credit Agreement.

“affiliate” means an “affiliate” as defined in Section 101(2) of the Bankruptcy Code.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local and chambers rules of the Bankruptcy Court.

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“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for general business in New York City, New York.

“Chapter 11 Cases” means reorganization cases filed by the GateHouse Parties in accordance with and subject to the terms of this Support Agreement.

“Claims” means with respect to each Participating Creditor, such Participating Creditor’s claims (as defined in section 101(5) of the Bankruptcy Code) arising under the Credit Agreement and Swap Documents, against the GateHouse Parties set forth on such Participating Creditor’s signature page hereto or Creditor Joinder, as applicable and as may be acquired after the date of such signature page or Creditor Joinder, as applicable; provided that if there is any discrepancy in the principal amount of Loans set forth on a Participating Creditor’s signature page hereto and the principal amount of Loans held by such Participating Creditor as reflected in the Administrative Agent’s Register, the principal amount set forth on such Register shall be conclusive for purposes of this Support Agreement absent manifest error.

“Confirmation Order” means an order of the Bankruptcy Court entered on the docket in the Chapter 11 Cases, approving the Disclosure Statement and confirming the Plan, in form and substance reasonably satisfactory to the Administrative Agent, GateHouse Parties, and Plan Sponsor.

“Credit Agreement” means the Amended and Restated Credit Agreement, by and among certain affiliates of GateHouse, the Lenders and the Administrative Agent dated as of February 27, 2007, and the other Credit Documents (as defined therein)(in each case, as amended, supplemented or otherwise modified from time to time).

“Creditor Joinder” means a joinder to this Support Agreement, substantially in the form annexed hereto as Exhibit B.

“Creditors” means the Lenders and the Swap Counterparty.

“Disclosure Statement” means a disclosure statement to be provided to the Creditors relating to the Plan that complies with sections 1125 and 1126(b) of the Bankruptcy Code in form and substance reasonably satisfactory to the Majority Unaffiliated Participating Creditors.

“Fiduciary Out” has the meaning set forth in Section 7.14.

“First Day Motions” means motions seeking approval of (i) prepackaged plan scheduling procedures, and (ii) the Interim Cash Collateral Order and Final Cash Collateral Order (each as defined herein), which motions, applications and associated proposed orders shall be in form and substance reasonably satisfactory to the Majority Unaffiliated Participating Creditors.

“Investment Commitment Letter” means that certain Investment Commitment Letter dated as of September 3, 2013 by and among Plan Sponsor and the GateHouse Parties.

“Joining Creditor Party” means a (i) transferee of Claims that executes and delivers a Creditor Joinder to the Administrative Agent and the GateHouse Parties in connection with and at least five (5) Business Days prior to the relevant Transfer or (ii) Creditor that executes and delivers a Creditor Joinder to the Administrative Agent and the GateHouse Parties after the date hereof other than in connection with a Transfer.

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“Lenders” means the several banks and other financial institutions from time to time parties to the Credit Agreement.

“Majority Unaffiliated Participating Creditors” means Unaffiliated Participating Creditors holding a majority in dollar amount of the Claims held by all Unaffiliated Participating Creditors, excluding any Creditor who has become a party to this Support Agreement but thereafter materially breaches this Support Agreement and fails to cure such breach within five (5) days following actual notice thereof, which breach has not been waived or otherwise cured pursuant to the terms hereof.

“Majority Participating Creditors” means, as of any date of determination, Participating Creditors holding a majority in dollar amount of the Claims held by all Participating Creditors, which Participating Creditors shall include the Majority Unaffiliated Participating Creditors, in each case excluding any Creditor who has become a party to this Support Agreement but thereafter materially breaches this Support Agreement and fails to cure such breach within five (5) days following actual notice thereof, which breach has not been waived or otherwise cured pursuant to the terms hereof.

“New Debt” means the Financing, if any (as defined in the Term Sheet), supported by the GateHouse Parties in the Chapter 11 Cases, that is on the same or better terms for New GateHouse than the Material Debt Terms (as defined in Exhibit D to the Term Sheet).

“Participating Creditors” means the Creditors who are original signatories now or subsequently become parties to this Support Agreement (including by the execution and delivery of a Creditor Joinder).

“Petition Date” means the date on which the Chapter 11 Cases are commenced.

“Person” means a “person” as defined in Section 101(41) of the Bankruptcy Code.

“Plan” means a joint, prepackaged chapter 11 plan of reorganization (including any exhibits, annexes and schedules thereto) for the GateHouse Parties that effectuates the Transaction, consistent with the terms of the Term Sheet and in form and substance reasonably satisfactory to the Majority Unaffiliated Participating Creditors, as it may be modified or supplemented in accordance with Section 7.13(c) of this Support Agreement.

“Plan Effective Date” means the date that is the first Business Day after the date of satisfaction or, subject to the prior written consent of Plan Sponsor and in consultation with the Administrative Agent, which consent may not be unreasonably withheld, waiver, of the conditions to effectiveness of the Plan as set forth therein.

“Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the GateHouse Parties (including debt securities or other debt) or enter with customers into long and short positions in claims against the GateHouse Parties (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the GateHouse Parties and (ii) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

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“Requisite Participating Creditors” means “Requisite Participating Lenders” as defined in the Term Sheet.

“Requisite Threshold Date” means the first Business Day on which the Requisite Participating Creditors are and continue to be party to this Support Agreement (including by the execution and delivery of a Creditor Joinder), excluding any Creditor who has become a party to this Support Agreement but thereafter materially breaches this Support Agreement.

“Solicitation Commencement Date” means the date the GateHouse Parties (and/or a claims or solicitation agent on their behalf) first distributes the Disclosure Statement and ballots to the Creditors to solicit acceptances of the Plan from the Creditors, which Disclosure Statement and ballots shall be delivered to the Creditors by the Administrative Agent at the direction of GateHouse.

“Solicitation End Date” means 5.00 p.m. (prevailing Eastern time) on the second Business Day after the Solicitation Commencement Date, subject to extension by the Plan Sponsor in its sole discretion but in no event more than thirty (30) days without the written consent of the Majority Participating Creditors.

“Swap Counterparty” means Morgan Stanley Capital Services Inc.

“Swap Documents” means the 2002 Master Agreement, as published by the International Swaps and Derivatives Association, Inc. (together with the Schedule thereto) dated as of February 5, 2007 between Swap Counterparty and GateHouse Media Operating, Inc., together with (i) the Confirmation (as such term is defined in the Master Agreement) thereunder dated February 27, 2007, documenting a Transaction (as such term is defined in the Master Agreement) with a $100 million notional amount, (ii) the Confirmation thereunder dated April 4, 2007, documenting a Transaction with a $250 million notional amount, (iii) the Confirmation thereunder dated April 13, 2007, documenting a Transaction with a $200 million notional amount and (iv) the Confirmation thereunder dated September 18, 2007, documenting a Transaction with a $75 million notional amount.

“Termination Date” means the date of the occurrence of any Termination Event in accordance with its terms.

“Termination Event” means any event set forth in Section 3.1.

“Transfer” means, with respect to any Claim, the sale, participation, assignment or other transfer thereof.

“Unaffiliated Participating Creditors” means Participating Creditors other than Plan Sponsor, Fortress Investment Group LLC, and their respective affiliates.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be

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construed to refer to this Support Agreement in its entirety and not to any particular provision hereof and (c) all references herein to Sections, Exhibits, Annexes and Schedules shall be construed to refer to Sections of, and Exhibits, Annexes and Schedules to, this Support Agreement.

SECTION 2.	Support Of Transaction And Plan.

(a)	Until the Termination Date, the GateHouse Parties, jointly and severally, agree to:

(i)	take any and all reasonably necessary and appropriate actions (including obtaining requisite corporate approvals) consistent with their obligations under this Support Agreement in furtherance of the Transaction and the confirmation and consummation of the Plan;

(ii)	take any and all reasonably necessary and appropriate actions to obtain executed signature pages to this Support Agreement; and

(iii)	provided that the Bankruptcy Threshold Creditors (as defined in the Term Sheet) have accepted the Plan by the Solicitation End Date, take any and all reasonably necessary and appropriate actions (including obtaining requisite corporate approvals) to (A) in conjunction with the distribution of the Disclosure Statement, solicit votes from Creditors to accept the Plan and (B) (i) commence the Chapter 11 Cases by filing voluntary petitions under the Bankruptcy Code in the Bankruptcy Court, (ii) file and seek approval on an interim and final (to the extent applicable) basis of customary and appropriate first day motions (including the First Day Motions), and (iii) file the Plan and Disclosure Statement with the Bankruptcy Court on the Petition Date and seek approval of the Disclosure Statement and confirmation of the Plan.

(b)	Until the Termination Date, each of the Participating Creditors, severally and not jointly, agrees to:

(i)	support and take any and all reasonably necessary and appropriate actions in furtherance of consummation of the Transaction and this Support Agreement;

(ii)

subject to receipt of the Disclosure Statement and solicitation in accordance with sections 1125 and 1126 of the Bankruptcy Code and subject to Section 6 hereof, (x) (1) deliver its duly-completed ballot(s) for receipt (at the address specified therein) by the Solicitation End Date in order to vote its Claims to accept the Plan and elect treatment under the Plan with respect to its Claims for the Cash-Out Option and/or the New Media Equity Option consistent with the election indicated in its signature page or Creditor Joinder hereto, and (2) with respect to voting of any claim held by a Participating Creditor for trades not settled (but which claims will be bound by the terms hereof upon the closing of such trade), to direct the delivery of duly-completed ballot(s) for receipt (at the address specified therein) by the Solicitation End Date in order for the vote of such claims to accept the Plan; (y) not mark its ballot(s) to

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indicate its refusal to grant the releases provided for in the Plan; and (z) not change or withdraw (or cause to be changed or withdrawn) such vote, unless the Plan is modified in a manner not permitted under this Support Agreement; and

(iii)	(A) support approval of the Disclosure Statement and confirmation of the Plan (and not object to approval of the Disclosure Statement or confirmation of the Plan, or support the efforts of any other Person to oppose or object to, approval of the Disclosure Statement or confirmation of the Plan), unless the Plan is modified in a manner not permitted under this Support Agreement, (B) support (and not object to or support the efforts of any other Person to oppose or object to) the First Day Motions, (C) support approval of the New Debt, if any (and not object to or support the efforts of any other Person to oppose or object to the New Debt, if any), (D) refrain from taking any action not required by law that is inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Plan or that is otherwise inconsistent with the express terms of this Support Agreement or the Term Sheet, unless such action is taken in response to an action taken by a GateHouse Party that is in breach of the terms of this Support Agreement, (E) not, directly or indirectly, propose, support, solicit, encourage, or participate in the formulation of any plan of reorganization or liquidation in the Chapter 11 Cases other than the Plan, and (F) not, directly or indirectly, file, support, solicit, encourage, or consent to any motion in the Chapter 11 Cases seeking to terminate any GateHouse Party’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code.

(c)	Until the Termination Date, and without limiting its other agreements under Section 2(b), Plan Sponsor agrees to perform its obligations under, and not terminate in any respect, the Investment Commitment Letter, subject to the terms and conditions thereunder.

For the avoidance of doubt, each of the Parties also agrees, severally and not jointly, that, until the Termination Date, it will not take any action (or refrain from taking an action) that, directly or indirectly, would in any material respect interfere with, delay, impede, or postpone or take any other action that interferes with, the implementation of the Transaction and confirmation and consummation of the Plan.

SECTION 3.	Termination.

3.1	Termination Events.

(a)

Termination After Breach. Subject to the immediately succeeding sentence, this Support Agreement, and the obligations of all Parties hereunder shall terminate ten (10) Business Days after receipt of written notice given by any GateHouse Party, Plan Sponsor or the Majority Unaffiliated Participating Creditors of a material breach of any of the undertakings, representations, warranties or covenants of this Support Agreement by any Participating Creditor (in the case of notice from any GateHouse Party), the Plan Sponsor (in the case of notice from the Majority Unaffiliated Participating Creditors) or any GateHouse Party (in the

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case of notice from Plan Sponsor or the Majority Unaffiliated Participating Creditors), and such breach shall not have been cured or waived by the applicable Parties in the ten (10) Business Day period after the receipt by the Participating Creditors, Plan Sponsor or the GateHouse Parties, as the case may be, of such notice (it being understood that the Parties’ obligations under Section 2 shall be deemed material in all events). If any Unaffiliated Participating Creditor shall breach its undertakings, representations, warranties or covenants under this Support Agreement, the Termination Event arising as a result of such act or omission shall apply only to such Unaffiliated Participating Creditor, and this Support Agreement shall otherwise remain in full force and effect with respect to the GateHouse Parties, the Plan Sponsor and all other Participating Creditors.

(b)	Automatic Termination After Specified Events. This Support Agreement, and the obligations of all Parties hereunder, shall be immediately and automatically terminated upon the occurrence of any of the following events:

(1) on the date on which any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, or a chapter 11 trustee, a responsible officer, or an examiner with enlarged powers relating to the operation of the businesses of any of the GateHouse Parties (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or any of the GateHouse Parties shall file a motion or other request for any such relief;

(2) the date on which any GateHouse Parties, by written notice to Plan Sponsor and the Participating Creditors, shall have elected to terminate this Support Agreement in exercise of the Fiduciary Out; or

(3) the earlier of (A) December 16, 2013, and (B) the Plan Effective Date.

(c)	Termination by Plan Sponsor or Majority Unaffiliated Participating Creditors After Other Events. This Support Agreement, and the obligations of all Parties hereunder, may be terminated by Plan Sponsor or the Majority Unaffiliated Participating Creditors, ten (10) Business Days after the GateHouse Parties’ receipt of written notice that any of the following events has occurred and is continuing, if such event has not been cured by the GateHouse Parties or waived by the Party giving such notice within such ten (10) Business Day period:

(1) upon the commencement of any of the Chapter 11 Cases prior to the Solicitation Commencement Date;

(2) upon the entry of any order in the Chapter 11 Cases terminating any GateHouse Party’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(3) on the fifteenth (15th) Business Day after the Requisite Threshold Date, unless prior thereto the Solicitation Commencement Date has occurred;

(4) provided that the Bankruptcy Threshold Creditors (as defined in the Term Sheet) have accepted the Plan by the Solicitation End Date, on the fifth (5th) Business Day after the Solicitation End Date unless prior thereto the Chapter 11 Cases have been commenced;

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(5) the failure of the GateHouse Parties to file the Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date;

(6) the failure of the Bankruptcy Court, subject to the Bankruptcy Court’s schedule, to enter in the Chapter 11 Cases (A) within three (3) Business Days after the Petition Date, an interim order (the “Interim Cash Collateral Order”), and (B) on or prior to the thirtieth (30th) Business Day after the Petition Date (unless the Plan Effective Date has occurred), a final order (the “Final Cash Collateral Order”), in form and substance reasonably satisfactory to the GateHouse Parties, the Administrative Agent and the Majority Unaffiliated Participating Creditors, authorizing the GateHouse Parties to use the cash collateral of, and granting Adequate Protection to, the Administrative Agent and the Creditors, and, in the case of the interim order, scheduling a final hearing pursuant to Bankruptcy Rule 4001(B);

(7) the failure of the Bankruptcy Court, subject to the Bankruptcy Court’s schedule, to enter in the Chapter 11 Cases (A) within three (3) Business Days after the Petition Date, an interim order, and (B) on or prior to the thirtieth (30th) Business Day after the Petition Date (unless the Plan Effective Date has occurred), a final order, in form and substance reasonably satisfactory to the GateHouse Parties, Plan Sponsor, and the Majority Participating Creditors, approving the GateHouse Parties’ cash management systems;

(8) if any GateHouse Party’s consensual use of the Administrative Agent’s and Creditors’ cash collateral is terminated in accordance with an Interim Cash Collateral Order or Final Cash Collateral Order entered in the Chapter 11 Cases as required pursuant to Section 3.1(c)(6);

(9) the sixtieth (60th) Business Day after the Petition Date, unless prior thereto the Bankruptcy Court has entered the Confirmation Order, subject to the Bankruptcy Court’s schedule;

(10) the GateHouse Parties take any of the following actions: (A) withdraw the Plan, (B) publicly announce their intention not to proceed with the Plan, or (C) file any motion, pleading, plan of reorganization (if not substantially in the form of the Plan) and/or disclosure statement (if not substantially in the form of the Disclosure Statement) that (x) is materially inconsistent with any material provision of the Term Sheet or (y) materially adversely affects the rights of the Party (or Parties) seeking to terminate this Support Agreement; provided, however, that the refusal of the Bankruptcy Court to include in the order confirming the Plan a release and exculpation of the Creditor included in the Term Sheet shall not constitute an adverse effect;

(11) the Bankruptcy Court grants relief that (x) is materially inconsistent with any material provision of the Term Sheet or (y) materially adversely affects the rights of the Party (or Parties) seeking to terminate this Support Agreement; provided, however, that the refusal of the Bankruptcy Court to include in the order confirming the Plan a release and exculpation of the Creditor included in the Term Sheet shall not constitute an adverse effect;

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(12) either (1) a filing by any GateHouse Party of any motion, application or adversary proceeding challenging the validity, enforceability, perfection or priority of, or seeking avoidance or subordination of, the Obligations (as defined in the Credit Agreement) or the liens securing the Obligations or asserting any other cause of action against and/or with respect to the Obligations, the prepetition liens securing the Obligations, the Administrative Agent or any of the Participating Creditors (or if any GateHouse Party supports any such motion, application or adversary proceeding commenced by any third party or consents to the standing of any such third party), or (2) the entry of an order of the Bankruptcy Court granting relief with respect to any of the foregoing claims or causes of action;

(13) the Investment Commitment Letter has terminated or ceased to be in full force and effect;

(14) on the date on which any court of competent jurisdiction or other competent governmental or regulatory authority issues a ruling or an order restricting any material aspect of the Transaction in a manner materially adverse to Plan Sponsor or the Participating Creditors.

3.2	Effect of Termination; Termination Event Procedures.

Each of the GateHouse Parties hereby agrees that the automatic stay arising pursuant to section 362 of the Bankruptcy Code in the event the Chapter 11 Cases are commenced shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder.

Upon the Termination Date, any and all votes with respect to the Plan prior to such Termination Date shall be automatically and immediately withdrawn, and such votes shall be deemed to be null and void for all purposes and shall not be considered or otherwise used in any manner by the Parties; provided that within five (5) Business Days after the Termination Date any Participating Creditor on behalf of itself, may advise the GateHouse Parties in writing (with a copy to the Plan Sponsor and the Administrative Agent) that such Participating Creditor’s ballot, and signature page or Creditor Joinder hereto, continue to be effective and are not withdrawn.

SECTION 4.	Representations, Warranties and Covenants.

4.1	Power and Authority.

Each Participating Creditor, severally and not jointly, Plan Sponsor and each of the GateHouse Parties, jointly and severally, represents, warrants and covenants that, as of the date hereof, (i) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this Support Agreement, and (ii) the execution and delivery of this Support Agreement, and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

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4.2	Enforceability.

Each Participating Creditor, severally and not jointly, Plan Sponsor, and each of the GateHouse Parties, jointly and severally, represents, warrants and covenants that this Support Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.3	Governmental Consent; No Conflicts.

Each of the GateHouse Parties, jointly and severally, represents, warrants and covenants that, as of the date hereof, the execution, delivery, and performance by it of this Support Agreement (a) does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required for disclosure by the SEC and applicable state securities or “blue sky” laws and (ii) any filings in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan and (b) will not violate any applicable law or regulation or the charter, limited liability company agreement, by-laws or other organizational documents of any of the GateHouse Parties or any order of any governmental authority.

4.4	Ownership.

Each Participating Creditor, severally and not jointly, represents, warrants and covenants that:

(a)	such Participating Creditor is the owner of the Claims set forth as “Owned Claims” on its signature page hereto or set forth on the schedule attached to its Creditor Joinder (as applicable), or has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Claims to the terms of this Support Agreement;

(b)	such Participating Creditor (i) has and shall maintain full power and authority to vote on and elect treatment under the Plan with respect to the Claims set forth as “Voting Claims” on its signature page hereto or set forth on the schedule attached to its Creditor Joinder (as applicable) and execute and deliver its signature pages to this Support Agreement or (ii) has received direction from the party having full power and authority to vote on and elect treatment under the Plan with respect to such Claims and execute and deliver its signature pages to this Support Agreement;

(c)	other than as permitted under this Support Agreement, such Claims are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Participating Creditor’s performance of its obligations under this Support Agreement at the time such obligations are required to be performed; and

(d)

such Participating Creditor has made no prior Transfer, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interest in any

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Claims held by such Participating Creditor as of the date hereof that are inconsistent with, or in violation of, the representations and warranties of such Participating Creditor herein, in violation of its obligations under this Support Agreement or that would adversely affect in any way such Participating Creditor’s performance of its obligations under this Support Agreement at the time such obligations are required to be performed.

SECTION 5.	Remedies.

The Parties agree that any breach of this Support Agreement would give rise to irreparable damage for which monetary damages would not be an adequate remedy. Each Party accordingly agrees that the Parties will be entitled to (a) enforce the terms of this Support Agreement by decree of specific performance and (b) obtain injunctive relief against any breach or threatened breach, in each case without the necessity of proving actual damages, proving the inadequacy of monetary damages as a remedy or posting or securing any bond in connection with such specific performance or injunctive relief. The Parties agree that such relief will be their only remedy against the applicable other Party with respect to any such breach, and that in no event will any Party be liable for monetary damages.

SECTION 6.	Acknowledgments.

This Support Agreement is the product of negotiations among the Parties, together with their respective representatives. Notwithstanding anything herein to the contrary, this Support Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of the Plan or any plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. The GateHouse Parties will not solicit acceptances of the Plan from any Participating Creditor until such Participating Creditor has been provided with a copy of the Disclosure Statement. Furthermore, no securities of any GateHouse Party are being offered or sold hereby and this Support Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of any GateHouse Party.

SECTION 7.	Miscellaneous Terms.

7.1	Assignment; Transfer Restrictions.

(a)

Each Participating Creditor hereby agrees, severally and not jointly, for so long as this Support Agreement shall remain in effect as to it, not to Transfer any of its Claims, or convey, grant, issue or sell any option or right to acquire any of its Claims or voting rights related thereto or any other interest in any Claim against the GateHouse Parties, except to (i) a party that is a Participating Creditor or (ii) a Joining Creditor Party; provided that any such Claims shall automatically be deemed to be subject to the terms of this Support Agreement. As a condition to the effectiveness of any such Transfer, each Joining Creditor Party shall indicate, on the signature page to its Creditor Joinder, the amount of Claims held by such Joining Creditor Party. With respect to any Transfer effectuated in accordance with this Section 7.1(a), such Joining Creditor Party shall be deemed to be a Participating Creditor for purposes of this Support Agreement. For the avoidance of doubt, any sale of participations (under Section 9.6(b) of the Credit Agreement) by a Participating Creditor of all or a portion of such Participating Creditor’s rights or obligations under the Credit Agreement (including all or a portion of the Loans owing to such Participating Creditor) shall not relieve such

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Participating Creditor from its obligations under this Support Agreement, including with respect to any such participation (regardless of any instruction a transferee of such participation gives with respect to voting or any other rights and obligations of the Participating Creditor hereunder), to which such Participating Creditor shall remain bound subject to the terms hereof.

(b)	Any purported Transfer or transaction involving any Claim that does not comply with the procedures set forth in Section 7.1(a) shall be deemed void ab initio.

(c)	This Support Agreement shall not preclude any Participating Creditor from acquiring additional Claims; provided that any such Claims shall automatically be deemed to be “Claims” of such Participating Creditor subject to the terms of this Support Agreement.

(d)	Notwithstanding anything herein to the contrary, (1) a Participating Creditor may Transfer or participate any right, title or interest in Claims to an entity that is acting in its capacity as a Qualified Marketmaker (a “Transfer to a QMM”) without the requirement that the Qualified Marketmaker be or become a Participating Creditor, provided that such Transfer to a QMM shall only be valid if the Qualified Marketmaker subsequently Transfers or participates such right, title or interest in the Claims to a transferee who is a Participating Creditor (or becomes a Participating Creditor at the time of the Transfer or participation pursuant to a Creditor Joinder) either (i) prior to the voting record date for the Plan (the “Voting Record Date”) if the Transfer to a QMM is made prior to the Voting Record Date or (ii) after the Voting Record Date if the Transfer to a QMM is made after the Voting Record Date, and (2) if a Participating Creditor, acting in its capacity as a Qualified Marketmaker, acquires a right, title or interest in Claims from a holder of Claims who is not a Participating Creditor, it may Transfer or participate such Claims without the requirement that the transferee be or become a Participating Creditor.

7.2	No Third Party Beneficiaries.

This Support Agreement shall be solely for the benefit of the GateHouse Parties, Plan Sponsor, the Administrative Agent, and each Participating Creditor. No Person shall be a third party beneficiary of this Support Agreement.

7.3	Entire Agreement.

This Support Agreement, including the Term Sheet, Schedules and Exhibits, constitutes the entire agreement of the Parties with respect to the subject matter of this Support Agreement, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Support Agreement.

7.4	Counterparts.

This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Support Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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7.5	Settlement Discussions.

This Support Agreement (including the Term Sheet) is the product of negotiations among the Parties hereto and reflects various agreements and compromises to implement the Transaction. Nothing herein shall be deemed to be an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Support Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Support Agreement; provided, however, that the GateHouse Parties shall be permitted to file a copy of this Support Agreement in connection with the Chapter 11 Cases.

7.6	Continued Banking Practices.

Notwithstanding anything herein to the contrary, each Participating Creditor and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing (including debtor in possession financing), equity capital or other services (including financial advisory services) to any GateHouse Party or any affiliate of any GateHouse Party or any other Person, including, but not limited to, any Person proposing or entering into a transaction related to or involving any GateHouse Party or any affiliate thereof.

7.7	Business Continuance.

Except as contemplated by this Support Agreement or with the consent of the Majority Participating Creditors, the GateHouse Parties covenant and agree that, between the date hereof and the Plan Effective Date, the GateHouse Parties shall operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i) resulting from or relating to the Plan or the proposed or actual filing of the Chapter 11 Cases or (ii) imposed by the Bankruptcy Court).

7.8	Reservation of Rights; Events of Default; Waivers; Amendments.

Except as expressly provided in this Support Agreement, nothing herein is intended to, shall or shall be deemed in any manner to (i) waive, limit, impair, prejudice or restrict the ability of the Administrative Agent or each Participating Creditor to protect and preserve its rights, remedies and interests, including, but not limited to, all of its rights and remedies, whether now existing or arising in the future, under the Credit Agreement, the other Credit Documents, any other instrument or agreement referred to herein or therein, the Bankruptcy Code or applicable law, including any such rights and remedies relating to Defaults or other events that may have occurred prior to the execution of this Support Agreement, any and all of its claims and causes of action against any of the GateHouse Parties, any liens or security interests it may have in any assets of any of the GateHouse Parties or any third parties, or its full participation in the Chapter 11 Cases, if commenced, (ii) constitute an amendment, modification or forbearance by the Administrative Agent or the Lenders with respect to (x) any other term, provision, condition, Default or Event of Default of or under the Credit Agreement or any of the other Credit Documents, or (y) any other instrument or agreement referred to herein or therein and (iii) limit or impair the ability of the Administrative Agent or any of the Participating Creditors to consult with each other or the GateHouse Parties. If the Transaction is not consummated as provided herein or if a Termination Date occurs, the Administrative Agent, the Participating Creditors and the GateHouse Parties each fully reserve any and all of their respective rights, remedies and interests under the Credit Documents and applicable law and in equity, except as provided in the last sentence of Section 3.2.

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Notwithstanding the foregoing, the Parties agree that negotiation of, entry into, and performance by the GateHouse Parties of their obligations under this Support Agreement shall not be deemed to constitute a Default or Event of Default of or under the Credit Agreement or any of the other Credit Documents.

7.9	Administrative Agent.

The Participating Creditors (constituting Required Lenders under the Credit Agreement) hereby authorize and direct the Administrative Agent to take all actions required of the Administrative Agent under this Support Agreement. Notwithstanding anything herein to the contrary, the terms of this Support Agreement shall not be construed so as to limit the ability of the Administrative Agent (in its sole discretion and solely in its capacity as Administrative Agent) from exercising its duties or obligations under the Credit Agreement or related agreements.

7.10	Governing Law; Waiver of Jury Trial.

(a)	The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute under or arising out of or in connection with this Support Agreement, whether sounding in contract, tort or otherwise.

(b)	This Support Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. By its execution and delivery of this Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to Section 7.10(c), any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)	Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in Sections 7.10(a) or 7.10(b) shall limit the authority of the Bankruptcy Court to hear any matter under or arising out of or in connection with this Support Agreement. Further, if the Chapter 11 Cases are commenced, each of the Parties hereby irrevocably and unconditionally agrees for itself that (i) any legal action, suit or proceeding against it with respect to any matter under this Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and (ii) it accepts and submits itself to the exclusive jurisdiction of the Bankruptcy Court, generally and unconditionally, with respect to any such action, suit or proceeding, and waives any objection it may have to venue or the convenience of the forum.

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7.11	Successors.

This Support Agreement is intended to bind the Parties and inure to the benefit of, and be binding upon the Participating Creditors and each of the GateHouse Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

7.12	Acknowledgment Regarding Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Support Agreement and the transactions contemplated by this Support Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

7.13	Modifications, Amendments, Waivers.

(a)	This Support Agreement (including the exhibits and schedules hereto) may only be modified or amended, and any of the terms hereof (including in Section 3.1 hereof) may only be waived, by an agreement in writing signed by each of the GateHouse Parties, Plan Sponsor, and the Majority Unaffiliated Participating Creditors; provided, further, that any modification, amendment, or waiver that adversely affects the rights of the Administrative Agent shall require the written consent of the Administrative Agent.

(b)	The definition of “Requisite Participating Creditors,” “Majority Participating Creditors,” “Majority Unaffiliated Participating Creditors,” or “Unaffiliated Participating Creditors,” and this Section 7.13, may not be modified, amended or supplemented, or any of its terms waived, as applicable, without the prior written consent of each Participating Creditor

(c)	The Plan may be modified or amended by the GateHouse Parties, provided that the written consent of Plan Sponsor and the Majority Unaffiliated Participating Creditors, as applicable, shall be required for any such modification or amendment that (x) is materially inconsistent with any material provision of the Term Sheet or (y) materially adversely affects the rights of Plan Sponsor or the Majority Unaffiliated Participating Creditors, as applicable; provided that (1) any modification, amendment, or waiver that adversely affects the rights of the Administrative Agent shall require the written consent of the Administrative Agent; provided, further, that the refusal of the Bankruptcy Court to include in the order confirming the Plan a release and exculpation of the Creditors and/or the Administrative Agent shall not constitute an adverse effect.

7.14	Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Support Agreement shall require GateHouse, any of the other GateHouse Parties, or any of their respective directors or officers (in such Person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such Person’s fiduciary obligations under applicable law (the rights of the GateHouse Parties and their respective directors and officers under this Section 7.14, the “Fiduciary Out”).

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7.15	Further Assurances; Rule of Construction.

Subject to the other terms of this Support Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Transaction. For purposes of computing days under this Support Agreement, (a) the day of the event triggering the period shall be excluded; (b) every day, including intermediate non-Business Days shall be included; and (c) the last day of the period shall be included, provided that if the last day of the period is a non-Business Day, the period shall continue to run until the immediately succeeding Business Day from such last day of the period. For the avoidance of doubt, execution of this Support Agreement by the Agent shall not be a condition to or otherwise affect the effectiveness of this Support Agreement or the obligations of the other Parties hereunder.

7.16	Severability of Provisions.

If any provision of this Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Support Agreement.

7.17	Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the following address of the applicable other Party hereto; or (b) sent by fax to the following fax number of such other Party hereto with the confirmatory copy delivered by overnight courier to the address of such other Party listed below.

If to the GateHouse Parties, to:

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Attention: Michael Reed

Attention: Polly Sack

Facsimile: (585) 248-2631

with a copy to:

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attention: Pauline K. Morgan

Attention: Joel A. Waite

Facsimile: (302) 571-1253

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If to Plan Sponsor, to:

Newcastle Investment Corp.

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10150

Attention: Cameron MacDougall

Facsimile: (917) 591-8312

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: James L. Bromley

Attention: Sean A. O’Neal

Facsimile: (212) 225-3999

If to any Participating Creditor, the address set forth on its signature page.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa St.

Los Angeles, CA 90017

Attention: Brett Goldblatt

Attention: Mark Shinderman

(213) 892-4000

If to the Administrative Agent, the address set forth on its signature page.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa St.

Los Angeles, CA 90017

Attention: Brett Goldblatt

Attention: Mark Shinderman

(213) 892-4000

[SIGNATURE PAGES FOLLOW]

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In witness whereof, the Parties hereto have caused this Support Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GATEHOUSE MEDIA, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENHE ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

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GATEHOUSE MEDIA CORNING HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

20

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

21

GATEHOUSE MEDIA NEVADA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LIBERTY SMC, L.L.C., a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

22

MINERAL DAILY NEWS TRIBUNE, INC.,
a West Virginia corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWS LEADER, INC., a Louisiana corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

TERRY NEWSPAPERS, INC., an Iowa corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

23

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES, a California corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

THE PEORIA JOURNAL STAR, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

24

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

25

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

26

NEWCASTLE INVESTMENT CORP.,
As Plan Sponsor

/s/ Kenneth Riis
By:
Name:	Kenneth Riis
Title:	Chief Executive Officer

COURTLAND PRODUCTS CORP.
(F/K/A GLEACHER PRODUCTS CORP.)

/s/ Joanna Anderson
By:
Name:	Joanna Anderson
Title:	Managing Director

Notice Address:
225 West Washington Street
Suite 2100
Chicago, IL 60606

OMEGA ADVISORS, INC., on behalf of itself and its Affiliates as a Participating Creditors

/s/ Edward Levy
By:
Name	Edward Levy
Title:	CFO

Notice Address:

Credit Suisse Loan Funding LLC
As a Participating Creditor

Authorized Signatory:

By:	/s/ Michael Wotanowski
Name:	Michael Wotanowski
Title:	Authorized Signatory

Authorized Signatory:

By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

SOLUS ALTERNATIVE ASSET MANAGEMENT LP,
on behalf of itself and its Affiliates as a Participating Creditor

/s/ CJ Lanktree
By:
Name:	CJ Lanktree
Title:	Authorized Signatory

Notice Address:

Newcastle CDO VIII 1, Limited
as Participating Creditor

By:	/s/ Kenneth Riis
Name:	Kenneth Riis – Director
Title:

Newcastle CDO IX 1, Limited
as Participating Creditor

By:	/s/ Kenneth Riis
Name:	Kenneth Riis – Director
Title:

Newcastle Investment Corp.,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH I LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH II LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH III LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH IV LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH V LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH VI LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH VII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH VIII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH IX LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH X LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XI LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XIII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XIV LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XV LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XVI LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XVII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XVIII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XIX LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XX LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XXI LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XXII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

NIC GH XXIII LLC,
as Participating Creditor

By:	/s/ Jonathan Brown
Name:	Jonathan Brown – Interim CFO
Title:

EXHIBIT A

TERM SHEET

GateHouse Media, Inc.

and certain of its direct or indirect subsidiaries

Restructuring Term Sheet

Summary of Terms and Conditions

This term sheet (including all exhibits hereto, the “Term Sheet”) summarizing terms of potential transactions (the “Restructuring”) concerning GateHouse Media, Inc. (“GateHouse” or the “Company”) is not a complete list of all the terms and conditions of the potential transactions described herein. This Term Sheet shall not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy any of the securities referred to herein or the solicitation of acceptances of a chapter 11 plan. Any such offer or solicitation shall only be made in compliance with all applicable laws. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution and delivery of definitive documentation, and the approval by a special committee of the board of directors of the Company that has been established to evaluate strategic alternatives for the Company. This Term Sheet is intended to be attached to, and incorporated into, a restructuring support agreement (the “Restructuring Support Agreement”) to be executed by certain of the Debtors’ creditors that are signatories thereto, including a certain steering committee (the “Steering Committee”) of lenders under the Amended and Restated Credit Agreement, dated as of February 27, 2007, as amended (the “2007 Credit Facility”). For purposes of this Term Sheet, (a) the term “Requisite Participating Lenders” shall be defined as the creditors that hold at least 67% of the aggregate amount of outstanding claims under the 2007 Credit Facility and the Debtors’ outstanding swap agreements (“Swap Liability”) as necessary for acceptance of a plan of reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and (b) the term “Majority Unaffiliated Participating Creditors” has the meaning set forth in the Restructuring Support Agreement to which this Term Sheet is attached. The potential use of chapter 11 of the Bankruptcy Code to implement the Restructuring is not, and shall not be considered by any recipient of this Term Sheet to be, an admission that the Company or its subsidiaries are or will become insolvent or are otherwise unable to satisfy their debts as they come due. This Term Sheet constitutes confidential information pursuant to the 2007 Credit Facility and may not be disclosed to any other person except as permitted thereunder. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS TERM SHEET IS BEING PROVIDED AS PART OF A PROPOSED COMPREHENSIVE RESTRUCTURING TRANSACTION, EACH ELEMENT OF WHICH IS CONSIDERATION FOR THE OTHER ELEMENTS AND AN INTEGRAL ASPECT OF THE PROPOSED RESTRUCTURING OF THE OUTSTANDING DEBT (AS DEFINED BELOW). NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS, OR DEFENSES.

Transaction

The Transaction contemplates a restructuring of the Company pursuant to a pre-packaged chapter 11 plan whereby Creditors (as defined below) have the option of receiving their pro rata share of (i) cash from the Cash-Out Option (defined below); and/or (ii) common stock in a new holding company (such common stock, “New Media Common Stock,” and such holding company from and after the Effective Date, “New Media”) with ownership interests in the reorganized Company (such reorganized Company, “New GateHouse”) and the Net Proceeds, if any (as defined below).

New Media intends to distribute a portion of its estimated EBITDA less (i) cash taxes; (ii) interest expense; (iii) principal payments under the Financing, (iv) capital expenditures; and (v) changes in net working capital (“Free Cash Flow”) to its shareholders and reinvest the remainder in accretive acquisitions.

Outstanding Debt

The Restructuring shall restructure the obligations of the following indebtedness of the Debtors (as defined below) (the “Outstanding Debt”):

(a)    Indebtedness under the 2007 Credit Facility, consisting of a “Revolving Credit Facility,” a “Term Loan Facility,” a “Delayed Draw Term Loan Facility” and an “Incremental Term Loan Facility” (collectively, the “2007 Credit Facility Claims”). As of June 30, 2013, the 2007 Credit Facility Claims consisted of a (i) Revolving Credit Facility of $0.00 million, (ii) Term Loan Facility of $654.55 million, (iii) Delayed Draw Term Loan Facility of $244.24 million and (iv) Incremental Term Loan Facility of $268.66 million.

(b)    Swap Liability, including (i) $100.00 million notional amount executed February 27, 2007, (ii) $250.00 million notional amount executed April 4, 2007, (iii) $200.00 million notional amount executed April 13, 2007 and (iv) $75.00 million notional amount executed September 18, 2007. As of June 30, 2013, the carrying value of the Swap Liability totaled $31.05 million.

Holders of the Outstanding Debt are referred to herein as “Creditors.”

Restructuring	The Restructuring contemplates a restructuring of the Outstanding Debt through a pre-packaged chapter 11 plan (the “Plan”), if accepted by the Bankruptcy Threshold Creditors, as follows:

(a)    Holders of the Outstanding Debt would receive, in full and final satisfaction of their respective claims, at their election (with respect to all or any portion of their claims) to be made in connection with solicitation of the Plan, their pro rata share of:

	i.	Cash pursuant to the Cash-Out Offer (described below under “Cash-Out Offer”) (the “Cash-Out Option”); and/or

	ii.	100% of New Media Common Stock (subject to dilution as discussed herein) and the Net Proceeds, if any (the “New Media Equity Option”).

Creditors that do not make an election during the Solicitation Period (as defined below) with respect to their claims will be deemed to have elected the Cash-Out Option.

(b)    Pension, trade and all other unsecured claims will be unimpaired by the Plan.

2

(c)    Holders of equity interests, including warrants, rights and options to acquire such equity interests (“Existing Equity Holders” and such equity, the “Existing Equity Interests”), will receive 10-year warrants representing the right to acquire equity equal to 5% of the issued and outstanding shares of New Media (calculated prior to dilution from shares of common stock of New Media issued pursuant to the DJ Contribution (as defined below)) as of the effective date of the Plan (the “Effective Date”), with the strike price for such warrants calculated based on a total equity value of New Media prior to the DJ Contribution of $1.2 billion. Existing Equity Interests will be cancelled under the Plan.

Cash-Out Offer

In connection with the Restructuring, Newcastle Investment Corp. (“Plan Sponsor”) will offer to purchase, in cash and at 40.0% of the sum of (i) principal amount of, and accrued and unpaid interest as of the Effective Date on, 2007 Credit Facility Claims and (ii) the carrying value of any Swap Liability, any Outstanding Debt under the 2007 Credit Facility that lenders wish to tender (the “Cash-Out Offer”), which Cash-Out Offer will be coterminous with the Solicitation Period (as defined below).

For the avoidance of doubt, Plan Sponsor will receive its pro rata share of New Media Common Stock and the Net Proceeds, if any, including without limitation, on account of all Outstanding Debt purchased by the Plan Sponsor in the Cash-Out Offer.

Registration Rights	New Media will enter into a registration rights agreement (the “Registration Rights Agreement”) with Omega Advisors, Inc., and its affiliates, provided that they collectively receive 10% or more (collectively, “Reg Rights Holder”) of New Media Common Stock on the Effective Date, to provide customary registration rights consistent with the Registration Rights Terms attached as Exhibit C.

Listing

Following the completion of the Restructuring, New Media will use commercially reasonable efforts, based on market conditions and other factors, to list New Media Common Stock (the “Listing”) and may raise additional equity capital in connection with or subsequent to the Listing. New Media intends to seek the Listing on the New York Stock Exchange (“NYSE”).

For the avoidance of doubt, a Listing will not be a condition precedent to the effectiveness of the Plan. Under the Plan, New Media will not impose any transfer restrictions on New Media Common Stock.

Financing

New GateHouse will use commercially reasonable efforts, based on market conditions and other factors, to raise up to approximately $150 million of new debt, which new debt shall be on the same or better terms for New GateHouse than those set forth in Exhibit D hereto (the “Financing”).

The cash raised in the Financing net of transaction expenses associated with the Restructuring (the “Net Proceeds”), if any, will be distributed on the Effective Date pro rata to holders of New Media Common Stock that received such New Media Common Stock in satisfaction of their Outstanding Debt under the Plan (including, without limitation, to the Plan Sponsor on account of all Outstanding Debt purchased in the Cash-Out Offer).

For the avoidance of doubt, (x) a Financing will not be a condition precedent to the effectiveness of the Plan and (y) Net Proceeds of any Financing will be distributed to holders of New Common Stock prior to the occurrence of the DJ Contribution (as defined below).

3

Contribution of Local Media Group Holdings LLC

Subject to Plan Sponsor’s consummation of the acquisition (the “DJ Acquisition”) of Dow Jones Local Media Group, Inc. (“DJLMG”) prior to the Effective Date, Plan Sponsor will contribute Local Media Group Holdings LLC, the 100% owner of DJLMG (“Local Group”) to New Media on the Effective Date (the “DJ Contribution”) in exchange for shares of common stock of New Media equal in value (the “DJ Contribution Value”) to the cost of the DJ Acquisition (as adjusted (a) to include (i) out-of-pocket transaction expenses of the DJ Acquisition not to exceed $4.5 million and (ii) any additional cash equity contributions made in DJLMG or Local Group after the DJ Acquisition not to exceed $2.5 million and (b) to deduct the amount of (i) any dividends paid out by DJLMG or Local Group on or following the closing of the DJ Acquisition and on or prior to the DJ Contribution and (ii) any debt obligations of DJLMG or Local Group (other than amounts drawn under the working capital facility).

The DJ Contribution Value is currently anticipated to be approximately $53.8 million assuming a contribution date of October 31, 2013, consisting of $82.6 million as the estimated cost of the DJ Acquisition, plus (a) (i)$4.2 million in estimated out-of-pocket transaction expenses and (ii) no additional net cash equity contributions, less (b) (i) no dividends paid out by DJLMG or Local Group (other than in respect of amounts contributed by Plan Sponsor on the closing date for working capital purposes) and (ii) $33.0 million in anticipated term loan debt at Local Group; it being understood that Plan Sponsor shall contribute $2.5 million on the closing of the DJ Acquisition for working capital purposes and DJLMG shall repay such amount by dividend or otherwise on the day the revolver becomes available.

For the avoidance of doubt, Plan Sponsor’s obligation to make the DJ Contribution is subject to the occurrence of the DJ Acquisition.

Solicitation Period	In the event that the Company obtains executed Restructuring Support Agreements from the Requisite Participating Lenders, the Company shall commence a pre-packaged solicitation of the Plan with a voting deadline as provided for under the Restructuring Support Agreement (the “Solicitation Period”), such that the Plan could become effective no later than December 16, 2013 or such later date as provided for under the Restructuring Support Agreement.

Chapter 11 Cases	Provided that (i) more than 50% in number of the Creditors and (ii) Creditors holding at least 67% of the aggregate amount of the Outstanding Debt, each as necessary for acceptance of a plan of reorganization under the Bankruptcy Code (the thresholds in clauses (i) and (ii) above, the “Bankruptcy Threshold Creditors”), have accepted the Plan during the Solicitation Period and the Restructuring Support Agreement has not terminated, GateHouse and certain of its subsidiaries (upon such filing, the “Debtors”) shall file voluntary petitions for relief under chapter 11 of the Bankruptcy Code commencing chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Plan and the disclosure statement describing the Plan (the “Disclosure Statement,” shall be filed contemporaneously with the filing of the Chapter 11 Cases (the “Petition Date”), and shall be in all material respects consistent with the Restructuring Support Agreement.

Tax/Business Considerations	The parties to the Restructuring Support Agreement shall use good faith efforts to structure the Restructuring and the transactions contemplated thereby and in the Restructuring Support Agreement to the maximum extent possible in a tax-efficient and cost-effective manner for the Company, New Media, the Creditors and the Existing Equity Holders.

4

Board Members/Corporate Governance	The corporate governance policies of New Media will be substantially consistent with the Company’s current policies, and will be updated to comply with the requirements of the applicable listing exchange upon the completion of a Listing.

New Media Management Agreement and Management Incentive Plan

As part of the Restructuring, New Media will enter into a Management Agreement with an affiliate of Plan Sponsor (the “Manager”) pursuant to which the Manager will manage the assets and operations of New Media pursuant to a Management Agreement on terms that are generally consistent with the existing management agreement between Plan Sponsor and an affiliate of Fortress Investment Group LLC. The Manager will provide an array of services, including (i) investment sourcing, underwriting, financial and other structuring advice, (ii) investment acquisition, integration and disposition advice and services with respect to New Media’s assets, and (iii) investor relations services. The annual management fee will be 1.50% of New Media’s gross equity and the Management Agreement will be substantially in the form attached as Exhibit B hereto. Management fees and other compensation as described in the Management Agreement will commence upon the occurrence of the Listing.

Michael Reed, current CEO of GateHouse (the “New Media Employee”), will become an employee of New Media. The Manager will be responsible for the compensation and benefits of the New Media Employee. The New Media Employee’s compensation and benefits shall be subject to the review and approval of the Compensation Committee of the Board of Directors.

A Manager incentive plan will be established for New Media. The terms and conditions of such plan shall be customary for a company of its type.

Releases	To the fullest extent permitted by applicable law, the Restructuring shall include a full release from liability of the Debtors, the Existing Equity Holders, Plan Sponsor, the Administrative Agent under the 2007 Credit Facility, the Creditors, and all current and former direct and indirect equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives) (the “Related Parties”) by the Debtors, the Existing Equity Holders, Plan Sponsor and the Creditors from any claims or causes of action related to or arising out of the Debtors, the Outstanding Debt or the Restructuring on or prior to the Effective Date, except for any claims and causes of action for fraud, gross negligence or willful misconduct.

5

Conditions Precedent to Closing

The occurrence of the Effective Date shall be subject to the satisfaction (unless waived by the Debtors and Plan Sponsor) of conditions precedent customary for transactions of this type and the satisfaction of such other conditions precedent agreed upon by the Requisite Participating Lenders, Plan Sponsor and the Debtors, including but not limited to, the following:

•         Each of the conditions precedent set forth in the Plan having been satisfied or waived;

•         Entry of an order confirming the Plan (“Confirmation Order”), with the Confirmation Order being in form and substance reasonably satisfactory to the Plan Sponsor (the date on which the Confirmation Order is entered, the “Confirmation Date”); and

•         (a) The Confirmation Order has not been reversed, stayed, modified, or amended, and (b) the time to appeal or seek certiorari with respect to the Confirmation Order has expired and (i) no appeal or petition for certiorari has been timely taken, or (ii) any appeal or petition for certiorari has been fully resolved, denied, resulted in no modification, or has otherwise been dismissed with prejudice.

Payment of Professional Fees	Without in any way limiting the payment obligations under any existing engagement letter or the cash collateral order (or any other applicable order) entered in the Chapter 11 Cases, the reasonable fees and expenses incurred by the Administrative Agent and the members of the Steering Committee in connection with the Restructuring including, but not limited to, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, will be paid in full in cash by the Company.

Governing Law	New York

Forum	Delaware

6

Exhibit A: Pro Forma Post-Restructuring Corporate Structure

[EXHIBIT OMITTED]

7

Exhibit B: Management Agreement

[EXHIBIT OMITTED]

8

Exhibit C: Registration Rights

[EXHIBIT OMITTED]

9

Exhibit D: Indicative Term Sheet of Financing

[EXHIBIT OMITTED]

10

EXHIBIT B

FORM OF CREDITOR JOINDER

This Creditor Joinder to the Support Agreement (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), dated as of September 3, 2013 by and among: (i) GateHouse Media, Inc. (“GateHouse”) and certain subsidiaries of GateHouse that are signatories thereto (collectively with GateHouse, the “GateHouse Parties”), (ii) Newcastle Investment Corp. (the “Plan Sponsor”), and (iii) the Creditors from time to time party thereto, is executed and delivered by [                    ] (the “Joining Creditor Party”) to the GateHouse Parties as of [—], 2013. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.

1. Agreement to be Bound. The Joining Creditor Party hereby agrees to be bound by all of the terms of the Support Agreement. The Joining Creditor Party shall hereafter be deemed to be a “Participating Creditor” and a Party for all purposes under the Support Agreement.

2. Representations and Warranties. [With respect to the aggregate principal amount of Claims held by the Joining Creditor Party upon consummation of the Transfer of such Claims to the Joining Creditor Party, the Joining Creditor Party hereby makes, as of the date hereof, the representations and warranties of the Participating Creditors set forth in Section 4 of the Support Agreement to each of the other Parties to the Support Agreement.]1 [The Joining Creditor Party hereby makes, as of the date hereof, the representations and warranties of the Participating Creditors set forth in Section 4 of the Support Agreement to each of the other Parties to the Support Agreement.]2

3. Governing Law. This Creditor Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS

INTENTIONALLY LEFT BLANK]

[1]	To be used if the Creditor Joinder is being executed and delivered in connection with a Transfer.
[2]	To be used if the Creditor Joinder is being executed and delivered by a Creditor other than in connection with a Transfer.

IN WITNESS WHEREOF, the Joining Creditor Party has caused this Creditor Joinder to be executed as of the date first written above.

Entity Name of Joining Creditor Party

Authorized Signatory:

By:
Name:
Title:

Address:

Amount of Claim under Credit Agreement

$

Plan Treatment Election with Respect to Claims:

            % of Claims Elected for Cash-Out Option (as defined in the Term Sheet)

            % of Claims Elected for New Media Equity Option (as defined in the Term Sheet)

(Percentages above must add to 100%)

EXHIBIT D TO THE DISCLOSURE STATEMENT

UNAUDITED LIQUIDATION ANALYSIS OF THE DEBTORS

Liquidation Analysis

In connection with the Plan and Disclosure Statement, the following hypothetical liquidation analysis (the “Liquidation Analysis”) has been prepared by the Debtors’ management with the assistance of their financial advisors, Houlihan Lokey.1 This Liquidation Analysis should be read in conjunction with the Plan and the Disclosure Statement.

The Debtors, with the assistance of their financial advisors, have prepared this Liquidation Analysis for the purpose of evaluating whether the Plan meets the so-called “best interests of creditors” test under Section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis has been prepared assuming the Debtors’ current Chapter 11 Cases convert to chapter 7 proceedings under the Bankruptcy Code on December 31, 2013 (the “Liquidation Date”) and their assets are liquidated in a traditional liquidation with the loss of going concern value attributable to these assets. A chapter 7 trustee (the “Trustee”) would be appointed or elected to commence the liquidation of all of the Debtors’ assets. To maximize recovery, the liquidation is assumed to occur over a three-to-six month period (the “Wind Down Period”). The Liquidation Analysis is based on projected book values as of December 31, 2013, and these values, in total, are assumed to be representative of the Debtors’ assets and liabilities as of the Liquidation Date. However, the Liquidation Analysis does not include recoveries, if any, resulting from potential litigation claims, including, without limitation, preference claims, fraudulent conveyance litigation, or other avoidance actions.

Estimating recoveries in any hypothetical chapter 7 liquidation case is an uncertain process due to the number of unknown variables and is necessarily speculative. Thus, extensive use of estimates and assumptions have been made that, although considered reasonable by the Debtors’ management and their financial advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors.

THE DEBTORS MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS OR A TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IN THE EVENT THE CHAPTER 11 CASES ARE CONVERTED TO CHAPTER 7 PROCEEDINGS, ACTUAL RESULTS MAY VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THE LIQUIDATION ANALYSIS.

The Liquidation Analysis indicates the values, which may be obtained upon disposition of assets pursuant to hypothetical chapter 7 liquidation, as an alternative to continued operation of the business as proposed under the Plan. Accordingly, values discussed herein may differ from amounts referred to in the Plan, which illustrate the value of the Debtors’ business as a going concern.

[1]	Capitalized terms used but not defined shall have the meaning given to such terms in the Disclosure Statement.

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In preparing the Liquidation Analysis, the amount of Allowed Claims has been projected based upon the Debtors’ books and records. These projections may be updated as necessary in conjunction with any presentation of this Liquidation Analysis at the Confirmation Hearing to reflect any changes based on a review of Claims associated with pre-petition and post-petition obligations. Additional Claims were estimated to include certain post-petition obligations which would be asserted in a hypothetical chapter 7 liquidation. In the event litigation were necessary to resolve Claims asserted in a chapter 7 liquidation, the delay could be prolonged and Claims could further increase. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered. No Order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the estimated amounts set forth in the Liquidation Analysis.

THE ESTIMATED AMOUNT OF ALLOWED CLAIMS SET FORTH IN THE LIQUIDATION ANALYSIS SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY DETERMINATION OF THE VALUE OF ANY DISTRIBUTION TO BE MADE ON ACCOUNT OF ALLOWED CLAIMS UNDER THE PLAN. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY AND SIGNIFICANTLY DIFFER FROM THE AMOUNT OF CLAIMS ESTIMATED IN THE LIQUIDATION ANALYSIS. NOTHING CONTAINED IN THIS HYPOTHETICAL LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS.

EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THIS LIQUIDATION ANALYSIS WAS PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT THESE ANALYSES IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE DEBTORS AND REORGANIZED DEBTORS DO NOT INTEND AND DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE THE LIQUIDATION ANALYSIS (OR ANY OTHER PART OF THE DISCLOSURE STATEMENT) TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THIS LIQUIDATION ANALYSIS IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE LIQUIDATION ANALYSIS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE LIQUIDATION ANALYSIS.

THIS LIQUIDATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND TO ENABLE THE HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF SECURITIES OF, OR CLAIMS OR INTERESTS IN, THE DEBTORS OR ANY OF THEIR AFFILIATES.

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		Projected
		Book Value	Potential Recovery
		as of	Low		High
($ in millions)	Notes	12/31/2013	($)	(%)	($)	(%)
Cash and Cash Equivalents	A	$19.1	$19.1	100.0%	$19.1	100.0%
Restricted Cash	A	6.5	0.7	10.1%	1.3	20.3%
Accounts Receivable, Net	B	57.1	32.8	57.5%	43.7	76.5%
Inventory	C	6.0	2.4	40.0%	3.6	60.0%
Prepaid Expenses	D	5.8	2.9	50.0%	4.4	75.0%
Other Current Assets	E	10.2	1.6	15.4%	7.4	72.7%
Plant, Property and Equipment, Net	F	103.8	36.7	35.3%	63.1	60.8%
Intangible Assets, Net	G	209.5	—	0.0%	52.7	25.2%
Other Non-Current Assets	H	2.4	1.2	50.0%	1.8	75.0%

Gross Liquidation Proceeds		$420.5	$97.4	23.2%	$197.1	46.9%

Less: Wind-Down Costs
Shutdown Costs	I		$30.0		$20.0
Trustee Fees	I		2.9		5.9
Professional Fees	I		7.0		5.0

Total Liquidation Costs			$39.9		$30.9

Net Liquidation Proceeds Available for Secured Claims			$57.5		$166.2

Revolving Credit Facility	J	—	—	4.8%	—	13.8%
Term Loan	J	659.6	31.4	4.8%	90.8	13.8%
Delayed Draw Term Loan	J	246.1	11.7	4.8%	33.9	13.8%
Incremental Term Loan Facility	J	271.0	12.9	4.8%	37.3	13.8%
Derivative Instruments	J	30.0	1.4	4.8%	4.1	13.8%

Total Secured Debt		$1,206.8	$57.5	4.8%	$166.2	13.8%

Net Liquidation Proceeds Available for Admin. & Priority Claims			—		—

Accrued Compensation and Benefits		—	—	0.0%	—	0.0%
Accrued Income Taxes		—	—	0.0%	—	0.0%
Deferred Revenue		25.9	—	0.0%	—	0.0%
Accrued Professional Fees		—	—	0.0%	—	0.0%

Total Admin. & Priority Claims		$25.9	—	0.0%	—	0.0%

Net Liquidation Proceeds Available for Unsecured Claims			—		—

Note A – Cash and Equivalents

The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for net proceeds from the disposition of non-cash assets. All other outstanding cash balances not currently restricted are assumed to be 100% recoverable.

Restricted cash that is used to collateralize workers compensation obligations is assumed to have no recovery and recovery for restricted cash that is used to collateralize other LOCs is assumed at 50% - 100%. The liquidation value of restricted cash is estimated to be approximately 10% - 20%.

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Note B – Accounts Receivable

The analysis of accounts receivable assumes that a chapter 7 trustee would retain certain existing staff of the Debtors to handle an aggressive collection effort for outstanding trade accounts receivable for the Debtors. Collectible accounts receivable are assumed to include all accounts receivable held by the Debtors and invoiced to the customer with the exception of those outstanding in excess of 90 days.

The liquidation value of accounts receivable is estimated by applying a discount factor partially based on historical collection trends. The result is assumed to be an estimate of the proceeds that would be available to a secured lender in an orderly liquidation scenario and takes into account the inevitable difficulty a liquidating company has in collecting its receivables and any concessions which might be required to facilitate the collection of certain accounts.

Recovery on accounts receivable outstanding 30 days or less is assumed at 80% - 100%. Recovery on accounts receivable outstanding between 31 and 60 days is assumed at 50% - 80%. Recovery on accounts receivable outstanding between 61 and 90 days is assumed at 10% - 25%. The liquidation value of accounts receivable is estimated to be approximately 58% - 77% of the net book value of the accounts receivable.

Note C – Inventory

Inventories are comprised of newsprint, ink and other various supplies. Recovery on inventories is assumed at 40% - 60% based on prevailing market prices and estimated transport and handling costs.

Note D – Prepaid Expenses

Prepaid expenses primarily consist of operating contracts such as software with prepaid deposits and have an assumed recovery range of 50% - 75%.

Note E – Other Current Assets

Other Current Assets consist primarily of deposits used to collateralize workers compensation obligations and other deposits. Recoveries on the collateral portion of workers compensation deposits are assumed at 0% while recoveries on the over-collateralized portion of workers compensation deposits are assumed at 100%. Other deposits have an assumed recovery range of 50% - 100%. The liquidation value of other current assets is estimated to be approximately 15% - 73% of the net book value.

Note F – Property, Plant and Equipment

Property, plant and equipment includes all land, buildings, machinery and equipment owned by the Debtors. The recovery rate for land is assumed to be equal to 80% - 100% of the most recent appraisals. The recovery rate for buildings and improvements is assumed to be equal

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to 40% - 75% of the most recent fair market value estimates. The recovery rate for furnitures, fixtures and equipment is assumed to be 0% - 25% of the net book value based on management recovery estimates for each asset-type. The recovery rate on autos is assumed to be 10% - 25% of net book value. Recoveries on printing presses are assumed at 0% - 20% due to the lack of buyer market for used equipment. Leasehold improvements are assumed to have no recovery since capital improvements to leased property cannot be sold.

Discounts used in the liquidation analysis take into consideration the difficulty in executing the sale of a large portfolio of commercial properties, machinery and equipment in chapter 7 on an expedited basis in current economic conditions.

The total liquidation value for property, plant and equipment is estimated to be approximately 35% - 61% of net book value.

Note G – Intangible Assets

Intangibles are comprised of goodwill, mastheads, advertising lists, customer lists and subscriber lists. Goodwill is assumed to have no recovery value. Recoveries on the mastheads are assumed at 0% - 75%, and recoveries on advertising, customer and subscriber lists is assumed at 0% - 15%. The total liquidation value for intangible assets is estimated to be approximately 0% - 25% of net book value.

Note H – Other Non-Current Assets

Other non-current assets primarily consist of investments and have an assumed recovery range of 50% - 75%.

Note I – Wind-Down Costs

Estimates for corporate payroll and operating costs incurred during the liquidation (“Shutdown Costs”) are based upon the assumption that certain plant and corporate functions would be retained to oversee the liquidation process. The remaining staff would also be needed to maintain and close the accounting records and to complete certain administrative tasks including payroll and tax forms and records. Certain minimum staff would be required at the physical locations to complete the closure of the facilities, to disassemble the equipment and to oversee the sale process for equipment and real estate during the four months of the liquidation period. Estimated Shutdown Costs of $20 - $30 million assume that the Company incurs an average of $5 million per month for 4 - 6 months in fixed overhead and general and administrative expenses. For purposes of estimating the maximum liquidation value for the Debtors, no payments for employee retention or incentivization through the chapter 7 liquidation period are assumed to be made.

Chapter 7 trustee fees include those fees associated with the appointment of a chapter 7 trustee in accordance with section 326 of the Bankruptcy Code. Trustee fees are calculated at a flat rate of 3% of the total liquidation value of the Debtors, which serves to understate such liabilities.

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Chapter 7 professional fees include legal, appraisal, broker and accounting fees expected to be incurred during the liquidation period that are not already deducted from liquidation values. Professional fees are assumed to be $5 - $7 million.

Note J – Secured Claims

For purposes of the Liquidation Analysis, management has assumed that Secured Debt Claims will consist primarily of the Company’s prepetition secured debt, including principal and accrued interest under the Credit Agreement and the fair value of the Swap Liability Agreement. Any deficiency claim remaining after disposal of the collateral is assumed to be an Unsecured Claim in a liquidation.

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EXHIBIT E TO THE DISCLOSURE STATEMENT

UNAUDITED VALUATION ANALYSIS OF NEW MEDIA

Valuation

THE VALUATION SET FORTH HEREIN REPRESENTS THE ESTIMATED REORGANIZATION VALUE RANGE AND DOES NOT NECESSARILY REFLECT VALUE THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.1

In conjunction with formulating the Plan, the Company determined that it would be necessary to estimate the post-confirmation, going-concern enterprise value for the Reorganized Debtors. The Company requested that Houlihan Lokey advise them with respect to the reorganization value of the Reorganized Debtors on a going-concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of the Reorganized Debtors is $385 million to $515 million (with a midpoint value of $450 million) as of December 2013.

In accordance with the proposed contribution of DJLMG by the Plan Sponsor, the Company has also determined that it would be necessary to estimate the post-confirmation, going-concern enterprise value of the Reorganized New Media Group. The estimated range of reorganization value of the Reorganized New Media Group is $505 million to $680 million (with a midpoint value of $593 million) as of December 2013.

Houlihan Lokey’s estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ESTIMATED RANGE OF THE REORGANIZATION VALUES, AS OF AN ASSUMED DATE OF DECEMBER 31, 2013, REFLECTS WORK PERFORMED BY HOULIHAN LOKEY ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE COMPANY AVAILABLE TO HOULIHAN LOKEY. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT HOULIHAN LOKEY’S CONCLUSIONS, HOULIHAN LOKEY DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS ESTIMATE.

Based upon the estimated range of the reorganization value of the Reorganized Debtors between $385 million and $515 million, and after adjusting for potential new debt of $150 million, assumed total cash of $19 million and pension and other post retirement liabilities of $15 million, Houlihan Lokey has estimated the range of equity value for the Reorganized Debtors between approximately $239 million and $369 million.

[1]	Capitalized terms used but not defined shall have the meaning given to such terms in the Disclosure Statement.

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Houlihan Lokey estimated the range of the reorganization value of the Reorganized New Media Group between $505 million and $680 million. After adjusting for consolidated debt of $183 million (including $150 million in potential new debt of the Reorganized Debtors), assumed total consolidated cash of $25 million and pension and other post retirement liabilities of $15 million, Houlihan Lokey has estimated the range of equity value for the Reorganized New Media Group between approximately $332 million and $507 million.

The foregoing estimates of the reorganization values of the Reorganized Debtors and the Reorganized New Media Group are based on a number of assumptions, including a successful implementation of the Company’s business plan, the achievement of the forecasts reflected in the Projections, the continuing leadership of the existing management team, market conditions as of September 2013 continuing through the assumed Effective Date or as assumed in the Reorganized Debtors Projections and the Reorganized New Media Group Projections, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

With respect to the projections of the Reorganized Debtors’ financial statements (the “Reorganized Debtors Projections”) and the projections assuming a consolidation of the Debtors’ operations with the operations of DJLMG (the “Reorganized New Media Group Projections”) prepared by the management of the Company and included as Exhibit B to this Disclosure Statement, Houlihan Lokey assumed that such projections have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of the Company as to the future operating and financial performance of the Reorganized Debtors and the Reorganized New Media Group. Houlihan Lokey’s estimate of a range of reorganization values assumes that the Reorganized Debtors Projections and the Reorganized New Media Group Projections will be achieved by the Reorganized Debtors and the Reorganized New Media Group in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecasted by the management of the Company are significantly better than the recent historical results of operations of the Company. As a result, to the extent that the estimate of enterprise values is dependent upon the Reorganized Debtors and the Reorganized New Media Group performing at the levels set forth in the Reorganized Debtors Projections and the Reorganized New Media Group Projections, respectively, such analysis must be considered speculative. If the business performs at levels below those set forth in the Reorganized Debtors Projections and the Reorganized New Media Group Projections, such performance may have a material impact on the Reorganized Debtors Projections and the Reorganized New Media Group Projections and on the estimated range of values derived therefrom.

In estimating the range of the reorganization value and equity value of the Reorganized Debtors and the Reorganized New Media Group, Houlihan Lokey:

•	reviewed certain historical financial information of the company for recent years and interim periods;

•	reviewed certain internal financial and operating data of the company, including the reorganized debtors projections and the Reorganized New Media Group Projections, which were prepared and provided to Houlihan Lokey by the Company’s management and which relate to the company’s businesses and its prospects;

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•	met with certain members of senior management of the company to discuss the company’s operations and future prospects;

•	reviewed publicly available financial data and considered the market value of public companies that Houlihan Lokey deemed generally comparable to the operating businesses of the company;

•	considered relevant precedent transactions in the newspaper industry;

•	considered certain economic and industry information relevant to the operating businesses; and

•	conducted such other studies, analysis, inquires and investigations as it deemed appropriate.

ALTHOUGH HOULIHAN LOKEY CONDUCTED A REVIEW AND ANALYSIS OF THE COMPANY’S BUSINESSES, OPERATING ASSETS AND LIABILITIES, AS WELL AS THE REORGANIZED DEBTORS PROJECTIONS AND THE REORGANIZED NEW MEDIA GROUP PROJECTIONS, HOULIHAN LOKEY ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY THE COMPANY, AS WELL AS PUBLICLY AVAILABLE INFORMATION. IN ADDITION, HOULIHAN LOKEY DID NOT INDEPENDENTLY VERIFY THE REORGANIZED DEBTORS PROJECTIONS OR THE REORGANIZED NEW MEDIA GROUP PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE COMPANY WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING-CONCERN, IN LIQUIDATION, OR OTHERWISE. IN THE CASE OF THE REORGANIZED DEBTORS AND THE REORGANIZED NEW MEDIA GROUP, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY HOULIHAN LOKEY REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF THE REORGANIZED DEBTORS AND THE REORGANIZED NEW MEDIA GROUP, RESPECTIVELY. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS AND THE REORGANIZED NEW MEDIA GROUP THROUGH THE APPLICATION OF VARIOUS VALUATION

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TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS AND THE REORGANIZED NEW MEDIA GROUP SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES AND ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH HEREIN. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

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Valuation Methodology

In preparing its valuation estimate, Houlihan Lokey performed a variety of analyses and considered a variety of factors in preparing the valuation of the Reorganized Debtors and the Reorganized New Media Group, some of which are described herein. Several generally accepted valuation techniques for estimating enterprise value were used. Houlihan Lokey valued both the Reorganized Debtors and the Reorganized New Media Group based on two separate components: (i) the value of the core business (the “Core Company Valuation”) less (ii) the value of the Manager’s Management Fee and Incentive Compensation as described and defined in the Management Agreement, net of estimated cost synergies (the “Management Fee Valuation”). For purposes of the Core Company Valuation, Houlihan Lokey relied primarily on three methodologies: comparable public company analysis, precedent transaction analysis and discounted cash flow analysis. For purposes of the Management Fee Valuation, Houlihan Lokey relied primarily on a discounted cash flow analysis methodology. Houlihan Lokey’s valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to enterprise value of the Reorganized Debtors or the Reorganized New Media Group.

The following summary does not purport to be a complete description of the analyses and factors undertaken to support Houlihan Lokey’s conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.

(i)	Comparable Company Analysis

The comparable company valuation analysis is based on the enterprise values of publicly traded companies that have operating and financial characteristics similar to the Reorganized Debtors and the Reorganized New Media Group in the newspaper industry. Under this methodology, the enterprise value for each selected public company was determined by examining the trading prices for the equity securities of such company in the public markets and adding the aggregate amount of outstanding net debt for such company (at book value and at current market values) and minority interest less the book value of unconsolidated investments. Those enterprise values are commonly expressed as multiples of various measures of operating statistics, most commonly EBITDA. Because many companies in the newspaper industry have substantial underfunded pension liabilities and other post-retirement benefit obligations (“Pension Liability”), the comparable company analysis methodology can also include the tax-effected amount of the Pension Liability in the calculation of enterprise value and any non-cash pension expenses added back to EBITDA (“EBITDAP”). In addition, each of the selected public company’s operational performance, operating margins, profitability, leverage, trading value of any debt instruments, amount of Pension Liability, amount of market capitalization relative to total enterprise value and business trends were examined. Based on these analyses, financial multiples and ratios are calculated to apply to the Reorganized Debtors’ and the Reorganized New Media Group’s actual and projected operational performance. Houlihan Lokey focused mainly on (Total Enterprise Value + Pension Liability) / EBITDAP multiples in using the market valuations of the selected comparable companies to value the Reorganized Debtors and the Reorganized New Media Group.

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A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Reorganized Debtors and the Reorganized New Media Group. Common criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, location, market presence and size and scale of operations. The selection of appropriate comparable companies is often difficult, a matter of judgment, and subject to limitations due to sample size and the availability of meaningful market-based information.

Houlihan Lokey calculated market multiples for selected comparable companies by (i) dividing the Total Enterprise Value of each comparable company as of September 6, 2013, by EBITDA estimated by research analysts for the fiscal year ending 2014, and (ii) dividing the sum of Total Enterprise Value plus Pension Liability by EBITDAP for the fiscal year ending 2014. In determining the applicable multiple ranges, Houlihan Lokey considered a variety of factors, including both qualitative and quantitative measures. Houlihan Lokey then applied the range of multiples described above to the Reorganized Debtors’ and the Reorganized New Media Group’s EBITDAP for 2014 to determine an estimated range of enterprise values solely for purposes of the comparable company analysis.

(ii)	Precedent Transactions Analysis

The precedent transactions valuation analysis is based on the enterprise values of companies involved in public merger and acquisition transactions that have operating and financial characteristics similar to the Reorganized Debtors and the Reorganized New Media Group. Under this methodology, the enterprise value of such companies is determined by an analysis of the consideration paid and the debt assumed in the merger or acquisition transaction. As in a comparable company valuation analysis, enterprise values, or enterprise values plus Pension Liability, as appropriate, are commonly expressed as multiples of various measures of operating statistics, such as EBITDA, or EBITDAP, as appropriate. Houlihan Lokey reviewed industry-wide valuation multiples for companies operating in similar lines of business to the Reorganized Debtors and the Reorganized New Media Group. The derived multiples are then applied to the Reorganized Debtors’ and the Reorganized New Media Group’s operating statistics to determine the Enterprise Value or value to a potential strategic buyer.

As with the comparable company analysis, because no precedent merger or acquisition used in any analysis will be identical to the target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for, and circumstances surrounding, each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations, and prospects of each target. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. As described above, the precedent transactions analysis explains other aspects of value besides the inherent value of a company.

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Houlihan Lokey evaluated various merger and acquisition transactions that have occurred in the newspaper industry over the last several years. There have been a limited number of precedent transactions, and of those that are relevant, limited financial information was disclosed.

(iii)	Discounted Cash Flow Analysis

The discounted cash flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted-average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based on its capital structure.

The enterprise values of the Reorganized Debtors and the Reorganized New Media Group are determined by calculating the present value of the Reorganized Debtors’ and the Reorganized New Media Group’s unlevered after-tax free cash flows based on the Reorganized Debtors Projections and the Reorganized New Media Group Projections, respectively, plus an estimate for the value of the firm beyond the Projection Period known as the terminal value. The terminal value is derived by applying a multiple to the Reorganized Debtors’ and the Reorganized New Media Group’s projected EBITDAP in the final projected year of the Projection Period, discounted back to the assumed date of emergence by the Discount Rate.

To estimate the Discount Rate, Houlihan Lokey used the cost of equity and the after-tax cost of debt for the Reorganized Debtors and the Reorganized New Media Group, in both cases assuming a debt-to-total capitalization ratio based on select members of the Peer Group. In determining the EBITDAP terminal multiple for 2016, Houlihan Lokey used an EBITDAP multiple range based on the comparable company analysis and precedent transactions analysis described above.

Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations.

In applying the above methodology, Houlihan Lokey utilized the Company’s detailed Reorganized Debtors Projections and the Reorganized New Media Group Projections for the period beginning January 2014 and ending December 2016, to derive unlevered, after-tax free cash flows. Free cash flow includes sources and uses of cash not reflected in the income statement, such as changes in working capital and capital expenditures.

This approach relies on the Company’s ability to project future cash flows with some degree of accuracy. Because the Reorganized Debtors Projections and the Reorganized New Media Group Projections reflect significant assumptions made by the Company’s management concerning anticipated results, the assumptions and judgments used in the Reorganized Debtors

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Projections and the Reorganized New Media Group Projections may or may not prove correct and, therefore, no assurance can be provided that projected results are attainable or will be realized.

Houlihan Lokey cannot and does not make any representations or warranties as to the accuracy or completeness of the Reorganized Debtors Projections or the Reorganized New Media Group Projections.

For purposes of the Management Fee Valuations, Houlihan Lokey analyzed two alternative cases utilizing DCF methodology: (i) first the Management Agreement is renewed automatically each year in perpetuity after the initial term and the terms of the Management Fee are not renegotiated as provided for in the agreement; (ii) second the Management Agreement is terminated as provided for therein. Houlihan Lokey utilized the same range of Discount Rates as described above. For the terminal value for case (i), Houlihan Lokey multiplied the after-tax Management Fee, net of cost synergies, by the sum of one (1) plus the perpetuity growth rate (“Perpetuity Growth Rate”) divided by the result of the Discount Rate less the Perpetuity Growth Rate.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY HOULIHAN LOKEY. THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. IN PERFORMING THESE ANALYSES, HOULIHAN LOKEY AND THE COMPANY MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY HOULIHAN LOKEY ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

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EXHIBIT F TO THE DISCLOSURE STATEMENT

CORPORATE STRUCTURE CHARTS

Prepetition Structure

1

Post-Effective Date Structure

The following diagram illustrates in simplified form the abbreviated corporate structure of New Media and Reorganized GateHouse on the Effective Date.

2

EXHIBIT G TO THE DISCLOSURE STATEMENT

MANAGEMENT AGREEMENT

MANAGEMENT AND ADVISORY AGREEMENT

dated as of [—], 2013

between

NEW MEDIA INVESTMENT GROUP INC.

and

FIG LLC

i

MANAGEMENT AND ADVISORY AGREEMENT

THIS MANAGEMENT AND ADVISORY AGREEMENT, is made as of [—]1, 2013 (the “Agreement”) by and among NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation (the “Company”), and FIG LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of or available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of the Company, as provided in this Agreement; and

WHEREAS, the Manager is willing to render such services on the terms and conditions hereinafter set forth.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1.	DEFINITIONS.

The following terms have the meanings assigned them:

(a) “Agreement” means this Management and Advisory Agreement, as amended from time to time.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Share” means a share of capital stock of the Company now or hereafter authorized as common voting stock of the Company.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Adjusted Net Income” means net income (computed in accordance with GAAP) plus depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and permanent cash tax savings. Adjusted Net Income will be computed on an unconsolidated basis. The computation of Adjusted Net Income may be adjusted at the direction of the Independent Directors based on changes in, or certain applications of, GAAP.

(g) “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if

[1]	Date will be the “Effective Date” as defined in the Plan.

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applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, or, in each case, comparable governing documents.

(h) “Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager.

(i) “Investment Company Act” means the Investment Company Act of 1940, as amended.

(j) “Investments” means the investments of the Company.

(k) “Junior Share” means a share of capital stock of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Ordinary Shares.

(l) “Listing” means the commencement date of regular-way trading of Common Shares of the Company on a major U.S. national securities exchange.

(m) “Ordinary Share” means a share of the Company’s Common Shares, par value $0.01 per share. Where relevant in this Agreement, “Ordinary Shares” includes shares of the Company’s Common Shares, par value $0.01 per share, issued upon conversion of Preferred Shares or Junior Shares.

(n) “Plan” means the Debtors’ Joint Prepackaged Chapter 11 Plan dated as of September 20, 2013 (together with all Exhibits, Annexes and Schedules thereto), in each case as amended, supplemented or otherwise modified from time to time, in the cases captioned In re: GateHouse Media, Inc., et al., Case No. 13-[        ] ([        ]) in the United States Bankruptcy Court for the District of Delaware.

(o) “Preferred Share” means a share of capital stock of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Ordinary Shares.

(p) “Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

SECTION 2.	APPOINTMENT AND DUTIES OF THE MANAGER.

(a) The Company hereby appoints the Manager to manage the assets of the Company subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.

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(b) The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(i) serving as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for Investments, borrowings and operations;

(ii) investigation, analysis, valuation and selection of investment opportunities;

(iii) with respect to prospective Investments by the Company and dispositions of Investments, conducting negotiations with brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held companies;

(iv) engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide services relating to the Investments, including, but not limited to, investment banking, legal advisory, tax advisory, accounting advisory, securities brokerage, real estate advisory and brokerage, and other financial and consulting services as the Manager determines from time to time is advisable;

(v) negotiating on behalf of the Company for the sale, exchange or other disposition of any Investments;

(vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(vii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(viii) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x) counseling the Company in connection with policy decisions to be made by the Board of Directors;

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(xi) evaluating and recommending to the Board of Directors modifications to the hedging strategies in effect on the date hereof and engaging in hedging activities on behalf of the Company;

(xii) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

(xiii) assisting the Company in developing criteria that are specifically tailored to the Company’s investment objectives and making available to the Company its knowledge and experience with respect to its target assets;

(xiv) representing and making recommendations to the Company in connection with the purchase and finance, and commitment to purchase and finance, of its target assets, and in connection with the sale and commitment to sell such assets;

(xv) monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;

(xvi) investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital raising;

(xvii) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

(xviii) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xix) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

(xx) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code;

(xxi) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

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(xxii) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxiii) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxiv) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Company with respect to the Investments. Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the “Monitoring Services”) on behalf of the Company with respect to any services provided by third parties, which the Manager determines are material to the performance of the business.

(c) The Manager may enter into agreements with other parties, including its affiliates (subject to Section 2(d) below), for the purpose of engaging one or more asset managers for and on behalf, and at the sole cost and expense, of the Company to provide operations management, asset management, personnel management, development and/or similar services to the Company (including, without limitation, Portfolio Management Services and Monitoring Services) with respect to the Investments, pursuant to management agreement(s) with terms which are then customary for agreements regarding the management or servicing of assets similar in type, quality and value to the assets of the Company; provided, that (i) with respect to Portfolio Management Services, (A) any such agreements shall be subject to the Company’s prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (ii) with respect to Monitoring Services, any such agreements shall be subject to the Company’s prior written approval.

(d) Transactions between the Manager and any affiliate (including, but not limited to, any amendments to this Agreement or any issuance by the Company of equity to existing shareholders as of the date of this Agreement that would change the relative equity ownership percentages among such existing shareholders) must be approved in advance by the majority of the Independent Directors and be determined by such Independent Directors to be in the best interests of the Company. If any affiliate transaction involving the acquisition of an asset from the Manager or an affiliate of the Manager is not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

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(e) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. Commencing from the Listing, the Company shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(f) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any Investment (i) reports and information on the Company’s operations and asset performance and (ii) other information reasonably requested by the Company.

(g) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(h) The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, performance and compliance with policies approved by the Board of Directors.

(i) Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional monies is proven by the Company to have been required as a direct result of the Manager’s acts or omissions which result in the right of the Company to terminate this Agreement pursuant to Section 15 of this Agreement, the Manager shall not be required to expend money (“Excess Funds”) in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 13(a) of this Agreement to terminate this Agreement due to the Manager’s unsatisfactory performance.

(j) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager.

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SECTION 3.	DEVOTION OF TIME; ADDITIONAL ACTIVITIES.

(a) The Manager will be responsible for the compensation and benefits of the Chief Executive Officer after the Listing, which compensation and benefits shall be subject to the review and approval of the Compensation Committee of the Board of Directors. Any increase to the Chief Executive Officer’s compensation and benefits in effect as of the date of this Agreement shall either be approved by the Manager in its sole and absolute discretion or be paid for by the Company.

(b) Nothing herein shall prevent the Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of media or media related investment, including investments which meet the principal investment objectives of the Company.

(c) Managers, members, partners, officers, employees and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

SECTION 4.	AGENCY.

The Manager shall act as agent of the Company in making, acquiring, financing and disposing of Investments, disbursing and collecting the Company’s funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Directors, holders of the Company’s securities or the Company’s representatives or properties.

SECTION 5.	BANK ACCOUNTS.

At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

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SECTION 6.	RECORDS; CONFIDENTIALITY.

The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon ten (10) business days advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors.

SECTION 7.	OBLIGATIONS OF MANAGER; RESTRICTIONS.

(a) The Manager shall require each seller or transferor of Investment assets to the Company to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments.

(b) The Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by such entity’s Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

(c) The Manager shall not (i) consummate any transaction which would involve the acquisition by the Company of property in which the Manager or any affiliate thereof has an ownership interest or the sale by the Company of property to the Manager or any affiliate thereof, or (ii) under circumstances where the Manager is subject to an actual or potential conflict of interest because it manages both the Company and another Person (not an Affiliate of the Company) with which the Company has a contractual relationship, take any action constituting the granting to such Person of a waiver, forbearance or other relief, or the enforcement against such Person of remedies, under or with respect to the applicable contract, unless such transaction or action, as the case may be and in each case, is approved by a majority of the Independent Directors.

(d) The Manager shall at all times during the term of this Agreement (including the Initial Term and any renewal term) maintain a tangible net worth equal to or greater than $1,000,000. Additionally, during such period the Manager shall maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.

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SECTION 8.	COMPENSATION.

(a) During the term of this Agreement (as the same may be extended from time to time) commencing from the Listing, the Manager will receive an annual management fee (the “Management Fee”) equal to 1.50% of the Company’s “Total Equity.” The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Total Equity of the Company for such month. The term “Total Equity” for any period means the sum of (i) the equity value as of [—]2, plus (ii) the total net proceeds to the Company from any equity capital hereafter raised by the Company or any Subsidiary of the Company (exclusive, with respect to any Subsidiary, of capital of such Subsidiary consisting of a capital contribution or other form of capital investment made by the Company or another Subsidiary of the Company), including capital effectively raised through the issuance of capital in a transaction, plus (iii) the value of contributions made by partners other than the Company, from time to time, to the capital of any Subsidiary (reduced proportionately in the case of a Subsidiary to the extent that the Company owns, directly or indirectly, less than 100% of the equity interests in such Subsidiary), plus (iv) the equity value of any assets contributed to the Company prior to or after the date of this Agreement (to the extent not previously included) less (iv) any capital dividends or capital distributions made by the Company to its stockholders or, without duplication, by any Subsidiary to its stockholders, partners or other equity holders.

(b) The Manager shall compute each installment of the Management Fee within 15 days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only and subject in any event to Section 13(a) of this Agreement, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Management Fee shown therein shall be due and payable no later than the earlier to occur of (i) the date which is 20 days after the end of the calendar month with respect to which such installment is payable and (ii) the date which is two (2) business days after the date of delivery to the Board of Directors of such computations.

(c) The Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13(a) of this Agreement.

(d) The Board of Directors may, by written notice to the Manager delivered ten (10) days prior to the date on which any payment of the Incentive Compensation is payable, request that the Manager accept all or a portion of such payment in the form of issued Common Shares, which notice shall specify the amount of the payment of the Incentive Compensation, the amount thereof which the Company intends to pay in cash, if any, and the amount thereof which the Company intends to pay in the form of such Common Shares in the number of such shares as determined by the Board of Directors. Within five (5) days following receipt of said notice, the Manager shall notify the Company in writing, such election to be made by the Manager in its sole discretion, whether it will accept such portion of such payment in the form of such shares and in such number of such shares.

[2]	Listing Date

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(e) Commencing from the Listing, in addition to the Management Fee otherwise payable hereunder, the Company shall pay the Manager on a quarterly basis annual incentive compensation on a cumulative, but not compounding, basis, in an amount equal to the product of 25% of the dollar amount by which (a) the Adjusted Net Income (before such payment) of the Company exceeds (b)(i) the weighted daily average Total Equity (plus cash capital raising costs), multiplied by, (ii) a simple interest rate of ten percent (10%) per annum. The obligation of the Company to pay the Incentive Compensation shall survive the expiration or earlier termination of this Agreement, subject to Section 16(b).

(f) Commencing from the Listing, upon the successful completion of an offering of Common Shares or Preferred Shares by the Company, the Company shall pay and issue to the Manager options to purchase Common Shares equal to 10% of the number of Common Shares or Preferred Shares sold in the offering (excluding any Common Shares or Preferred Shares issued to Newcastle Investment Corp. or its affiliates in the DJ Contribution (as defined in the Plan)) with an exercise price equal to the price per Common Share or Preferred Share, as the case may be, paid by the public or other ultimate purchaser in the offering. For the avoidance of doubt, the Listing shall not constitute an “offering” for purposes of this Section 8(f).

SECTION 9.	EXPENSES OF THE COMPANY.

The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the “Expenses”). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s, together with the following:

(a) expenses in connection with the issuance and transaction costs incident to the acquisitions, disposition and financing of Investments;

(b) travel and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition, or asset management of an Investment;

(c) costs of legal, accounting, tax, auditing, administrative and other services rendered for the Company by providers retained by the Manager or, if provided by the Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(d) the compensation and expenses of the Independent Directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(e) compensation and expenses of the Company’s custodian and transfer agent, if any;

(f) costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing and other costs) or any securities offerings of the Company;

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(g) costs associated with any computer software or hardware that is used solely for the Company;

(h) all other costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing, operating and disposing of Investments, including appraisal, reporting, audit and legal fees;

(i) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(j) expenses relating to any office or office facilities maintained for the Company or Investments separate from the office or offices of the Manager;

(k) expenses connected with the payments of interest, dividends or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of the holders of securities of the Company or its Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(l) expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to its shareholders and proxy materials with respect to any meeting of the shareholders of the Company;

(m) all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement; and

(n) Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall bear the following expenses, except as expressly set forth otherwise herein: (i) wages and salaries of the Manager’s officers and employees; (ii) rent attributable to the space occupied by the Manager; and (iii) all other “overhead” expenses of the Manager.

SECTION 10.	CALCULATIONS OF EXPENSES.

The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager on the first business day of the month immediately following the date of delivery of such statement.

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SECTION 11.	LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its members, managers, officers and employees will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company’s or any Subsidiary’s stockholders or partners for any acts or omissions by the Manager, its members, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, managers, officers and employees and each other Person, if any, controlling the Manager (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.

(b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its shareholders, directors, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

SECTION 12.	NO JOINT VENTURE.

Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

SECTION 13.	TERM; TERMINATION.

(a) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until the date that is three (3) years after the date hereof, and thereafter on each anniversary of such date be deemed renewed automatically each year for an additional one-year period unless (i) a majority consisting of at least two-thirds of the Independent Directors or a simple majority of the holders of outstanding Common Shares, reasonably agree that there has been unsatisfactory performance that is materially detrimental to the Company or (ii) a simple majority of the Independent Directors agree that the Management Fee payable to the Manager is unfair; provided, that the Company shall not have the right to terminate this Agreement under clause (ii) foregoing if the Manager agrees to continue to provide the services under this Agreement at a fee that the Independent Directors have determined to be fair. If the Company

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elects not to renew this Agreement at the expiration of the original term or any such one-year extension term as set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 13(a) of this Agreement not less than 60 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), not less than 60 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate the Management Fee by delivering to the Company, no fewer than forty-five (45) days prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and the Company agree to a revised Management Fee (or other compensation structure) within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the Management Fee shall be the revised Management Fee (or other compensation structure) then agreed upon by the parties to this Agreement. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised Management Fee promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised Management Fee during such 45 day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) ten (10) days following the end of such 45 day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

(b) In the event that this Agreement is terminated in accordance with the provisions of Section 13(a) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to the amount of the Management Fee earned by the Manager during the period consisting of the twelve (12) full, consecutive calendar months immediately preceding such termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(c) No later than sixty (60) days prior to the anniversary date of this Agreement of any year during the Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention not to renew the Term, whereupon the Term of this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary of the Closing Date next following the delivery of such notice.

(d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 13(b) and Section 16 of this Agreement. In addition, Section 11 of this Agreement shall survive termination of this Agreement.

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SECTION 14.	ASSIGNMENT.

(a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors; provided, however, that no such consent shall be required in the case of an assignment by the Manager to an entity whose day-to-day business and operations are managed and supervised by Mr. Wesley R. Edens (the “Principal”), provided, further, that such transaction is determined at the time not to be an “assignment” for purposes of Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under such act and the interpretations thereof issued by the Securities and Exchange Commission. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a successor to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

(b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

SECTION 15.	TERMINATION FOR CAUSE.

(a) The Company may terminate this Agreement effective upon sixty (60) days prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if any act of fraud, misappropriation of funds, or embezzlement against the Company or other willful violation of this Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of the Principal) under this Agreement or in the event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement.

(b) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

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SECTION 16.	ACTION UPON TERMINATION.

(a) From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14, or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13 or Section 15(b), the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

(i) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

(iii) deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

(b) In the event that this Agreement is terminated, the Company shall have the option, to be exercised by written notice to the Manager within ten (10) days following such termination, to purchase from the Manager the right of the Manager to receive the Incentive Compensation. In exchange therefor the Company will be obligated to pay the Manager a cash purchase price (the “Cash Price”) equal to the amount of the Incentive Compensation that would be paid to the Manager if all of the Company’s assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments, the “Fair Market Value”). In the event that the Company does not elect to exercise such option to purchase the Incentive Compensation, the Manager shall have the right to require the Company to do so at the Cash Price by delivering to the Company written notice within twenty (20) days following such termination. The Fair Market Value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager shall choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the Fair Market Value will be deemed to be the average of such appraisals, and (ii) if the two appraisals differ by more than 20% of the higher of the two appraisals, the two appraisers together shall select a third nationally recognized appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association (“AAA”) select the third appraiser, which shall then be selected by the AAA. The Fair Market Value will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower or more than the higher of the first two appraisals made under this Section 16(b).

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SECTION 17.	RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST.

The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than sixty (60) days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company’s or a Subsidiary’s stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the first sentence of this Section 17. The Company and any Subsidiary shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

SECTION 18.	NOTICES.

Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission or email against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

New Media Investment Group Inc.

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10105

Attention: Mr. Cameron MacDougall

Attention: Mr. Michael Reed

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(b)	If to the Manager:

FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10105

Attention: Mr. Randal A. Nardone

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

SECTION 19.	BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 20.	ENTIRE AGREEMENT.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing.

SECTION 21.	CONTROLLING LAW.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

SECTION 22.	INDULGENCES, NOT WAIVERS.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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SECTION 23.	TITLES NOT TO AFFECT INTERPRETATION.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

SECTION 24.	EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25.	PROVISIONS SEPARABLE.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

SECTION 26.	GENDER.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

NEW MEDIA INVESTMENT GROUP INC., a Delaware corporation

By:
Name:
Title:
MANAGER:

FIG LLC, a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT H TO THE DISCLOSURE STATEMENT

INVESTMENT COMMITMENT LETTER

INVESTMENT COMMITMENT LETTER

September 3, 2013

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Re:	Investment Commitment

Ladies and Gentlemen:

GateHouse Media, Inc. (“GateHouse”) and certain of its subsidiaries that are signatories hereto (collectively with GateHouse, the “GateHouse Parties”) are considering potential restructuring transactions (the “Restructuring”) pursuant to the terms and conditions set forth in that certain Restructuring Support Agreement dated as of September 3, 2013, by and among the GateHouse Parties, Newcastle Investment Corp. (“Plan Sponsor”; and collectively with the GateHouse Parties, the “Parties”), the Administrative Agent, and the Creditors party thereto (together with the Restructuring Term Sheet attached as Exhibit A thereto and all other exhibits thereto, in each case, as it may be amended from time to time, the “Support Agreement”).1 The Restructuring contemplates a recapitalization of GateHouse and its subsidiaries pursuant to a pre-packaged chapter 11 plan (“Plan”) whereby holders of Outstanding Debt would receive, at their election with respect to all or any portion of their Outstanding Debt (“Plan Election”): (a) their pro rata share of common stock in a new holding company (such common stock, “New Media Common Stock,” and such holding company, “New Media”) with ownership interests in reorganized GateHouse, and the Net Proceeds, if any, (collectively, the “New Media Distribution”) and/or (b) cash pursuant to the Cash-Out Offer (as defined below).

1. Funding of the Cash-Out Offer. Subject to the terms and conditions set forth herein and in the Support Agreement, Plan Sponsor hereby agrees that it shall purchase (or cause one or more of its designated affiliates to purchase), on the effective date of the Plan (the “Plan Effective Date”), the Outstanding Debt as to which a Plan Election was made (or deemed to be made) to receive cash (such Outstanding Debt, the “Cash-Out Claims”), for an aggregate purchase price equal to 40.0% of the sum of (i) in the case of Cash-Out Claims that are 2007 Credit Facility Claims, the principal amount of, and accrued and unpaid interest as of the Plan Effective Date with respect to all such Cash-Out Claims, and (ii) in the case of Cash-Out Claims that are Swap Liability claims, the breakage or termination cost arising from transactions pursuant to the Swap Liability Agreements as of the Plan Effective Date (the “Cash-Out Offer”). Pursuant to the Plan, on the Plan Effective Date and without any further action by Plan Sponsor, Plan Sponsor shall receive its pro rata share of the New Media Distribution on account of the Cash-Out Claims purchased in the Cash-Out Offer.

[1]	Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Support Agreement.

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2. Representations and Warranties of Plan Sponsor. Solely with respect to itself, Plan Sponsor represents and warrants to, and agrees with, the GateHouse Parties as set forth below. Each representation, warranty and agreement made in this Section 1 is made as of the date hereof and as of the Plan Effective Date:

(a) Plan Sponsor has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(b) Plan Sponsor has the requisite power and authority to enter into, execute and deliver this Investment Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Investment Commitment Letter.

(c) Plan Sponsor (i) is party to the Support Agreement, and (ii) has made a Plan Election to receive New Media Distribution with respect to all Outstanding Debt that it holds.

(d) This Investment Commitment Letter has been duly and validly executed and delivered by it, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms and subject to the conditions precedent set forth herein and in the Support Agreement.

(e) Compliance by Plan Sponsor with its obligations hereunder, will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration, termination, modification or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Plan Sponsor is a party or by which Plan Sponsor is bound or to which any of the property or assets of Plan Sponsor are subject, (ii) result in any violation of the provisions of the organizational documents of Plan Sponsor or (iii) result in any violation of any statute, license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Plan Sponsor or any of its respective properties.

(f) Except as provided in the Support Agreement, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over Plan Sponsor or any of its properties is required for the compliance by Plan Sponsor with all of the provisions hereof or the consummation of the transactions contemplated herein.

3. Representations and Warranties of the GateHouse Parties. Each of the GateHouse Parties represents and warrants to, and agrees with Plan Sponsor as set forth below. Each representation, warranty and agreement made in this Section 3 is made as of the date hereof and as of the Plan Effective Date:

(a) Each of the GateHouse Parties has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

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(b) Each of the GateHouse Parties has the requisite power and authority to enter into, execute and deliver this Investment Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Investment Commitment Letter.

(c) This Investment Commitment Letter has been duly and validly executed and delivered by each GateHouse Party, and constitutes its valid and binding obligation, enforceable against it in accordance with the terms herein.

(d) Compliance with its obligations hereunder will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration, termination, modification or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which a GateHouse Party is a party or by which a GateHouse Party is bound or to which any of the property or assets of a GateHouse Party are subject, (ii) result in any violation of the provisions of the organizational documents of the GateHouse Parties or (iii) result in any violation of any statute, license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the GateHouse Parties or any of their respective properties.

(e) Except as provided in the Support Agreement, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the GateHouse Parties or any of their properties is required for the compliance by the GateHouse Parties with all of the provisions hereof or the consummation of the transactions contemplated herein.

4. Agreements of the GateHouse Parties. The GateHouse Parties hereby agree:

(a) In the event that the GateHouse Parties file Chapter 11 Cases in accordance with the Support Agreement, the GateHouse Parties shall seek the entry of an order of the Bankruptcy Court approving this Investment Commitment Letter, which order shall be in a form and substance reasonably satisfactory to Plan Sponsor.

(b) In the event that the GateHouse Parties file Chapter 11 Cases in accordance with the Support Agreement, the GateHouse Parties will notify Plan Sponsor of the anticipated Plan Effective Date at least two (2) Business Days before the occurrence thereof.

(c) The GateHouse Parties will not file any pleading or take any other action that is inconsistent with the terms of this Investment Commitment Letter, the Support Agreement or the consummation of the transactions contemplated hereby or thereby.

(d) If the GateHouse Parties receive, directly or indirectly, any offer from another person involving any recapitalization, restructuring, merger, consolidation, sale of assets or sale of equity (any such offer, an “Offer”), then the GateHouse Parties shall inform Plan Sponsor of the receipt of such Offer no later than one (1) Business Day after receipt of such Offer.

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(e) Notwithstanding anything herein to the contrary, each GateHouse Party acknowledges and agrees that (a) the transactions contemplated hereby are arm’s-length commercial transactions among the GateHouse Parties and Plan Sponsor, (b) in connection therewith and with the processes leading to such transactions, Plan Sponsor is acting solely as a principal and not as an agent or fiduciary of the GateHouse Parties, their estates or any other entity, (c) Plan Sponsor has not assumed an advisory or fiduciary responsibility in favor of the GateHouse Parties or their estates with respect to such transactions or the processes leading thereto, and (d) the GateHouse Parties have consulted their own legal and financial advisors to the extent they have deemed appropriate. The GateHouse Parties agree that they will not claim that Plan Sponsor has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the GateHouse Parties or their estates, in connection with such transactions or the processes contemplated in this Investment Commitment Letter.

5. Additional Agreements of Plan Sponsor. Notwithstanding anything herein to the contrary, Plan Sponsor acknowledges and agrees that (a) the transactions contemplated hereby are arm’s-length commercial transactions among the GateHouse Parties and Plan Sponsor, (b) in connection therewith and with the processes leading to such transactions, Plan Sponsor is acting solely as a principal and not as an agent or fiduciary of the GateHouse Parties or their estates, and (c) Plan Sponsor has consulted its own legal and financial advisors to the extent it has deemed appropriate and has had the opportunity to conduct, and has conducted, its own diligence with respect to the GateHouse Parties and the transactions contemplated herein.

6. Conditions Precedent. The obligation to fund the Cash-Out Offer pursuant to this Investment Commitment Letter is subject to (a) the satisfaction or waiver of the terms and conditions set forth in the Support Agreement; (b) the negotiation, execution and delivery of definitive documentation (the “Definitive Documents”), including, without limitation, the documents contemplated by the Support Agreement and this Investment Commitment Letter, each in form and substance reasonably satisfactory to Plan Sponsor; and (c) the simultaneous closing of the Restructuring pursuant to the occurrence of the Plan Effective Date.

7. Limitation on Damages. In the event of any litigation or dispute involving this Investment Commitment Letter, Plan Sponsor shall not be responsible or liable to the GateHouse Parties for any special, indirect, consequential, incidental or punitive damages. The limitation on damages under this Section 7 shall be effective upon execution of this Investment Commitment Letter and shall remain effective whether or not any of the transactions contemplated in this Investment Commitment Letter are consummated, notwithstanding any termination of this Investment Commitment Letter.

8. Fiduciary Out. Notwithstanding anything to the contrary herein, nothing in this Investment Commitment Letter shall require GateHouse, any of the other GateHouse Parties, or any of their respective directors or officers (in such Person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such Person’s fiduciary obligations under applicable law (the rights of the GateHouse Parties and their respective officers and directors under this Section 8, the “Fiduciary Out”).

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9. Survival. All representations, warranties and covenants and agreements made in this Investment Commitment Letter shall survive the execution and delivery of this Investment Commitment Letter but will be of no continuing force or effect after the Plan Effective Date.

10. Termination. Subject to Section 9 above, this Investment Commitment Letter and the obligations of the Parties hereunder shall terminate:

(a) Subject to the immediately succeeding sentence, five (5) Business Days after receipt of written notice given by the GateHouse Parties (in the case of notice to Plan Sponsor) or Plan Sponsor (in the case of notice to the GateHouse Parties) of a material breach of any of the undertakings, representations, warranties or covenants of this Investment Commitment Letter, and such breach shall not have been cured or waived by the applicable Parties in the five (5) Business Day period after the receipt of such notice.

(b) Immediately and automatically if the Support Agreement has terminated or ceased to be in full force and effect;

(c) By any GateHouse Party, one (1) Business Day after giving Plan Sponsor written notice that such GateHouse Party has elected to terminate this Investment Commitment Letter in exercise of the Fiduciary Out; or

(d) By Plan Sponsor, one (1) Business Day after giving the GateHouse Parties’ written notice that any of the following events has occurred and is continuing, if such event has not been waived by Plan Sponsor:

(i) On October 15, 2013, unless prior thereto the Support Agreement has been executed by the Requisite Participating Creditors, or

(ii) Plan Sponsor determines, acting reasonably, that an event has occurred after the date hereof which, alone or together with other events, has, or could reasonably be expected to have, a Material Adverse Effect (as defined below) on the business, assets, or operations of the GateHouse Parties. “Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, properties, results of operations or financial condition of the GateHouse Parties, taken as a whole, or (ii) the ability of the GateHouse Parties, subject to receipt of the consents, approvals and other authorizations set forth herein, to consummate the transactions contemplated by this Investment Commitment Letter or the Support Agreement; provided, that the following shall not constitute a Material Adverse Effect and shall not be taken into account in determining whether or not there has been, or would reasonably be expected to be, a Material Adverse Effect: (A) any change in general economic or political conditions or conditions generally affecting the industries in which the GateHouse Parties operate (including those resulting from acts of terrorism or

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war (whether or not declared) or other calamity, crisis or geopolitical event); (B) any change or prospective change in any law or GAAP, or any interpretation thereof; (C) any change in currency, exchange or interest rates or the financial or securities markets generally; (D) any matter identified or described in the GateHouse Parties’ SEC Documents (excluding any risk factor disclosure and disclosure included in any “forward-looking statements” disclaimer or other statements included in such SEC Documents that are predictive, forward-looking, non-specific or primarily cautionary in nature (but including any specific factual information contained therein)) filed with the SEC prior to the date hereof, in each case to the extent that the effect or potential effect on the GateHouse Parties of such disclosed matter is reasonably apparent on its face, (E) any change in the market price or trading volume of the Outstanding Debt of the GateHouse Parties; provided, that any event that caused or contributed to such change in market price or trading volume shall not be excluded; (F) any change to the extent resulting from the announcement or pendency of the transactions contemplated by this Investment Commitment Letter (including, without limitation, the commencement of the Chapter 11 Cases); and (G) any change resulting from actions of the GateHouse Parties expressly agreed to or requested in writing by Plan Sponsor; except in the cases of (A) through (C) to the extent such change or event is disproportionately adverse with respect to the GateHouse Parties when compared to other companies in the industry in which the GateHouse Parties operate.

11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the following address of the applicable other Party hereto; or (b) sent by fax to the following fax number of such other Party hereto with the confirmatory copy delivered by overnight courier to the address of such other Party listed below.

If to the GateHouse Parties, to:

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Attention: Michael Reed

Attention: Polly Sack

Facsimile: (585) 248-2631

with a copy to:

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attention: Pauline K. Morgan

Attention: Joel A. Waite

Facsimile: (302) 571-1253

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If to Plan Sponsor, to:

Newcastle Investment Corp

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10150

Attention: Cameron MacDougall

Facsimile: (917) 591-8312

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: James L. Bromley

Attention: Sean A. O’Neal

Facsimile: (212) 225-3999

12. Publicity. Any motion, pleading, proposed order, press release, public statement or other document that relates or refers to Plan Sponsor or any of its affiliates, this Investment Commitment Letter, the Support Agreement, the Restructuring, the Plan or the Chapter 11 Cases shall be provided to Plan Sponsor’s counsel in draft form for review prior to its being made public or its being filed with the Bankruptcy Court. The GateHouse Parties shall consider any comments by Plan Sponsor regarding such materials in good faith. No such materials may be made public or be filed with the Bankruptcy Court without the consent of Plan Sponsor, which consent may not be unreasonably withheld.

13. Governing Law; Waiver of Jury Trial.

(a) The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute under or arising out of or in connection with this Investment Commitment Letter, whether sounding in contract, tort or otherwise.

(b) This Investment Commitment Letter shall be governed by and construed in accordance with the internal laws of the State of New York. By its execution and delivery of this Investment Commitment Letter, each Party hereto irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Investment Commitment Letter or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Investment Commitment Letter, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

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(c) Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in Sections 13(a) or 13(b) shall limit the authority of the Bankruptcy Court to hear any matter under or arising out of or in connection with this Investment Commitment Letter. Further, if the Chapter 11 Cases are commenced, each of the Parties hereby irrevocably and unconditionally agrees for itself that (i) any legal action, suit or proceeding against it with respect to any matter under this Investment Commitment Letter or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and (ii) it accepts and submits itself to the exclusive jurisdiction of the Bankruptcy Court, generally and unconditionally, with respect to any such action, suit or proceeding, and waives any objection it may have to venue or the convenience of the forum.

14. Waivers and Amendments. Except as set forth in the last sentence of this Section 14, this Investment Commitment Letter may only be modified or amended, and any of the terms hereof may only be waived, by an agreement in writing signed by each of the GateHouse Parties and Plan Sponsor. For the avoidance of doubt, any modification, amendment or waiver that is expressly permitted under this Investment Commitment Letter with the prior consent of the GateHouse Parties and/or Plan Sponsor is not a modification, amendment or waiver that is subject to this Section 14.

15. Miscellaneous. This Investment Commitment Letter: (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the Parties with respect to the subject matter hereof; (b) shall not be assignable by the GateHouse Parties without the prior written consent of Plan Sponsor (and any purported assignment without such consent shall be null and void); (c) shall not be assignable by Plan Sponsor except to its affiliates, successors or designees as may be reasonably acceptable to the GateHouse Parties; and (d) is intended to be solely for the benefit of the GateHouse Parties and Plan Sponsor and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the GateHouse Parties and Plan Sponsor.

16. Counterparts. This Investment Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Investment Commitment Letter by facsimile transmission or electronic mail in portable document format (pdf) shall be effective as delivery of a manually executed counterpart hereof.

17. Headings. The headings in this Investment Commitment Letter are for reference purposes only and shall not in any way affect the meaning or interpretation of this Investment Commitment Letter.

18. Automatic Stay. Each of the GateHouse Parties acknowledges that the giving of notice of termination by any Party pursuant to this Investment Commitment Letter shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code.

[Remainder of Page Intentionally Left Blank]

8

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof not later than September 3, 2013.

Very truly yours,

NEWCASTLE INVESTMENT CORP.

By:	/s/ Kenneth Riis
Name:	Kenneth Riis
Title:	Chief Executive Officer

Agreed and accepted on this

3rd day of September, 2013:

GATEHOUSE MEDIA, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENHE ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS,
INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CORNING HOLDINGS, INC., a Nevada corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEVADA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LIBERTY SMC, L.L.C., a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

MINERAL DAILY NEWS TRIBUNE, INC.,
a West Virginia corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWS LEADER, INC., a Louisiana corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

TERRY NEWSPAPERS, INC., an Iowa corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES, a California corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

THE PEORIA JOURNAL STAR, INC.,
an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.,
a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

EXHIBIT I TO THE DISCLOSURE STATEMENT

NEW DEBT FACILITY TERM SHEET

New Debt Facility Term Sheet

Borrower	Reorganized GateHouse

Facility	Senior Secured Loan of $150 million ($72 million 2014 EBITDA post Management Fee) • 2014 Debt / EBITDA of 2.08x

Interest rate / OID	L + 7.50% (Libor floor 1.25%) / 99

Term	5 years

Mandatory amortization	2.5% per annum for Years 1 and 2 5.0% per annum thereafter

Excess cash flow sweep	0% when total secured leverage is less than 2.25x 50% when total secured leverage is equal to 2.25x and less than 2.5x 75% when total secured leverage is equal to or greater than 2.5x

Soft-Call Protection	102 in Year 1 101 in Year 2

Security	Substantially all of the assets of the Borrower and subsidiary guarantors and pledge of capital stock of the Borrower and wholly-owned subsidiaries to be agreed upon

Financial Covenants	Maximum total senior secured leverage ratio 3.50x

Material Debt Terms	The foregoing are the material terms of a Financing, if any (the “Material Debt Terms”). The definitive debt documents for the Financing shall be consistent with (or better than) the Material Debt Terms and contain other reasonable customary provisions.

EXHIBIT J TO THE DISCLOSURE STATEMENT

REGISTRATION RIGHTS TERMS

Registration Rights Terms

Initial Shelf Registration Statement

New Media will use commercially reasonable efforts to file a shelf registration statement (the “Initial Shelf Registration Statement”) as soon as reasonably practicable, but no later than the later of (i) 120 days following the Effective Date and (ii) 14 days after the required financial are completed in the ordinary course of business, providing for the registration and sale by the Reg Rights Holder of such Reg Rights Holder’s New Media Common Stock (the “Registrable Securities”).

The Initial Shelf Registration Statement will be an evergreen shelf registration statement.

Underwriter	The underwriter will be chosen by the Reg Right Holder, subject to the reasonable consent of New Media (the “Underwriter”).

Demand Rights Under Initial Registration Statement	During the first twelve months following the Listing, the Reg Rights Holder will have one underwritten demand right in the aggregate with respect to some or all of the Registrable Securities under the Initial Registration Statement (the “Initial Demand Right”).

Resale Shelf Registration Statement	Once New Media is eligible to use Form S-3, New Media will use commercially reasonable efforts to file a resale shelf registration statement (the “Resale Shelf Registration Statement”) providing for the registration and sale on a continuous or delayed basis by the Reg Rights Holder of the Registrable Securities (the “Shelf Demand Rights”).

Minimum Ownership Threshold	Neither the Initial Demand Right nor any Shelf Demand Right may be exercised by a Reg Rights Holder that holds less than 3% of the then outstanding New Media Common Stock.

Expenses	New Media will bear all registration expenses (exclusive of underwriting discount and commissions) of all such registrations.

Indemnification

New Media will provide customary indemnification to the Reg Rights Holder for disclosure claims relating to disclosures prepared by New Media in connection with any offerings, other than in connection with information provided by any Reg Rights Holder.

Each Reg Rights Holder will provide customary indemnification, on several but not joint basis, to New Media for information that such Reg Rights Holder provides to New Media to include in any offering prospectus.

Transferability	The rights and obligations under the Registration Rights Agreement will be freely assignable to a purchaser of 10% or more of New Media Common Stock.

Other Terms	Other terms of the Registration Rights Agreement will be customary. Any Blackout Periods will be negotiated and agreed to by the Parties in the definitive agreement.